                                                     REGISTRATION NO. 333-128911

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                  (Amendment-No. 1)


                            INTELLIPHARMACEUTICS LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                         2834                  05-0496586
   (STATE OR JURISDICTION OF          (PRIMARY STANDARD        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
                                        CODE NUMBER)

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                     DR. ISA ODIDI, CHIEF EXECUTIVE OFFICER
                                30 WORCESTER ROAD
                        TORONTO, ONTARIO, CANADA M9W 5X2
                                 (416) 798-3001

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)





                             CT CORPORATION SYSTEM
                         111 EIGHTH AVENUE, 13TH FLOOR
                               NEW YORK, NY 10011
                                 (212) 590-9331


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As Soon As Practicable After This Registration Statement Becomes Effective.

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [INDICATE CHECK]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED
                                                             MAXIMUM       PROPOSED
                                                             OFFERING      MAXIMUM
                                                AMOUNT        PRICE       AGGREGATE      AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE        TO BE         PER         OFFERING    REGISTRATION
                   REGISTERED                 REGISTERED   SECURITY(1)      PRICE           FEE
  ---------------------------------------     ----------   -----------   -----------   ------------
Common Stock, $.001 par value per share (2)    5,193,946      $2.00      $10,387,892     $1,111.50
Common Stock, $.001 par value per share (3)   10,850,000      $2.00      $21,700,000     $2,321.90
Common Stock, $.001 par value per share (4)    5,278,500      $2.00      $10,557,000     $1,129.60
Total (5)                                     21,322,446                 $42,644,892     $4,563.00

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)  Represents Common Stock held by Selling Securityholders.

(3) Represents Common Stock underlying IntelliPharmaCeutics Corp. Convertible Voting Stock held by IntelliPharmaCeutics Inc. that may be converted into the same number of shares of Exchangeable Stock of IntelliPharmaCeutics Corp. which are exchangeable into the same number of shares of Common Stock of IntelliPharmaCeutics Ltd.

(4) Represents Common Stock underlying warrants and options held by Selling Securityholders.


(5) Fees of 5,001.65 were paid in connection with the filing of the original Registration Statement on October 7, 2005 to register 21,247,446 shares.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.


                                EXPLANATORY NOTE




In filing this registration statement, the Registrant is not relying in any way on the filed reports, business or assets of Ready Capital Corp., a company with which the Registrant entered into a share exchange agreement in 2004. Ready Capital Corp. was a blank check corporation and did not at any time have an active business. Ready Capital Corp., prior to the transaction, and IntelliPharmaCeutics, after the transaction, from time to time filed certain reports with the Securities and Exchange Commission. These reports were filed on a voluntary basis. They do not contain any information that the Registrant believes is relevant to an understanding of the Registrant's current business or financial condition. Consequently, the Registrant encourages investors to rely on the information in this registration statement and not in any earlier filings that appear in the Registrant's EDGAR file with the SEC.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2006


                            INTELLIPHARMACEUTICS LTD.


                              21,322,446 SHARES OF


                                  COMMON STOCK


This prospectus relates to the public offering of an aggregate of 21,322,446 shares of common stock which may be sold from time to time by the selling stockholders of IntelliPharmaCeutics Ltd. named in this prospectus. Of these shares, 5,278,500 shares are issuable upon the exercise of options and warrants, and 10,850,000 shares are issuable upon the (1) exchange by IntelliPharmaCeutics Inc. of Exchangeable Stock in IntelliPharmaCeutics Corp. that it is entitled to acquire, and (2) cancellation of 10,850,000 Special Voting Stock currently owned by IntelliPharmaCeutics Inc. in IntelliPharmaCeutics Ltd. The Company receives monies only upon sales from conversion of the warrants and options and not from the sale of the offered shares.


The shares of common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 19.

We have paid the expenses of preparing this prospectus and the related registration expenses.

Our common stock is not traded on any exchange or market system. We intend to apply to list our common stock on either the Nasdaq SmallCap Market, the American Stock Exchange, or the OTC Bulletin Board.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 2

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS FEBRUARY 27, 2006

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY.......................................................      1
RISK FACTORS.............................................................      2
USE OF PROCEEDS..........................................................     15
SELLING STOCKHOLDERS.....................................................     15
PLAN OF DISTRIBUTION.....................................................     19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.................     20
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS.................................................     21
BUSINESS.................................................................     29
MANAGEMENT...............................................................     41
EXECUTIVE COMPENSATION...................................................     43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................     44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........     45
DESCRIPTION OF SECURITIES................................................     46
SHARES ELIGIBLE FOR FUTURE SALE..........................................     47
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................     48
LEGAL MATTERS............................................................     48
EXPERTS..................................................................     49
ADDITIONAL INFORMATION...................................................     49
FINANCIAL STATEMENTS.....................................................    F-1
   CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING
      DECEMBER 31, 2004..................................................    F-1
   INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE PERIOD
      ENDING MARCH 31, 2005..............................................   F-18
   INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS FOR THE PERIOD
      ENDING JUNE 30, 2005...............................................   F-32
   INTERIM CONSOLIDATED CONDENSED FINANCIAL  STATEMENTS FOR THE PERIOD
      ENDING SEPTEMBER 30, 2005..........................................   F-46
   FINANCIAL STATEMENTS OF INTELLIPHARMACEUTICS CORP. FOR THE YEAR
      ENDING DECEMBER 31, 2003...........................................   F-60
   FINANCIAL STATEMENTS OF READY CAPITAL CORP. FOR THE YEAR ENDING
      DECEMBER 31, 2003..................................................   F-72
INFORMATION NOT REQUIRED IN PROSPECTUS...................................   II-1

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. Since we operate solely through our operating affiliate IntelliPharmaCeutics Corp., as used throughout this prospectus, the terms the "Company," "we," "us," and "our" refer to IntelliPharmaCeutics Ltd. or IntelliPharmaCeutics Corp., as the case may be.

                            INTELLIPHARMACEUTICS LTD.

     IntelliPharmaCeutics Ltd., through IntelliPharmaCeutics Corp., a Nova Scotia corporation, develops, licenses, and markets both new and generic controlled-release pharmaceutical products. Our principal executive offices are located at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2 and our telephone number is (416) 798-3001.

                                  THE OFFERING


Common stock outstanding         5,193,946 shares.
before the offering

Common stock offered by          Up to 21,322,446 shares, assuming full
selling stockholders             conversion of our operating company's
                                 Exchangeable Stock, and exercise of all
                                 warrants and unvested options.

Common stock to be outstanding   Up to 21,322,446 shares.
after the offering

Risk Factors                     See "Risk Factors," beginning on p.2 for a
                                 description of certain factors you should
                                 consider before making an investment in our
                                 common stock.

Use of Proceeds                  We will not receive any proceeds from the sale
                                 of the common stock issued upon conversion of
                                 the Exchangeable Stock. We will receive
                                 proceeds from the conversion of outstanding
                                 warrants and options. See "Use of Proceeds" for
                                 a complete description.

Forward-Looking Statements       This prospectus contains forward-looking
                                 statements that address, among other things,
                                 our expansion and acquisition strategy,
                                 business development, use of proceeds,
                                 projected capital expenditures, liquidity, and
                                 our development of additional revenue sources.
                                 The forward-looking statements are based on our
                                 current expectations and are subject to risks,
                                 uncertainties and assumptions. We base these
                                 forward-looking statements on information
                                 currently available to us, and we assume no
                                 obligation to update them. Our actual results
                                 may differ materially from the results
                                 anticipated in these forward-looking
                                 statements, due to various factors.

                                  RISK FACTORS

CAUTIONARY STATEMENTS

     This prospectus contains forward-looking statements that should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s).

     Except for historical information, this prospectus, the registration statement on Form SB-2, of which this prospectus forms a part, our Annual Reports on Form 10-KSB, our quarterly reports on Form 10-QSB, our current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain forward-looking statements.

     In addition, representatives of our Company may, from time to time, participate in speeches and calls with market analysts, conferences with investors and potential investors in our securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be forward-looking and should be considered in the context of the cautionary statements in such presentations and in this prospectus.

     It is not reasonably possible to itemize all of the many factors and specific events that could affect us and/or our industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company may appear or be otherwise conveyed together with such statements.

RISKS AND UNCERTAINTIES

The Company is subject to risks, events and uncertainties, or "risk factors", associated with being both a publicly-traded company operating in the biopharmaceutical industry, and as an enterprise with several projects in the research and development stage. Such risk factors could cause reported financial information to not necessarily be indicative of future operating results or of future financial position. The Company cannot predict all of the risk factors, nor can it assess the impact, if any, of such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause future results or financial position to differ materially from those reported or those projected in any forward-looking statements. Accordingly, reported financial information and forward-looking statements should not be relied upon as a prediction of future actual results.

An investment in our common stock involves a high degree of risk. Before deciding whether to invest, you should read and consider carefully the following risk factors.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE A LIMITED OPERATING HISTORY, WORKING CAPITAL, ACCUMULATED DEFICITS AND LOSSES WHICH COULD HINDER OUR VALUE OR OUR ABILITY TO OBTAIN ADDITIONAL CAPITAL, IF NEEDED.


     Our operating company, IntelliPharmaCeutics Corp., commenced operations in 2002 and has incurred losses through the quarterly period ended September 30, 2005. For the years ended December 31, 2004, 2003 and 2002 we incurred losses of $1,662,352, $881,159 and $95,802, respectively. For the nine months ended September 30, 2005, we incurred an additional loss of $1,657,732. As at September 30, 2005, we had an accumulated deficit of $4,297,046. These historical financial losses and financial condition could make it more difficult for us to obtain financing in the future or could reduce the value the market places on our common stock. See the Financial Statements commencing on page F-1.


WE WILL CONTINUE TO INCUR LOSSES AND WE MAY NEVER ACHIEVE PROFITABILITY.

     We will continue to incur losses as we engage in the development of products in our pipeline. There can be no assurance that we will ever be able to achieve or sustain profitability or positive cash flow. Our ultimate success will depend on whether our drug formulations receive the approval of the Food and Drug Administration ("FDA") and we are able to successfully market approved products. We cannot be certain that we will be able to receive FDA approval for any of our drug formulations, or that we will reach the level of sales and revenues necessary to achieve and sustain profitability. We may not be able to execute our current business plan and fund business operations long enough to achieve positive cash flow. Furthermore, we may be forced to reduce our expenses and cash expenditures to a material extent, which would impair our ability to execute our business plan.

WE WILL NEED ADDITIONAL CAPITAL, AND CANNOT ASSURE YOU THAT ADDITIONAL CAPITAL WILL BE AVAILABLE TO US.

     We plan to sell additional equity to raise additional capital in the very near future to provide a more substantial base of working capital. While we will seek to raise this capital at increasing valuations, no assurance can be given that future investors will be willing to invest at any increased valuation levels. We have no commitment for any such additional future capital, and we cannot assure you that additional capital will be available to us on terms acceptable to us, or at all. Any sale of equity in the future may be highly dilutive or on terms disadvantageous to our present shareholders.

IF WE LOSE OUR KEY PERSONNEL, OR IF WE ARE UNABLE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, THEN WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR BUSINESS.

     We are dependent upon the scientific expertise of Dr. Isa Odidi, Chairman and Chief Executive Officer, and Dr. Amina Odidi, President and Chief Operating Officer. Although we now employ, and will in the future continue to employ, other qualified scientists only Drs. Isa and Amina Odidi have the advanced knowledge, knowhow and track record of having successfully developed controlled-release products for other companies. Drs. Odidi have entered into three-year employment agreements providing for annual compensations of $200,000 per year with 20% annual increases. See "Management, Page 41".

WE MAY BE UNABLE TO RETAIN SKILLED PERSONNEL AND MAINTAIN KEY RELATIONSHIPS.

     The success of our business depends, in large part, on our continued ability to attract and retain highly qualified management, scientific, manufacturing and sales and marketing personnel, on our ability to successfully integrate large number of new employees into our corporate culture, and on our ability to develop and maintain important relationships with leading research and medical institutions and key distributors. Competition for these types of personnel and relationships is intense, and the failure to obtain and retain such personnel could have material adverse consequences.


AS AT SEPTEMBER 30, 2005, WE OWE DRS. ISA AND AMINA ODIDI AN AGGREGATE OF $1,600,826 (CAN$1,861,280), AND WE ARE OBLIGATED TO SATISFY THIS DEBT FROM 25% OF OUR GROSS REVENUES, IF ANY, WHICH COULD DRAIN OUR LIMITED RESOURCES.



     As at September 30, 2005, owe Drs. Isa and Amina Odidi, our Chief Executive Officer and Chief Operating Officer, respectively, $1,600,826 (Can$1,861,280) in connection with loans previously made by them to us. This obligation is payable from 25% of gross revenues, or 100% of Canadian Research Tax Credits arising from research completed prior to September 10, 2004, pro rata, until satisfied. The payment of this obligation could restrict, or slow, the implementation of our business plan. See "Management."


WE MAY NOT HAVE SUFFICIENT INTELLECTUAL PROPERTY PROTECTION. UNCERTAINTY CAN ARISE REGARDING THE APPLICABILITY OF OUR PATENTS AND PROPRIETARY TECHNOLOGY AND PATENT PROTECTION IS UNPREDICTABLE.

     We hold numerous U.S. and foreign patents and have many pending applications for additional patents. We intend to continue to seek patent protection for, or maintain as trade secrets, all of the commercially promising drug delivery platforms and technologies that we have discovered, developed or acquired. Our success depends, in part, on our ability, and our collaborative partners' ability, to obtain and maintain patent protection for new product candidates, maintain trade secret protection and operate without infringing the proprietary rights of third parties. As with most biotechnology and pharmaceutical companies, our patent position is highly uncertain and involves complex legal and factual questions. Without patent and other similar protection, other companies could offer substantially identical products for sale without incurring the sizeable development costs that we have incurred. Our ability to recover these expenditures and realize profits upon the sale of products could be diminished. The process of obtaining patents can be time-consuming and expensive with no certainty of success. Even if we spend the necessary time and money, a patent may not issue or it may insufficiently protect the technology it was intended to protect. We can never be certain that we were first to develop the technology or that we were the first to file a patent application for the particular technology because most U.S. patent applications are confidential until a patent issues, and publications in the scientific or patent literature lag behind actual discoveries. If our pending patent applications are not approved for any reason, or if we are unable to receive patent protection for additional proprietary technologies that we develop, the degree of future protection for our proprietary rights will remain uncertain. Furthermore, third parties may independently develop similar or alternative technologies, duplicate some or all of our technologies, design around our patented technologies or challenge our issued patents. Such third parties may have filed patent applications, or hold issued patents, relating to products or processes competitive with those we are developing. The patents of our competitors may impair our ability to do business in a particular area. Our success will depend, in part, on our ability to obtain patents, protect trade secrets and other proprietary information and operate without infringing on the proprietary rights of others.

     With respect to the segment of our business where we develop bio-equivalent versions of existing drugs, there has been substantial litigation in the pharmaceutical industry concerning the manufacture, use and sale of new products that are the subject of conflicting patent rights. When we file an Abbreviated New Drug Application ("ANDA") for a bio-equivalent version of a drug, we may, in some circumstances, be required to certify to the FDA that any patent which has been listed with the FDA as covering the branded product has expired, the date any such patent will expire, or that any such patent is invalid or will not be infringed by the manufacture, sale or use of the new drug for which the application is submitted. Approval of an ANDA is not effective until each listed patent expires, unless the applicant certifies that the patents at issue are not infringed or are invalid and so notifies the patent holder and the holder of the branded product. A patent holder may challenge a notice of non-infringement or invalidity by suing for patent infringement within 45 days of receiving notice. Such a challenge would prevent FDA approval for a period which ends 30 months after the receipt of notice, or sooner if an appropriate court rules that the patent is invalid or not infringed. From time to time, in the ordinary course of business, we face such challenges.

     The expense of litigation, whether or not we are successful, could drain limited financial resources, affecting our business, results of operations, financial condition and cash flows. Such lawsuits may be brought and the ultimate outcome of such litigation, if commenced, could materially affect our business, results of operations, financial condition and cash flows. Regardless of FDA approval, should anyone commence a lawsuit with respect to any alleged patent infringement by us, whether because of the filing of an ANDA or otherwise, the uncertainties inherent in patent litigation make the outcome of such litigation difficult to predict.

     We rely on trade secrets, know-how and other proprietary information as well as requiring our employees and other vendors and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and we may not have adequate remedies for such breaches. Others may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner.

     THE SUCCESSFUL DEVELOPMENT OF ANY OF THE COMPANY'S PRODUCTS IS HIGHLY UNCERTAIN AND REQUIRES SIGNIFICANT EXPENDITURES.

     Successful development of the Company's products is highly uncertain and is dependent on numerous factors, many of which are beyond our control. Products that appear promising in research or early phases of development may fail to reach later stages of development or the market for several reasons including:

     (a) For ANDA candidates, clinical trial results may not meet regulatory requirements for the demonstration of bio-equivalence, or may show the product to be less effective than desired (e.g., the trial failed to meet its primary or secondary objectives) or to have harmful or problematic side effects.

     (b) For NDA candidates, a product may not demonstrate acceptable clinical trial results, even though it demonstrated positive pre-clinical trial results.

     (c) For NDA candidates, a product may not be effective in treating a specified condition or illness.

     (d)  A product may have harmful side effects on humans.

     (e) Products may fail to receive the necessary regulatory approvals from the FDA or other regulatory bodies, or there may be delays in receiving such approvals. Among other things, such delays may be caused by slow enrolment in clinical studies, extended lengths of time to achieve study endpoints, additional time requirements for data analysis, discussions with the FDA, FDA requests for additional preclinical or clinical data, or unexpected safety, efficacy or manufacturing issues.

     (f) Difficulties may be encountered in formulating products, scaling up manufacturing processes or in getting approval for manufacturing.

     (g) Manufacturing costs, pricing or reimbursement issues, other competitive therapeutics, or other commercial factors may make the product uneconomical.

     (h) The proprietary rights of others, and their competing products and technologies, may prevent the product from being developed or commercialized.

     Success in preclinical and early clinical trials does not ensure that large-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict.

     Factors affecting our R&D expenses include, but are not limited to the number of, and the outcomes of, clinical trials currently being conducted by us and/or our collaborators. For example, our R&D expenses may increase based on the number of late-stage clinical trials being conducted by us and/or our collaborators.

          As a result, there can be no assurance that any of our products currently in development will ever be successfully commercialized.

BECAUSE WE HAVE LIMITED EXPERIENCE IN MARKETING OR SELLING OUR PROPOSED PRODUCTS, THESE PRODUCTS MAY NEVER BE SUCCESSFUL.

     Even if we are able to develop our products and obtain necessary regulatory approvals, we have limited experience or capabilities in marketing or commercializing any of our proposed products. We are dependent on our ability to find marketing partners or contract sales companies for commercial sale of our products. Even if we find a potential marketing partner, we may not be able to negotiate a licensing contract on favorable terms to justify our investment or achieve adequate revenues. In addition, a licensing transaction with a marketing partner does not assure a product's success, which is dependent upon patients, physicians or third-party payers' accepting the product.

     Our products may prove to be unsuccessful if various parties, including government health administration authorities, private health care insurers and other health care payers, such as health maintenance organizations and self-insured employee plans that determine reimbursement to the consumer, do not accept our products. We cannot assure you that reimbursement will be available at all or at levels sufficient to allow our marketing partners to achieve profitable price levels for our products. If we fail to achieve adequate reimbursement levels, patients may not purchase our products and sales of these products will be reduced.

WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST OUR CURRENT AND FUTURE COMPETITORS.

     Our competitors are numerous and include, among others, major pharmaceutical companies, biotechnology firms, universities and other research institutions. Our competitors may succeed in developing technologies and products that are more effective than drug delivery technology we are developing or that will cause our technology or products to become obsolete or noncompetitive. In addition, our potential products, if approved and commercialized, will compete against well-established existing products.

     Many of our competitors have substantially greater financial and technical resources and production and marketing capabilities than we have. They also may have greater experience in conducting preclinical testing and clinical trials of pharmaceutical products and obtaining FDA and other regulatory approvals. Therefore, our competitors may succeed in obtaining FDA approval for products faster than we could. Even if we commence commercial sales of our products, we will also be competing against their greater manufacturing efficiency and marketing capabilities, areas in which we have limited or no experience. We also face and will continue to face intense competition from other companies for collaboration arrangements with other pharmaceutical and biotechnology companies.

     Although we believe that our ownership of patents for some of our drug delivery products will limit direct competition with these products, we must also compete with other promising technologies and other products and delivery alternatives that may be more effective than our products and proposed products. In addition, we may not be able to compete effectively with other commercially available products or drug delivery technologies.

IF WE FAIL TO NEGOTIATE OR MAINTAIN SUCCESSFUL COLLABORATIVE ARRANGEMENTS WITH THIRD PARTIES, OUR DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES MAY BE DELAYED OR REDUCED.

     In the past, we have entered into, and expect to enter into in the future, collaborative arrangements with third parties who provide us with funding and/or who perform research, development, regulatory compliance, manufacturing or commercialization activities relating to some or all of our product candidates. If we fail to secure or maintain successful collaborative arrangements, our development and commercialization activities may be delayed or reduced.

     These collaborative agreements can be terminated under certain conditions by our partners. Our partners may also under some circumstances independently pursue competing products, delivery approaches or technologies. Even if our partners continue their contributions to our collaborative arrangements, they may nevertheless determine not to actively pursue the development or commercialization of any resulting products. Also, our partners may fail to perform their obligations under the collaborative arrangements or may be slow in performing their obligations. In addition, our partners may experience financial difficulties at any time that could prevent them from having available funds to contribute to these collaborations. In these circumstances, our ability to develop and market potential products could be severely limited.

DIFFICULTIES OR DELAYS IN PRODUCT MANUFACTURING COULD HARM OUR BUSINESS.

     We currently do not produce any products, but plan to in the future, either directly or via contractors. Problems with any of our facilities or manufacturing processes, or our contractors' financial viability, facilities or manufacturing processes could result in failure to produce adequate product supplies or product defects, which could require us to delay shipment of products, recall products previously shipped or to be unable to supply products at all.

     In addition, any prolonged interruption in the operations of our, or our contractors', manufacturing facilities could result in cancellations of shipments, loss of product in the process of being manufactured, or a shortfall or stock-out of available product inventory, any of which could have a material adverse impact on our business. A number of factors could cause prolonged interruptions, including the inability of a supplier to provide raw materials used for manufacture of our products, equipment obsolescence, malfunctions or failures, product contamination problems, damage to a facility, including future warehouses and distribution facilities, due to natural disasters, changes in FDA regulatory requirements or standards that require modifications to our manufacturing processes, action by the FDA or by us that results in the halting or slowdown of production of one or more of our products due to regulatory issues, a contract manufacturer going out of business or failing to produce product as contractually required or other similar factors.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT MAY CAUSE US TO CANCEL OR DELAY THE INTRODUCTION OF OUR PRODUCTS TO MARKET.

     The cost of complying with government regulation can be substantial. Governmental authorities in the United States and Canada and comparable authorities in foreign countries also regulate the research and development, testing and safety of pharmaceutical products. The regulations applicable to our existing and future products may change. There can be long delays in obtaining required clearances from regulatory authorities in any country after applications are filed. Government agencies in the United States, Canada and other countries in which we carry on business regulate pharmaceutical products intended for human use. Regulations require extensive clinical trials and other testing and government review and final approval before we can market these products.

     Requirements for approval vary widely from country to country outside of the United States and Canada. Whether or not approved in the United States or Canada, regulatory authorities in other countries must approve a product prior to the commencement of marketing the product in those countries. The time required to obtain any such approval may be longer than in the United States or Canada. Any failure or delay in obtaining regulatory approvals could make us unable to market any products we develop and therefore affect our business, results of operations, financial condition and cash flows.

OTHER FACTORS COULD AFFECT OUR PRODUCT SALES.

     Other factors that could affect our product sales include, but are not limited to:

     (a)  The timing of FDA approval, if any, of competitive products.

     (b) Pricing decisions, including decisions of our licensed distributors to increase or decrease the price of a product, and the pricing decisions of competitors.

     (c) Government and third-party payor reimbursement and coverage decisions that affect the utilization of our products and competing products.

     (d) Negative safety or efficacy data from new clinical studies causing the utilization and sales of our products to decrease.

     (e) Negative safety or efficacy data from post-approval marketing experience causing sales of our products to decrease or for a product to be recalled.

     (f) The degree of patent protection afforded our products by patents granted to us, and by the outcome of litigation involving our patents.

     (g) The outcome of litigation involving patents of other companies concerning our products or processes related to production and formulation of those products or uses of those products.

     (h)  The increasing use and development of alternate therapies.

     (i)  The rate of market penetration by competing products.

     (j) The termination of an existing arrangement with any of the wholesalers who may supply our products.

WE MAY BE REQUIRED TO INSTITUTE OR DEFEND LAWSUITS, POSSIBLY RESULTING IN MONETARY DAMAGES THAT COULD DISRUPT OUR BUSINESS OPERATIONS.

     There is currently no pending litigation or threatened claim against us; however, the pharmaceutical industry is highly litigious. The cost of commencing or defending litigation, if necessary, could be significant and could significantly drain our resources and disrupt our business operations.

     While there is no litigation pending or threatened against the Company, litigation to which we may be subjected could relate to, among other things, our patent and other intellectual property rights, licensing arrangements with other persons, product liability and financing activities. Such litigation could include an injunction against the manufacture or sale of a product or potential product or a significant jury verdict or punitive damages award, or a judgment that certain of our patent or other intellectual property rights are invalid or unenforceable.

OUR BUSINESS MAY INCUR SUBSTANTIAL EXPENSE TO COMPLY WITH ENVIRONMENTAL LAWS AND REGULATIONS.

     We may incur substantial costs to comply with environmental laws and regulations. In addition, we may discover currently unknown environmental problems or conditions. We are subject to extensive federal, state, provincial and local environmental laws and regulations which govern the discharge, emission, storage, handling and disposal of a variety of substances that may be used in, or result from, our operations. Environmental laws or regulations (or their interpretation) may become more stringent in the future.

WE ARE EXPOSED TO FLUCTUATIONS IN EXCHANGE RATES AND EXCHANGE CONTROL REGULATIONS, WHICH COULD ADVERSELY AFFECT OUR PROFIT MARGINS.

     During the next twelve months, we expect to have more costs payable in foreign currencies. There may be instances where we have net foreign currency exposure. Although none of our current foreign operations have any such restrictions, some of the foreign currencies in which we may be paid in the future, might be subject to exchange control regulations or other impediments to convertibility to U.S. dollars. We may not be able to hedge our currency risks. To the extent that we are unable or choose not to convert these currencies to U.S. dollars or utilize them to pay our expenses in-country, we might earn revenues which we are unable to repatriate outside of the country in which they are earned.

CHANGES IN THE HEALTHCARE INDUSTRY THAT ARE BEYOND OUR CONTROL MAY BE DETRIMENTAL TO OUR BUSINESS.

     The healthcare industry is changing rapidly as the public, government, medical professionals and the pharmaceutical industry examine ways to broaden medical coverage while controlling the increase in healthcare costs. Potential changes could put pressure on the prices of prescription pharmaceutical products and reduce our business or prospects. We cannot predict when, if any, proposed healthcare reforms will be implemented, and these changes are beyond our control.

WE MAY INCUR MATERIAL PRODUCT LIABILITY COSTS.

     The testing and marketing of medical products entails an inherent risk of product liability. While we work almost exclusively with active ingredients which have been used safely in the marketplace for many years, liability exposures for biotherapeutics can be extremely large and pose a material risk. Our business may be materially and adversely affected by a successful product liability claim or claims in excess of any insurance coverage that we may have.

INSURANCE COVERAGE IS INCREASINGLY MORE DIFFICULT TO OBTAIN OR MAINTAIN.

     While we currently have insurance for our business, property and our products as they are dosed in clinical trials, first- and third-party insurance is increasingly more costly and narrower in scope, and we may be required to assume more risk in the future. If we are subject to third-party claims or suffer a loss or damage in excess of our insurance coverage, we may be required to bear that risk in excess of our insurance limits. Furthermore, any first- or third-party claims made on our insurance policy may impact our ability to obtain or maintain insurance coverage at reasonable costs or at all in the future.

THE COMPANY'S EFFECTIVE TAX RATE MAY VARY SIGNIFICANTLY.

     Various internal and external factors may have favorable or unfavorable effects on our future effective tax rate. These factors include but are not limited to changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, future levels of R&D spending, the availability of tax credit programs for the reimbursement of all or a significant proportion of R&D spending, and changes in overall levels of pretax earnings.

RECENT ACCOUNTING PRONOUNCEMENTS MAY IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     Under Financial Accounting Standards Board Interpretation No. 46R (FIN
46R), a revision to Interpretation 46, "Consolidation of Variable Interest Entities," there is a requirement to assess new business development collaborations as well as to reassess, upon certain events, the accounting treatment of business development collaborations based on the nature and extent of any interest we may have in such entities. Some of such events, as well as the extent of our ability to exercise influence in the entities with which we may have such collaborations with, maybe outside of our control. In future, if and when we have collaborations, our compliance with FIN 46R may result in our consolidation of companies or related entities with which we may have a collaborative arrangement with and the lack of control may have a material impact on our financial condition and/or results of operations in future periods. Currently, the Company is not a party to any agreements to which FIN 46R would be applicable.

     In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment," effective beginning after June 15, 2005. FAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and stock issued under employee stock purchase plans. We will be required to implement FAS 123R no later than the quarter that begins July 1, 2005. Our adoption will be applied on a modified prospective basis and measured and recognized on July 1, 2005. We expect that the adoption of FAS 123R will have a material adverse impact on our consolidated results of operations and financial position as we issue stock options to officers, directors, consultants etc. The impact will depend primarily on such factors as interest rates, the volatility of the stock and the number of stock options that are granted.

CONTINGENCIES AND LITIGATION.

     There has been, and we expect there may be significant litigation in the industry regarding commercial practices, regulatory issues, pricing, and patents and other intellectual property rights. Certain adverse unfavorable rulings or decisions in the future could create variability or have a material adverse effect on our future results of operations and financial position.

RISKS RELATED TO THE SECURITIES

THERE IS NO MARKET FOR OUR COMMON STOCK.

     We intend to apply for a listing of our common stock on either the Nasdaq SmallCap Market, the American Stock Exchange ("AMEX"), or, in the alternative, the OTC Bulletin Board, but have not yet done so. We may not meet the financial or minimum capital requirements of the Nasdaq SmallCap Market or AMEX upon completion of this offering, in which case, we will apply for listing on the Bulletin Board. For listing on the Bulletin Board, we will not have to meet any financial or minimum capital requirements, but will have to comply with Section 240.15c2-11 of the Code of Federal Regulations, which requires the provision of material information concerning the issuer, including information regarding the issuer's corporate structure, business, finances, and securities, as well as other information. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.

FLUCTUATIONS IN OUR OPERATING RESULTS COULD AFFECT THE PRICE OF OUR COMMON
STOCK.

     Our operating results may vary from period to period for several reasons including:

     (a)  The overall competitive environment for our products.

     (b) The amount and timing of sales to customers in the United States. For example, sales of a product may increase or decrease due to pricing changes, fluctuations in distributor buying patterns or sales initiatives that our authorized distributors may undertake from time to time.

     (c)  The timing and volume of bulk shipments to licensees.

     (d) The availability and extent of government and private third-party reimbursements for the cost of therapy.

     (e)  The extent of product discounts extended to customers.

     (f) The effectiveness and safety of our various products as determined both in clinical testing and by the accumulation of additional information on each product after the FDA approves it for sale.

     (g) The rate of adoption by physicians and the use of our products for approved indications and additional indications. Among other things, the rate of adoption by physicians and the use of our products may be affected by results of clinical studies reporting on the benefits or risks of a product.

     (h) The potential introduction of new products and additional indications for existing products.

     (i) The ability to successfully manufacture sufficient quantities of any particular marketed product.

     (j) The number and size of any product price increases our authorized distributors may issue.

OUR STOCK PRICE, LIKE THAT OF MANY BIOTECHNOLOGY COMPANIES, WILL LIKELY BE HIGHLY VOLATILE.

     The market prices for securities of biotechnology companies in general have been highly volatile and may continue to be highly volatile in the future. At such time as our securities are registered for trading, the market price of our common stock may be highly volatile.

     In addition, the following factors may have a significant impact on the market price of our common stock:

     (a) Announcements of technological innovations or new commercial products by us or our competitors.

     (b) Publicity regarding actual or potential medical results relating to products under development or being commercialized by us or our competitors.

     (c)  Litigation that might arise regarding proprietary and patent rights.

     (d) Regulatory developments or delays concerning our products in the United States and foreign countries.

     (e) Issues concerning the safety of our products or of biotechnology products generally.

     (f)  Economic and other external factors or a disaster or crisis.

     (g)  Period-to-period fluctuations in our financial results.

OUR CORPORATE AND CAPITAL STRUCTURE MAY BE CONFUSING TO PURCHASERS OF OUR COMMON STOCK, WHICH MAY AFFECT THE MARKET FOR OUR COMMON STOCK.

     For corporate and tax reasons that result in significant benefit for us, we have a corporate and capital structure that may be confusing to purchasers of our common stock. This could affect the market liquidity for our common stock, could limit your ability to sell your securities in the secondary market, and could inhibit our ability to raise future capital.

     Our outstanding capital stock includes common stock and a preferred stock, called Special Voting Stock. Our common stock has all the typical rights associated with common stock, including equity and voting interests. Our Special Voting Stock does not retain any equity interest, only voting rights. (See "Description of Securities," p. 44).

     IntelliPharmaCeutics Corp. ("IPC Corp.") has outstanding shares of convertible voting stock that can be converted into stock (Exchangeable Stock) that is exchangeable for our Common Stock (the Exchangeable Stock and Convertible Voting Stock together, the "Convertible Securities"). We own all of IPC Corp.'s common stock, which has all the typical rights associated with common stock, including equity and voting interests. None of the Convertible Securities retain any equity interest in IPC Corp., but rather, are economically equivalent to our common stock. (See "Description of Securities," p. 44).

     IntelliPharmaCeutics Inc., a Canadian holding company ("IPC Inc."), which is controlled by Drs. Isa and Amina Odidi, our Chief Executive Officer and President, respectively, holds all of our Special Voting Stock and all of the Convertible Securities.

     As a result, the holders of our common stock have an indirect equity interest in IPC Corp. equivalent to the voting interest such shareholders hold in us, approximately 32%. Similarly, IPC Inc., through its ownership of the Convertible Securities in us, has an indirect equity interest in IPC Corp. equivalent to the voting interest it holds in us, approximately 68%. We own 50% of the voting rights in IPC Corp., and IPC Inc. owns the other 50%.

                                  (FLOW CHART)

(1) Each Convertible Voting Share is convertible into one Exchangeable Share and is economically equivalent to one share of our common stock. Each Exchangeable Share is exchangeable for one share of our common stock.

INTELLIPHARMACEUTICS INC. ("IPC INC."), A CANADIAN HOLDING CORPORATION CONTROLLED BY DRS. ISA AND AMINA ODIDI, CONTROL US, AND YOU HAVE NO EFFECTIVE VOICE IN OUR MANAGEMENT.

     IPC Inc., a Canadian holding company owned by Drs. Isa and Amina Odidi, own approximately 68% of our outstanding voting stock. Additionally, Drs. Isa and Amina Odidi own 5,000,000 options to purchase our common stock, which vest upon the achievement of certain milestones. Since the majority of outstanding voting shares will be owned by Drs. Odidi, purchasers of the shares offered herein will have no effective voice in our management. See "Principal Stockholders," and "Executive Compensation."

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING IPC CORP.'S EXCHANGEABLE STOCK, OPTIONS AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


     As of September 30, 2005, we have outstanding warrants to purchase 278,500 shares of our common stock at a price of $3.00 per share, outstanding options to purchase 5,000,000 shares of our common stock at a price of $2.00 per share, which vest only upon certain conditions, and 10,850,000 shares of common stock issuable upon conversion of IPC Corp.'s Exchangeable Stock. This prospectus relates to the resale of up to 16,322,446 shares of common stock underlying convertible securities and warrants. Other than the 5,000,000 shares underlying the unvested options, all of the shares will be freely tradable upon the effective date of the registration statement, of which this prospectus forms a part, and may be sold without restriction, except for any such shares held by "affiliates" as that term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144. The sale of these shares may adversely affect the market price of our common stock.


OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT ITS LIQUIDITY.

     Our common stock is subject to regulations of the SEC relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

                                 USE OF PROCEEDS

     We will not receive proceeds from the resale of shares of common stock in this offering. In the future, we may receive up to a maximum of $827,400 from the exercise of the warrants, and up to $10,000,000 upon the exercise of stock options. Such proceeds, if any, will be used for working capital.

                              SELLING STOCKHOLDERS


     The following table sets forth the common stock ownership of the selling stockholders as of February 9, 2006, including the number of shares of common stock issuable upon the conversion of Exchangeable Stock and the exercise of warrants held by the selling stockholders, and shares of common stock underlying unvested options. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.



                                                                                          SECURITIES
                                   SECURITIES OWNED PRIOR                                 OWNED AFTER
                                        TO OFFERING           SECURITIES OFFERED (2)     OFFERING (3)
                                  -----------------------   --------------------------   ------------
                                                                           % OWNERSHIP
NAME OF SELLING SECURITY HOLDER   COMMON STOCK   WARRANTS   COMMON STOCK   OFFERED (4)   COMMON STOCK
-------------------------------   ------------   --------   ------------   -----------   ------------
IntelliPharmaCeutics Inc.         10,850,000(1)             10,850,000(1)     67.67            0
Aegis Capital Corp.                               23,550       23,550          0.15            0
John Allport (5)                     200,000                  200,000          1.25            0
Murray Alon                          100,000                  100,000          0.62            0
American Business Systems Inc.        23,333                   23,333          0.15            0
American Capital Resources, LLC       23,333                   23,333          0.15            0
Christopher J. Bardsley               14,000                   14,000          0.09            0
Elliot Bauer                           9,333                    9,333          0.06            0
Bear Stearns Securities Corp.         10,000                   10,000          0.06            0
Jerome Belson                        218,666                  218,666          1.36            0
Gerald A. Brauser                    496,665                  496,665          3.10            0
Bridge Ventures, Inc.                449,988                  449,988          2.81            0
Brino Investment Limited              20,000                   20,000          0.12            0
Urs Brunner                           35,000                   35,000          0.22            0
Tex Caldarola                          9,333                    9,333          0.06            0
Frank Carr                            14,000                   14,000          0.09            0
Cede & Company (6)                   153,995                  153,995          0.96            0
Leonard Cohen                         50,000                   50,000          0.31            0
Robert Henry Cohen                    25,000                   25,000          0.16            0
Abbas T Dahodwala                     25,000                   25,000          0.16            0
Alan Davis                            25,000                   25,000          0.16            0
Aruna A Desai, M.D.                   13,000                   13,000          0.08            0
Amit Doshi                            25,000                   25,000          0.16            0
Dutchess Foundation (7)              536,648                  536,648          3.35            0
Robert J. Eide                                    23,550       23,550          0.15            0
Equity Trust Company                  12,000                   12,000          0.07            0
F&M 18 Investment Partnership         25,000                   25,000          0.16            0

                                                                                          SECURITIES
                                   SECURITIES OWNED PRIOR                                 OWNED AFTER
                                        TO OFFERING           SECURITIES OFFERED (2)     OFFERING (3)
                                  -----------------------   --------------------------   ------------
                                                                           % OWNERSHIP
NAME OF SELLING SECURITY HOLDER   COMMON STOCK   WARRANTS   COMMON STOCK   OFFERED (4)   COMMON STOCK
-------------------------------   ------------   --------   ------------   -----------   ------------
Stanley Fox                            2,333                     2,333         0.01            0
Annelies Freedman                      6,500                     6,500         0.04            0
Michael Freedman                      23,333      75,000        98,333         0.61            0
Susan Freedman                        23,333                    23,333         0.15            0
Sharon Fuerst                         23,333                    23,333         0.15            0
Joseph Giamanco                      327,999                   327,999         2.05            0
Gilder Funding Corp.                  50,000                    50,000         0.31            0
Eric Goldstein                        23,333                    23,333         0.15            0
Norman Gottlieb                                   31,400        31,400         0.19            0
Frank Grillo                          37,332                    37,332         0.23            0
Hartzmank Investment, LLC             25,000                    25,000         0.16            0
HK Partners                            5,000                     5,000         0.03            0
Carole Howard                         23,333                    23,333         0.15            0
Robert Karsten                        75,000                    75,000         0.47            0
Keys Foundation                      150,000                   150,000         0.94            0
Marvin Kogod                          25,000                    25,000         0.16            0
Henry Kramer                          18,666                    18,666         0.12            0
Charles LaBella                       20,000                    20,000         0.12            0
Herbert Lanzet                        12,500                    12,500         0.08            0
Mak LLC                              100,000                   100,000         0.62            0
Rose McAllister                       18,666                    18,666         0.12            0
Ronald Menello                        50,000                    50,000         0.31            0
Metropolitan Commercial               23,333                    23,333         0.15            0
John A. Moore                         59,165                    59,165         0.37            0
Navaho Investment LP                  50,000                    50,000         0.31            0
Patricia Marie Nugent (5)            300,000                   300,000         1.87            0
Daniel Orenstein                      20,000                    20,000         0.12            0
Seymour Orenstein                     15,000                    15,000         0.09            0
Gerald Ortsman                        20,000                    20,000         0.12            0
Baji Palkhiwala                      146,665      50,000       196,665         1.21            0
Baji Palkhiwala &
   Christine C. Palkhiwala, JT        20,000                    20,000         0.12            0
Christine C. Palkhiwala               20,000                    20,000         0.12            0
Rasik A Patel                         10,000                    10,000         0.06            0
Shirish C Patrawalla                  10,000                    10,000         0.06            0
Kenneth M Reichle, Jr                 12,500                    12,500         0,08            0
Joseph C. Roselle                     28,436                    28,436         0.18            0
Robert Rosenblum                      12,500                    12,500         0.08            0
Lawrence Rubinstein                    6,000                     6,000         0.04            0
S&Z Equity Group LLC                  25,000                    25,000         0.16            0
Saphier Enterprises Ltd.,
   a Partnership                      12,500                    12,500         0.08            0
Albert L. Saphier IRA                 25,000                    25,000         0.16            0
Victor J Scaravilli                   12,500                    12,500         0.08            0
Adam C Schachter                      15,000                    15,000         0.09            0
Nancy Schachter                       15,000                    15,000         0.09            0

                                                                                          SECURITIES
                                   SECURITIES OWNED PRIOR                                 OWNED AFTER
                                        TO OFFERING           SECURITIES OFFERED (2)     OFFERING (3)
                                  -----------------------   --------------------------   ------------
                                                                           % OWNERSHIP
NAME OF SELLING SECURITY HOLDER   COMMON STOCK   WARRANTS   COMMON STOCK   OFFERED (4)   COMMON STOCK
-------------------------------   ------------   --------   ------------   -----------   ------------
Ronald Schaffer                       12,500                    12,500         0.08            0
J. Douglas Schmidt                     9,333                     9,333         0.06            0
Steve Schnipper                       12,500                    12,500         0.08            0
Securities Settlement Corp.           20,999                    20,999         0.13            0
Ethan Seer                            25,000                    25,000         0.16            0
Mehul Shah                            10,000                    10,000         0.06            0
Marvin Sheeba                         12,500                    12,500         0.08            0
Smacs Holding Corp.                   93,333                    93,333         0.58            0
Joel A. Stone                         12,500                    12,500         0.08            0
Leroy Strom                           12,500                    12,500         0.08            0
The  Gerald A Brauser
   Irrevocable Trust                 250,000                   250,000         1.56            0
The Sheth Living Trust                50,000                    50,000         0.31            0
Tisu Investment Limited               40,000                    40,000         0.25            0
Larry L. Weinman                      37,500                    37,500         0.23            0
Alan J Werksmans TTEE                 15,000                    15,000         0.09            0
Dianne Will (7)                       18,666                    18,666         0.12            0
Willstar Consultants, Inc. (7)                     25,000       25,000         0.15            0
Patrick Yat (5)                       50,000                    50,000         0.31            0
Z&K Consulting, LLC                                50,000       50,000         0.31            0
Oscar Zimmerman                       12,500                    12,500         0.08            0
Alan D. Wolfson                       75,000                    75,000         0.47            0
                                  ----------      -------   ----------         ----          ---
   Sub-Total                      16,043,946      278,500   16,322,446          100            0
                                  ----------      -------   ----------         ----          ---



                                   SECURITIES
                                    ISSUABLE
                                   SUBJECT TO               SECURITIES
                                   CONDITIONS                 OFFERED
                                  -----------               ----------
Drs. Isa and Amina Odidi (1)       5,000,000(1)              5,000,000(1)         0            0
                                  ----------      -------   ----------         ----          ---
   Total                          21,043,946      278,500   21,322,446          100            0
                                  ==========      =======   ==========         ====          ===


(1) Represents common shares issuable on ultimate conversion of 10,850,000 shares of Special Voting Stock owned by IntelliPharmaCeutics Inc. (see Page
     46). Drs Isa and Amina Odidi, our Chief Executive Officer and Chief Financial Officer, respectively, control IntelliPharmaCeutics Inc. Does not include 5,000,000 shares of common stock underlying unvested stock options, which only vest upon certain conditions.

(2) Assumes that all shares of common stock underlying the Exchangeable Stock and warrants will be issued.

(3)  Assumes that all securities registered will be sold.


(4) Applicable percentage ownership is based on 16,043,946 shares of common stock outstanding as of October 31, 2005, together with 278,500 warrants exercisable or convertible into shares of common stock within 60 days of the Effective Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the Effective Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(5) John Allport and Patrick Yat are officers of the Company. Patricia Marie Nugent is the wife of John Allport.

(6)  Represents shares of common stock held in street name by holders.

(7) Dutchess Foundation and Willstar Consultants, Inc. are entities controlled by Sharon Will and Diane Will, respectively. Sharon Will and Diane Will are former President and Secretary, respectively, of the Company.

                              PLAN OF DISTRIBUTION

     We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

     The selling stockholders and any pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     (a) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     (b) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     (c) purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     (d) an exchange distribution in accordance with the rules of the applicable exchange;

     (e)  privately negotiated transactions; or

     (f)  any other method permitted pursuant to applicable law.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to sales of shares to exceed what are customary in the types of transactions involved. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

     Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

     We are required to pay certain fees and expenses incurred incident to the registration of the shares. We estimate that the total expenses of the offering payable by us will be $65,000.00 . We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. WE WILL MAKE COPIES OF THIS PROSPECTUS AVAILABLE TO THE SELLING STOCKHOLDERS AND HAVE INFORMED THEM OF THE NEED TO DELIVER A COPY OF THIS PROSPECTUS TO EACH PURCHASER AT OR PRIOR TO THE TIME OF THE SALE.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

          There is currently no market for our common stock. We intend to apply for a listing of our common stock on either the Nasdaq SmallCap Market, AMEX, or, in the alternative, the OTC Bulletin Board, but have not yet done so. There can be no assurance that the application for our common stock will be approved, or that if it is approved and listed, that a market will ever develop.


          As of February 9, 2006, there were approximately 90 stockholders of record of the Company's common stock.


DIVIDEND POLICY

     To date, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, and such other factors deemed relevant by our Board of Directors.

                        MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The information in this prospectus contains certain forward-looking statements regarding, among other things, the anticipated financial and operating results of the Company and the prospects of the industry in which it operates. These statements should be read in the context of accompanying meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this prospectus are forward looking. The Company undertakes no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events. The Company cautions investors that actual financial and operating results and industry conditions may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.



The following discussion and analysis should be read in conjunction with the audited annual, and unaudited quarterly, consolidated financial statements of IntelliPharmaCeutics Ltd., included herewith, and the information under "Risk Factors". This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of the Company by the management of the Company.



Unless the context otherwise requires, the terms "we", "our" and "us" refer to IntelliPharmaCeutics Ltd. or IntelliPharmaCeutics Corp. as the context requires. Unless stated otherwise, all references to "$" are to the lawful currency of the United States and all references to "C$" are to the lawful currency of Canada.



      OVERVIEW



      IntelliPharmaCeutics Ltd. ("IPC Ltd") formerly Ready Capital Corp. (Ready), incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, Ready agreed to merge its wholly-owned Nova Scotia subsidiary into IntelliPharmaCeutics Corp., a Canadian pharmaceutical company ("IPC Corp."). On September 10, 2004, IPC Ltd. (the corporate successor of Ready) completed the merger of its Nova Scotia subsidiary with IPC Corp. and, at the same time, reincorporated itself in Delaware.



Since we operate solely through IPC Corp. the following discussion and analysis relates to the financial condition of IPC Corp.

We apply our proprietary drug delivery technology in two ways: (1) developing improved controlled-release versions of existing immediate-release branded drugs (requiring new drug applications (NDA), and (2) developing and commercializing controlled-release generics (requiring abbreviated new drug applications (ANDA). Controlled-release means releasing a drug into the bloodstream or a target site in the body over an extended period of time or at predetermined times. Generic drugs are bio-equivalent to existing controlled-release branded products.



We operate in the niche market created by the expiration of drug product patents and drug product exclusivity periods. To replace these revenues and lessen their dependence on internal development programs, large pharmaceutical companies are increasingly entering into strategic licensing arrangements with specialty pharmaceutical companies like ours.



We believe that (a) our technologies can improve the therapeutic effectiveness of successful drug compounds, with shortened development periods at reduced cost, (b) large pharmaceutical manufacturers will license our technologies for product life-cycle management and extension, and (c) manufacturers and distributors of generic drugs will license our technologies, increasing their portfolios of generic products.



We are currently focusing our efforts on the following areas:



      (a) obtaining FDA approval for one or more of eight oral generic controlled-release pharmaceutical products (ANDAs) already in development, and nine NDAs;



      (b) commercial exploitation of these products either by the collection of royalties or the sharing of profits from the manufacture and sale of licensed products by third party licensees, or through our own manufacture of tablets and capsules using our developed formulations and their sale by third party distributors; and



      (c) development of new products and the expansion of our licensing agreements with other pharmaceutical companies, including contract research and development projects, joint ventures and other collaborations.



We intend to collaborate in the development of products with partners, when such occasion may enhance the outcome of the project. We also plan to seek additional collaborations to develop more products. We believe that our business strategy enables us to reduce our risk by (a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.



      RESULTS OF OPERATIONS



Nine Month Period Ended September 30, 2005 Compared to the Nine Month Period Ended September 30, 2004



      Revenues. We recorded revenues of $0.00 for the nine months ended September 30, 2005 compared with $102,332 for the nine months ended September 30, 2004. This decrease in revenues was primarily attributable to initiation fees from a drug development contract that the Company entered into in 2004. The Company anticipates that it may receive further limited initiation fees and milestone payments from time to time as it pursues its objective of advancing its pipeline products by collaborations with third parties.

      Research and Development. The Company's expenditures for research and development was $579,839 from $423,730, an increase of $156,109 or 36.8%. This amount is in line with the Company's continued investment in its portfolio of NDA and ANDA as it executes its business plan. Compared to the corresponding period in 2004, we have more research and development staff on payroll and generally more R&D activity. We advanced three projects to pilot bio-equivalence studies recently and most of the costs of these studies was absorbed this period.



      Wages and Benefits. The Company's expenditures for wages and benefits was $145,314 from $192,019, a decrease of $46,705 or 24.3%. The decrease in administrative staff was due to non-cash compensation incurred in 2004 in the amount of $120,000 relating to the issuance of 60,000 common shares to employees for past services. Excluding this amount, this expenditure increased by $73,295. This increase is due to additional investment in administrative and support staff during the period.



      Administrative Costs. The Company's administrative expenditures for the period was increased $154,607 or 377.5% to $195,565 from $40,958. The increase is due to the Company building its administrative infrastructure to pursue its business plan. Compared to Q3 2004, we also incurred higher costs for accounting, auditing and other related professional services in connection with the filing of a registration statement and other materials with the Securities and Exchange Commission. Management anticipates maintaining this level for the foreseeable future.



      Occupancy Costs. The Company's occupancy costs increased 77.0% or $59,031 to $135,649 from $76,618. The increase is attributable to the fact that the Company relocated its offices to permit it to develop a full research laboratory and manufacturing scale-up facility as it pursues its development of its NDA and ANDA portfolio. We moved from about a 10,000 sq ft facility to a 25,000 sq ft one, therefore our lease costs, utility bills, maintenance and general upkeep increased substantially. It is anticipated that this amount shall be maintained at the current level.



      Marketing Costs. The Company's marketing costs, which include certain ongoing consulting contracts, increased by $155,850 or 67.6% to $386,441 from $230,591. The Company is actively pursuing procurement of licensing deals, co-development and other collaborations in accordance with our business plan. The short term benefit will be to increase cash flow in order to further our product development projects; in the longer term this will generate revenues and enable us to further develop and generate new technologies. It is anticipated that this amount shall be maintained at the current level for some time.



      Operating Loss. The Company's operating loss for the period was $1,442,808 versus $861,584, an increase of $581,224 or 67.5%. This increase is due to the reasons identified above. Management does not anticipate having an operating profit until after the Company has obtained approval for one or more applications, which is not anticipated to happen before late 2007.

      Depreciation. The Company's depreciation expense increased by 35.1% or $42,742 to $164,362 from $121,620. This is attributable to the additional investment in the Company's property and equipment as well as leasehold improvements, which relates to the relocation of the Company's offices and the Company's investment in the facility for research and development.



      Foreign Exchange. The Company's loss in foreign exchange was $25,740 versus a loss of $155,335 a year earlier. Although the Company has all of its activities in North America and does not generally anticipate currency fluctuation having a significant impact on the cash flow of the Company, recently there has been some significant fluctuation between the Canadian and US Dollar.



      Interest Income and Interest Expense: The interest income is a function of the Company's cash balance which is maintained in interest bearing short term financial instruments. Any change in interest income will depend on the Company's cash balance and hence on source of funds going forward. The interest expense is related to funds advanced from related parties and are to be repaid at the rate of the greater of 25% of gross revenues or 100% of Scientific Research & Experimental Development tax credits received in cash from Canadian tax authorities in respect of research carried out prior to September 10, 2004.



      Net Loss. The Company's net loss for the period was $1,657,732 versus $1,141,377 for an increase of $516,355 or 45.24%. The increase in the net loss is attributable to the various increases in the Company's operating expenses as mentioned and off-set by the gain in foreign exchange. The current period's net loss brings the Company's accumulated deficit to $4,297,046 from $2,639,314 at the beginning of the fiscal year.



Financial Condition, Liquidity and Capital Resources



We had cash reserves of $2,579,590 as at September 30, 2005, attributable to our private placement of common stock in which we raised $5,600,000 on September 10, 2004 and December 30, 2004 and $778,000 during the quarter ending September 30, 2005 to accredited investors.



Net cash used by operating activities was $1,606,834 for the period ended September 30, 2005, as compared to net cash used in operating activities of $277,926 a year earlier. The cash used was primarily attributable to the net loss of $1,493,370 adjusted for non cash items.



Net source of funds for financing activities was $709,484 versus a net source of funds the year earlier of $4,320,537. Financing sources are primarily from the issuance of capital stock; $778,000 this year versus $4,225,000 a year earlier.



Net cash used in investing activities was $741,892, representing purchases of property and equipment, versus $19,991 the year before.



During the period ending September 30, 2005, the net decrease in the cash and cash equivalent was $1,671,299.

Contractual Obligations



In the table below, we set forth our enforceable and legally binding obligations and future commitments and obligations related to all contracts that we are likely to continue regardless of the fact that they are cancelable as of September 30, 2005. Some of the figures we include in this table are based on management's estimate and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties, and other factors. Because these estimates and assumptions are necessarily subjective, the obligations we will actually pay in future periods may vary from those reflected in the table.



                             Payments Due by Period
Contractual                            < 1
Obligations                Total       Year   1-3 Years   4-5 Years
Long Term Debt          1,625,051         -   1,625,051

Capital Lease
Obligations                     -         -           -           -

Operating Obligations     519,586    93,968     204,518     221,100

Purchase Obligations            -         -           -           -

Other Long Term
Obligations                66,000    22,000      44,000           -

Total Contractual
Obligations             2,210,637   115,968   1,873,569     221,100



Currently, the Company does not anticipate generating sufficient cash flows from operations as it is pursuing the development of its portfolio of NDA and ANDA products. Management believes that current cash reserves will be sufficient to meet its capital expenditures and working capital needs for its operations as presently conducted for twelve months. The Company's future liquidity and cash requirements will depend on a wide range of factors, including the success of our development programs, securing licensing contracts as well as procurement of co-development or other collaborations, and possible acquisitions. Therefore, as the Company executes its business plan, it may be necessary to raise capital or seek additional financing. While there can be no assurance that such raising of capital or seeking of additional financing would be available in amounts and on terms acceptable to the Company, management currently believes that such financing would likely be available on acceptable terms. However, there can be no assurance of this.



New Accounting Standards



In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS 123(R), "Share-Based Payments," which replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) will require all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. SFAS 123(R) will be effective for public companies for fiscal periods beginning after June 15, 2005 and offers alternative methods for determining the fair value. We expect that SFAS 123(R) will have a significant impact on our financial statements. At the present time, we have not yet determined which valuation method we will use.

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03-13, "applying the Conditions in Paragraph 42 of FASB Statement No. 144, "Accounting for the impairment or Disposal of Long-Lived Assets" in Determining Whether to Report Discontinued Operations. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.



In November 2004, the FASB issued SFAS 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," which amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement amends ARB 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not expect the provisions of SFAS 151 will have a significant impact on our results of operations.



Disclosure Controls and Procedures and Internal Control over Financial Reporting



Controls and Procedures



We have carried out an evaluation, under the supervision and the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act), as of September 30, 2005. Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of that period, our disclosure controls and procedures are effective in providing reasonable assurance that (a) the information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and (b) such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Recent Accounting Pronouncements May Impact Our Future Financial Position and Results of Operations



Under Financial Accounting Standards Board Interpretation No. 46R (or FIN 46R), a revision to Interpretation 46, "Consolidation of Variable Interest Entities," we are required to assess new business development collaborations as well as to reassess, upon certain events, some of which are outside our control, the accounting treatment of our existing business development collaborations based on the nature and extent of our variable interests in the entities as well as the extent of our ability to exercise influence in the entities with which we have such collaborations. Our continuing compliance with FIN 46R may result in our consolidation of companies or related entities with which we have a collaborative arrangement and this may have a material impact on our financial condition and/or results of operations in future periods.

There may be potential new accounting pronouncements or regulatory rulings, which may have an impact on our future financial position and results of operations. In December 2004, the FASB issued Statement No. 123 (revised 2004), "Share-Based Payment," effective beginning after June 15, 2005. FAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and will require companies to recognize compensation expense, using a fair-value based method, for costs related to share-based payments including stock options and stock issued under our employee stock purchase plans. We will be required to implement FAS 123R no later than the quarter that begins July 1, 2005. Our adoption will be applied on a modified prospective basis and measured and recognized on July 1, 2005. We expect that the adoption of FAS 123R will have a material adverse impact on our consolidated results of operations and financial position.



Contingencies and Litigation



There has been, and we expect there may be significant litigation in the industry regarding commercial practices, regulatory issues, pricing, and patents and other intellectual property rights. Certain adverse unfavorable rulings or decisions in the future could create variability or have a material adverse effect on our future results of operations and financial position.



Off-Balance Sheet Arrangements



The Company, as part of its ongoing business, does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities ("SPEs"), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of September 30, 2005, the Company was not involved in any material unconsolidated SPE transactions.

                                    BUSINESS

BACKGROUND

     We incorporated in New York on February 23, 1988 as a "blank check" corporation. On February 23, 2004, we entered into a Share Exchange Agreement with IntelliPharmaCeutics Corp., ("IPC Corp.") a Canadian pharmaceutical company and agreed to merge our wholly-owned Canadian subsidiary into IPC Corp.

     IPC Corp. incorporated in Ontario Canada on November 15, 2002 and was wholly owned by IntelliPharmaCeutics Inc., a Canadian holding company ("IPC Inc."), controlled by Drs. Isa and Amina Odidi, our Chief Executive Officer and President, respectively.

     From 1999 through 2002, IPC Inc., a predecessor company, engaged in the research, development, licensing, and marketing of both new and generic controlled-release pharmaceutical products. In 2002, IPC Corp. purchased IPC Inc.'s assets, including its technology rights.

     On September 10, 2004, we completed the merger with IPC Corp. and reincorporated in Delaware (the "Merger").

     As a result of the Merger, IPC Inc. acquired 67.94% of our voting stock. The effect of the Merger is that the holders of our common stock, through their share ownership in us, have an indirect equity interest in IPC Corp. that is equal to their voting interest in us, approximately 32%. Similarly, IPC Inc. has a direct equity interest in IPC Corp. that is equal to IPC Inc.'s percentage voting ownership in us, approximately 68%. The shares we and IPC Inc. own give each of us, respectively, 50% of the voting rights in IPC Corp.


EXPLANATORY NOTE REGARDING PRIOR FILINGS



     In filing this registration statement, we are not relying in any way on the filed reports, business or assets of Ready Capital Corp., the counterparty to the Share Exchange Agreement dated February 23, 2004. Ready Capital Corp. was a blank check corporation and did not at any time have an active business. Ready Capital Corp., prior to the Merger, and IntelliPharmaCeutics, after the Merger, from time to time filed certain reports with the Securities and Exchange Commission. These reports were filed on a voluntary basis. They do not contain any information that we believe is relevant to an understanding of our current business or financial condition. Consequently, we encourage investors to rely on the information in this registration statement and not in any earlier filings that appear in our EDGAR file with the SEC.


BUSINESS OVERVIEW

     IPC Corp. is engaged in research and development of controlled release pharmaceutical products.

     Controlled-release means releasing a drug into the bloodstream or a target site in the body, over an extended period of time or at predetermined times. Controlled drug delivery is both safer and more effective than conventional immediate-release tablets and capsules in administering drugs.

     We apply our proprietary technology in two ways: (1) developing improved controlled-release versions of existing immediate-release branded drugs (requiring new drug applications ("NDA")), and (2) developing and commercializing generics (requiring abbreviated new drug applications ("ANDA")). Generic drugs are bio-equivalent to existing controlled-release branded products.

     We operate in the niche market created by the expiration of drug product patents and drug product exclusivity periods. It is estimated that by 2005, name-brand drugs with combined annual sales of $100 billion will lose patent protection and face generic competition A review of the portfolios of the top 40 pharmaceutical companies in a 2004 Reuters Business Insight report, Growth Strategies in Generics, stated, "Products with total sales of $137 billion in 2002 will have lost primary US patent protection by 2008. This represents over 50% of the $235 billion in total product sales generated by these 40 companies in 2002.". To replace these revenues and lessen their dependence on internal development programs, large pharmaceutical companies are increasingly entering into strategic licensing arrangements with specialty pharmaceutical companies like ours.

     Our scientists have developed drug delivery platforms that facilitate timed release delivery of a wide range of pharmaceuticals (Drug Delivery Engine(TM)). These systems include several core technologies which enable us to flexibly respond to varying drug attributes, producing a desired controlled-release effect. We believe these systems offer superior performance to traditional polymeric matrix systems, while retaining simplicity and cost effectiveness associated with their manufacture.

     We believe that (a) our technologies can improve the therapeutic effectiveness of successful drug compounds, with shortened development periods at reduced cost, (b) large pharmaceutical manufacturers will license our technologies for product life-cycle management and extension, and (c) manufacturers and distributors of generic drugs will license our technologies, increasing their portfolios of generic products.

     We are currently focusing our efforts on the following areas:

     a) obtaining FDA approval for one or more of several oral controlled-release pharmaceutical products already in development, including ANDAs (generics), and NDAs, either directly or through other companies;

     b) commercial exploitation of these products either by license and the collection of royalties, or through the manufacture of tablets and capsules using our developed formulations; and

     c) development of new products and technologies, and the expansion of our licensing agreements with other pharmaceutical companies, including contract research and development projects, joint ventures and other collaborations.

     We intend to collaborate in the development of products with partners, when prudent. We also plan to seek additional collaborations to develop more products. We believe that our business strategy enables us to reduce our risk by
(a) having a diverse product portfolio that includes both branded and generic products in various therapeutic categories, and (b) building collaborations and establishing licensing agreements with companies with greater resources thereby allowing us to share costs of development and to improve cash-flow.

INDUSTRY OVERVIEW

     The pharmaceutical industry has experienced significant growth over the past several years. This has been impacted by factors such as: increasing enrollment in Health Maintenance Organizations (HMOs) and growth in managed care, an aging and more health-aware population, several major new drugs bringing significant therapeutic benefits, and increasing use of novel marketing approaches such as direct-to-consumer advertising.

     A review of the portfolios of the top 40 pharmaceutical companies in a 2004 Reuters Business Insight report, Growth Strategies in Generics, stated, "Products with total sales of $137 billion in 2002 will have lost primary US patent protection by 2008. This represents over 50% of the $235 billion in total product sales generated by these 40 companies in 2002."

     The worldwide generics market will grow with a compound annual growth rate
(CAGR) of 13.3% from 2001 to 2007, and was worth $27 billion in 2001, estimates Reuters. The US generics market alone is expected to grow to $28 billion by 2007.

     U.S. pharmaceutical market for all forms of controlled-release drugs is expected to grow. The oral dosage controlled-release segment of the market generated approximately $16.3 billion of revenues in 2002, an increase of 21% over the prior year. The impetus for growth in this segment comes from the proliferation of branded drugs at or near patent expiration and new product launches.

     The larger companies are increasingly focusing their marketing resources on large revenue drugs (generally in excess of $500 million) and accordingly are increasingly willing to divest themselves of smaller, non-strategic products in niche therapeutic areas. This affords a significant opportunity for smaller companies to acquire, or license, valuable brand name drugs, and to revitalize these franchises through application of novel delivery forms and technologies.

     There are significant technical barriers to entry into the development of controlled-release drugs, with only a limited number of companies possessing the required expertise and technologies. Despite the therapeutic advantages of controlled-release drugs versus their immediate-release counterparts, many pharmaceutical companies have not made the additional investment to develop a controlled-release version of a product while their immediate-release version is under patent protection.

INDUSTRY TECHNOLOGY

     Oral controlled-release technology permits the development of specialized oral drug delivery systems that improve the absorption and utilization by the human body of a variety of pharmaceutical compounds. Several drug delivery systems are commonly used in the manufacturing of controlled-release oral drug products. However, three technologies stand out as truly tried and tested. These are the osmotic push-pull, or OROS(TM), system (used by ALZA), the core or press-coated system (used by Bayer), and the sandwiched deposit platform, or Geomatrix(TM), system (used by SkyePharma). These technologies are based on physically compartmentalized structures, and, we believe, continue to be the yardstick by which other controlled release drug delivery technology platforms are measured.

OROS(TM) osmotic push-pull system

     The OROS(TM) osmotic system is a reservoir system which is comprised of two layers, one of drug and suspending/osmotic agent, and the other of a swelling gel layer, pressed together as one tablet. Once inside the gastrointestinal tract, meaning the human digestion system, including the stomach and intestines ("GIT"), fluids penetrate the outer membrane, the gel swells and gradually expels the active drug through the tablet orifice(s). The rate of drug release is the same in the presence or absence of food, a desirable property. Because of its ideal release profile and lack of food effect, we believe it remains the most sought after device for the controlled delivery of drugs, notwithstanding the increased cost associated with its complex manufacture.

Core or press-coated system

     The core or press-coated system is a two part structural system, comprised of a rapid-dissolve drug-bearing core, embedded in drug-loaded hydrophillic matrix applied to the tablet by press coating. Once inside the GIT, the press-coated matrix swells and gradually releases the drug by a combination of diffusion and erosion. Eventually, the drug-bearing tablet core is exposed and rapidly dissolves in the GIT to provide a burst effect, and further extension in drug release. Drug release is affected by the presence of food.

Sandwiched deposit system

     The sandwiched deposit system is comprised of a layered tablet in which a drug layer is sandwiched between two layers or deposit platforms made of polymeric materials. Once inside the GIT, the polymeric platforms and drug layer erode, but at different rates. Drug release is affected by food.

     Although all these systems have demonstrated ideal drug release characteristics, we believe their manufacturing processes are cumbersome, complex, expensive, and difficult to reproduce. There is also concern that, being reservoir systems, they may not deliver their entire dose, or may deliver the entire dose all at once due to the crushing action of peristalsis in the GIT.

OUR TECHNOLOGY


     Our scientists have developed proprietary controlled release drug delivery technologies, branded Drug Delivery Engine(TM), of which one family of technologies is that branded HyperMatrix(TM). Our controlled release technologies consist of drug delivery platforms that facilitate timed release delivery of a wide range of pharmaceuticals.


     One family of technologies, the HyperMatrix(TM) family, includes several core technologies which enable us to flexibly respond to varying drug attributes, producing a desired controlled-release effect. The word matrix, in general, refers to the structure of the tablet or capsule. HyperMatrix(TM) relates to our already proven proprietary matrix design. We believe these systems offer superior performance over traditional polymeric matrix systems, while retaining the simplicity and cost effectiveness associated with their manufacture.

     Our present, expanding, pipeline of Hypermatrix technology platforms includes IntelliMatrix(TM), IntelliOsmotics(TM), IntelliPellets(TM), IntelliGIT(TM), IntelliShuttle(TM), NanoMatrix(TM) and SFT(TM).

     These provide a broad range of release profiles, taking into account the physical and chemical characteristics of a drug product, the therapeutic use of the particular drug, and the optimal site for release of the active pharmaceutical ingredient in the GIT. One objective is to provide a delivery system allowing for a single dose per 12 to 24 hour period, while assuring gradual and controlled-release of the subject drug at a suitable location(s) in the GIT. Another objective may be to provide rapid release or super bioavailability of the drug.

THE HYPERMATRIX(TM) FAMILY OF DRUG DELIVERY ENGINE(TM) TECHNOLOGIES

IntelliGIT(TM)

     The IntelliGIT(TM) technology consists of an active drug immobilized in a non-compartmentalized matrix structure. A precise choice of mix ratios, polymers, and other ingredients imparts stealth characteristics, and ensures that this technology exhibits controlled-release or site-specific delivery without significant food effect or dose dumping.

IntelliMatrix(TM)

     The IntelliMatrix(TM) technology is a proprietary blend of several polymers. Depending on the constituents of the blend and their interaction parameters, the technology exhibits controlled-release or site specific delivery, while imparting stealth characteristics. This results in gastrointestinal protection from the delivered active drug, for the stomach, if required.

IntelliOsmotics(TM)

     The IntelliOsmotics(TM) technology is based upon the inclusion of multiple populations of covalently cross-linked, and non cross-linked polymers. These set up a complex matrix of hydrophilic and hydrophobic domains.

IntelliPellets(TM)

     The IntelliPellets(TM) technology consists of more than one type of granule, bead, pellet, or tablet in a holding chamber or reservoir. Each type is uniquely different from the other in that each may contain a different class or combination of release controlling polymers, amino acids, and/or buffers. Our IntelliPellets(TM) technology is designed to control, prolong, delay or modify the release of drugs. It is particularly useful for the delivery of multiple drugs, or chronotherapeutic drug delivery, designed to mimic our internal clocks for therapeutic optimization during controlled-release administration.

IntelliShuttle(TM)

     The IntelliShuttle(TM) technology provides for drug release past the stomach, such as for drugs required for action beyond the stomach, for drugs which could be destroyed by the stomach environment, or for drugs which could harm the stomach itself. This technology "shuttles" the drug past the stomach to be released at predetermined times or sites where appropriate for optimum therapeutic effect.

SFT(TM)

     The SFT(TM) technology is comprised of a syntactic foam composition, combining homopolymer resins with prefabricated manufactured macro- and micro-bubbles, which can act both as the scaffolding and the carrier for the active drug.

NanoFoam(TM)

     The NanoFoam(TM) technology is comprised of a syntactic foam composition, combining homopolymer resins with prefabricated manufactured nanospheres, which can act both as the scaffolding and the carrier for the active drug. This technology allows the controlled delivery of nanoparticles. The prefix nano means .000000001, which is extremely small.

RESEARCH AND DEVELOPMENT

     During each of the last two fiscal years, we have focused on research and development activities. We spent approximately $485,638 in the fiscal year ended December 31, 2004 on research and development activities, and $268,148 in the fiscal year ended December 31, 2003.

MANUFACTURING AND RAW MATERIALS

     We currently do not have any commercial manufacturing facilities. The manufacture of our product candidates for clinical trials and commercial purposes is subject to current good manufacturing practices ("cGMP") and other agency regulations.

     Certain raw materials necessary for the commercial manufacturing of our products are proprietary products of other companies. We currently attempt to manage the risk associated with such sole-sourced raw materials by active inventory management and alternative source development, where feasible. We attempt to remain apprised of the financial condition of our suppliers, their ability to supply our needs and the market conditions for these raw materials. A material shortage, contamination, and/or recall could adversely affect the manufacturing of our products.

GOVERNMENT REGULATION

     We focus on the development of both branded drug products (which require new drug applications ("NDA")) and generic drug products (which require abbreviated new drug applications ("ANDA")). The research and development, manufacture and marketing of controlled-release pharmaceuticals are subject to regulation by U.S., Canadian and other governmental authorities and agencies. Such national agencies and other federal, state, provincial and local entities regulate the testing, manufacturing, safety and promotion of our products. The regulations applicable to our products may change as the currently limited number of approved controlled-release products increases and regulators acquire additional experience in this area.

UNITED STATES REGULATION

New Drug Application

     We will be required by the FDA to comply with NDA procedures for our branded products prior to commencement of marketing by us, or our licensees. New drug compounds and new formulations for existing drug compounds which cannot be filed as ANDAs are subject to NDA procedures. These procedures include (a) preclinical laboratory and animal toxicology tests; (b) scaling and testing of production batches; (c) submission of an Investigational New Drug Application ("IND"), and subsequent approval is required before any human clinical trials can commence; (d) adequate and well controlled replicate human clinical trials to establish the safety and efficacy of the drug for its intended indication;
(e) the submission of an NDA to the FDA; and (f) FDA approval of an NDA prior to any commercial sale or shipment of the product, including pre-approval and post-approval inspections of its manufacturing and testing facilities. If all of this data in the product application is owned by the applicant, the FDA will issue its approval without regard to patent rights that might be infringed or exclusivity periods that would affect the FDA's ability to grant an approval if the application relied upon data which the applicant did not own. We intend to generate all data necessary to support FDA approval of the applications we file.

     Preclinical laboratory and animal toxicology tests may have to be performed to assess the safety and potential efficacy of the product. The results of these preclinical tests, together with information regarding the methods of manufacture of the products and quality control testing, are then submitted to the FDA as part of an IND requesting authorization to initiate human clinical trials. Once the IND notice period has expired, clinical trials may be initiated, unless an FDA hold on clinical trials has been issued.

     Clinical trials involve the administration of a pharmaceutical product to individuals under the supervision of qualified medical investigators that are experienced in conducting studies under "Good Clinical Practice" guidelines. Clinical studies are conducted in accordance with protocols that detail the objectives of a study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA and to an Institutional Review Board prior to the commencement of each clinical trial. Clinical studies are typically conducted in three sequential phases, which may overlap. In Phase I, the initial introduction of the product into human subjects, the compound is tested for absorption, safety, dosage, tolerance, metabolic interaction, distribution, and excretion. Phase II involves studies in a limited patient population with the disease to be treated to (1) determine the efficacy of the product for specific targeted indications, (2) determine optimal dosage and (3) identify possible adverse effects and safety risks. In the event Phase II evaluations demonstrate that a pharmaceutical product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken to further evaluate clinical efficacy of the product and to further test its safety within an expanded patient population at geographically dispersed clinical study sites. Periodic reports on the clinical investigations are required.

     We, or the FDA, may suspend clinical trials at any time if either party believes the clinical subjects are being exposed to unacceptable health risks. The results of the product development, analytical laboratory studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercialization of a pharmaceutical product.

Abbreviated New Drug Application

     In certain cases, where the objective is to develop a generic version of an approved product already on the market in controlled-release dosages, an ANDA may be filed in lieu of filing an NDA. Under the ANDA procedure, the FDA waives the requirement to submit complete reports of preclinical and clinical studies of safety and efficacy and instead requires the submission of bio-equivalency data, that is, demonstration that the generic drug produces the same effect in the body as its brand-name counterpart and has the same pharmacokinetic profile, or change in blood concentration over time. The ANDA procedure would be available to us for a generic version of a drug product approved by the FDA. In certain cases, an ANDA applicant may submit a suitability petition to the FDA requesting permission to submit an ANDA for a drug product that differs from a previously approved reference drug product (the "Listed Drug ") when the change is one authorized by statute. Permitted variations from the Listed Drug include changes in: (1) route of administration, (2) dosage form, (3) strength and (4) one of the active ingredients of the Listed Drug when the Listed Drug is a combination product. The FDA must approve the petition before the ANDA may be submitted. An applicant is not permitted to petition for any other kinds of changes from listed drugs. The information in a suitability petition must demonstrate that the change from the Listed Drug requested for the proposed drug product may be adequately evaluated for approval without data from investigations to show the proposed drug product's safety or effectiveness. The advantages of an ANDA over an NDA include reduced research and development costs associated with bringing a product to market, and generally a shorter review and approval time at the FDA.

Patent Certification and Exclusivity Issues

     ANDAs are required to include certifications with respect to any third party patents that claim the Listed Drug or that claim a use for the Listed Drug for which the applicant is seeking approval. If applicable third party patents are in effect and this information has been submitted to the FDA, the FDA must delay approval of the ANDA until the patents expire. If the applicant believes it will not infringe the patents, it can make a patent certification to the holder of patents on the drug for which a generic drug approval is being sought, which may result in patent infringement litigation which could delay the FDA approval of the ANDA for up to 30 months. If the drug product covered by an ANDA were to be found by a court to infringe another company's patents, approval of the ANDA could be delayed until the patents expire. Under the Food Drug and Cosmetic Act ("FDC"), the first filer of an ANDA with a "non-infringement" certification is entitled to receive 180 days of market exclusivity. Subsequent filers of generic products would be entitled to market their approved product six months after the earlier of the first commercial marketing of the first filer's generic product or a successful defense of a patent infringement suit.

     Patent expiration refers to expiry of U.S. patents (inclusive of any extensions) on drug compounds, formulations and uses. Patents outside the United States may differ from those in the United States. Under U.S. law, the expiration of a patent on a drug compound does not create a right to make, use or sell that compound. There may be additional patents relating to a person's proposed manufacture, use or sale of a product that could potentially prohibit such person's proposed commercialization of a drug compound.

     The FDC contains non-patent market exclusivity provisions that offer additional protection to pioneer drug products and are independent of any patent coverage that might also apply. Exclusivity refers to the fact that the effective date of approval of a potential competitor's ANDA to copy the pioneer drug may be delayed or, in certain cases, an ANDA may not be submitted until the exclusivity period expires. Five years of exclusivity are granted to the first approval of a "new chemical entity." Three years of exclusivity may apply to products which are not new chemical entities, but for which new clinical investigations are essential to the approval. For example, a new indication for use, or a new dosage strength of a previously approved product, may be entitled to exclusivity, but only with respect to that indication or dosage strength. Exclusivity only offers protection against a competitor entering the market via the ANDA route, and does not operate against a competitor that generates all of its own data and submits a full NDA.

     If applicable regulatory criteria are not satisfied, the FDA may deny approval of an NDA or an ANDA or may require additional testing. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. The FDA may require further testing and surveillance programs to monitor the pharmaceutical product that has been commercialized. Noncompliance with applicable requirements can result in additional penalties, including product seizures, injunction actions and criminal prosecutions.

CANADIAN REGULATION

     The requirements for selling pharmaceutical drugs in Canada are substantially similar to those of the United States described above.

Investigational New Drug Application

     Before conducting clinical trials of a new drug in Canada, we must submit a Clinical Trial Application ("CTA") to the Therapeutic Products Directorate ("TPD"). This application includes information about the proposed trial, the methods of manufacture of the drug and controls, preclinical laboratory and animal toxicology tests on the safety and potential efficacy of the drug, and information on any previously executed clinical trials with the new drug. If, within 30 days of receiving the application, the TPD does not notify us that our application is unsatisfactory, we may proceed with clinical trials of the drug. The phases of clinical trials are the same as those described above under "United States Regulation -- New Drug Application."

New Drug Submission

     Before selling a new drug in Canada, we must submit a New Drug Submission ("NDS") or Supplemental New Drug Submission ("sNDS") to the TPD and receive a Notice of Compliance ("NOC") from the TPD to sell the drug. The submission includes information describing the new drug, including its proper name, the proposed name under which the new drug will be sold, a quantitative list of ingredients in the new drug, the methods of manufacturing, processing, and packaging the new drug, the controls applicable to these operations, the tests conducted to establish the safety of the new drug, the tests to be applied to control the potency, purity, stability and safety of the new drug, the results of biopharmaceutics and clinical trials as appropriate, the intended indications for which the new drug may be prescribed and the effectiveness of the new drug when used as intended. The TPD reviews the NDS or sNDS. If the submission meets the requirements of Canada's Food and Drugs Act and Regulations, the TPD will issue an NOC for the new drug.

     Where the TPD has already approved a drug for sale in controlled-release dosages, we may seek approval from the TPD to sell an equivalent generic drug through an Abbreviated New Drug Submission (ANDS). In certain cases, the TPD does not require the manufacturer of a proposed drug that is claimed to be equivalent to a drug that has already been approved for sale and marketed, to conduct clinical trials; instead, the manufacturer must satisfy the TPD that the drug is bio-equivalent to the drug that has already been approved and marketed.

     The TPD may deny approval or may require additional testing of a proposed new drug if applicable regulatory criteria are not met. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. Contravention of Canada's Food and Drugs Act and Regulations can result in fines and other sanctions, including product seizures and criminal prosecutions.

     Proposals have recently been made that, if implemented, would significantly change Canada's drug approval system. In general, the recommendations emphasize the need for efficiency in Canadian drug review. Proposals include establishment of a separate agency for drug regulation and modeling the approval system on those found in European Union countries. There is no assurance, however, that such changes will be implemented or, if implemented, will expedite the approval of new drugs.

     The Canadian government has regulations which can prohibit the issuance of an NOC for a patented medicine to a generic competitor, provided that the patentee or an exclusive licensee has filed a list of its Canadian patents covering that medicine with the Minister of Health and Welfare. After submitting the list, the patentee or an exclusive licensee can commence a proceeding to obtain an order of prohibition directed to the Minister prohibiting him or her from issuing an NOC. The minister may be prohibited from issuing an NOC permitting the importation or sale of a patented medicine to a generic competitor until patents on the medicine expire or the waiver of infringement and/or validity of the patent(s) in question is resolved by litigation in the manner set out in such regulations. There may be additional patents relating to a company's proposed manufacture, use or sale of a product that could potentially prohibit such company's proposed commercialization of a drug compound.

     Certain provincial regulatory authorities in Canada have the ability to determine whether the consumers of a drug sold within such province will be reimbursed by a provincial government health plan for that drug by listing drugs on formularies. The listing or non-listing of a drug on provincial formularies may affect the prices of drugs sold within provinces and the volume of drugs sold within provinces.

Additional Regulatory Considerations

     Sales of our products by our licensees outside the United States and Canada are subject to regulatory requirements governing the testing, registration and marketing of pharmaceuticals, which vary widely from country to country.

     Under the U.S. Generic Drug Enforcement Act, ANDA applicants (including officers, directors and employees) who are convicted of a crime involving dishonest or fraudulent activity (even outside the FDA regulatory context) are subject to debarment. Debarment is disqualification from submitting or participating in the submission of future ANDAs for a period of years or permanently. The Generic Drug Enforcement Act also authorizes the FDA to refuse to accept ANDAs from any company which employs or uses the services of a debarred individual. We do not believe that we receive any services from any debarred person.

     In addition to the regulatory approval process, pharmaceutical companies are subject to regulations under provincial, state and federal law, including requirements regarding occupational safety, laboratory practices, environmental protection and hazardous substance control, and may be subject to other present and future local, provincial, state, federal and foreign regulations, including possible future regulations of the pharmaceutical industry. We believe that we are in compliance in all material respects with such regulations as are currently in effect.

Environmental Laws

     We are subject to comprehensive federal, state, and provincial environmental laws and regulations that govern, among other things, air polluting emissions, waste water discharges, solid and hazardous waste disposal, and the remediation of contamination associated with current or past generation handling and disposal activities, including the past practices of corporations as to which we are the successor. We do not expect that compliance with such environmental laws will have a material effect on our capital expenditures, earnings or competitive position in the foreseeable future. There can be no assurance, however, that future changes in environmental laws or regulations, administrative actions or enforcement actions, or remediation obligations arising under environmental laws will not drain our capital expenditures, and affect our earnings or competitive position.

COMPETITION

     We compete in two related but distinct areas: we perform contract research and development work regarding controlled-release drug technology for other pharmaceutical companies, and we seek to develop and market (either on our own or by license to other companies) proprietary controlled-release pharmaceutical products. In both areas, our competition consists of those companies which develop controlled-release drugs and alternative drug delivery systems.

     In recent years, an increasing number of pharmaceutical companies have become interested in the development and commercialization of products incorporating advanced or novel drug delivery systems. We expect that competition in the field of drug delivery will significantly increase in the future since smaller specialized research and development companies are beginning to concentrate on this aspect of the business. Some of the major pharmaceutical companies have invested and are continuing to invest significant resources in the development of their own drug delivery systems and technologies and some have invested funds in such specialized drug delivery companies. Other companies may develop new drug formulations and products or may improve existing drug formulations and products more efficiently than we can. In addition, almost all of our competitors have vastly greater resources than we do. While our product development capabilities and patent protection may help us maintain a market position in the field of drug delivery, there can be no assurance that others will not be able to develop these capabilities, or alternative technologies outside the scope of our patents, if any, or that even if patent protection is obtained, these patents will not be successfully challenged in the future.

EMPLOYEES

     As of August 31, 2005, we had 19 full-time employees. Our employees are engaged in administration, research and development. None of our employees is represented by a labor union and we have never experienced a work stoppage. We believe relations with our employees are good.

DESCRIPTION OF PROPERTY

     On October 1, 2004, we entered into a 5 year lease agreement for a 25,000 square foot facility at 30 Worcester Road, Toronto, Ontario, Canada M9W 5X2, at approximately $100,000 Canadian per year. The lease term expires on October 1, 2009. We use our facilities as a laboratory, office space, and current Good Manufacturing Practices ("cGMP") scale-up and small to medium-scale manufacturing.


     We commenced construction of a cGMP manufacturing plant for solid oral dosage form in the first quarter of 2005 at our 30 Worcester Road facility in Toronto. We expect to complete work on this site in the first quarter of 2006. Upon completion, our facility will consist of 4,944 ft(2) for administrative space, 4,272 ft(2) for R&D, 9,216 ft(2) for manufacturing, and 3,072 ft(2) for warehousing.


LEGAL PROCEEDINGS

     There is no pending litigation or claim threatened against us.

CONSULTING AGREEMENTS

     On September 10, 2004, we entered into the following consulting agreements:

     a) Carriages Consultant Group ("Carriages"), a company affiliated with Baji Palkhiwala. The consulting agreement provides for Carriages to perform banking, accounting and operational services on our behalf for a period of three years. In consideration of the services performed by Carriages, we agreed to pay a monthly consulting fee of $5,000 per month, and issue to Carriages 100,000 share of common stock, and warrants to purchase 50,000 shares of our common stock at $3.00 per share. The agreement further provides that Carriages be reimbursed for expenses incurred in connection with performance of its services;

     b) Bridge Ventures, Inc. ("Bridge"). The consulting agreement provides for Bridge to perform management advisory services on our behalf including assisting in strategic planning, building a management team and providing us with other managerial assistance as we deem necessary and appropriate, for a period of three years. In consideration of the services performed by Bridge, we agreed to pay a monthly consulting fee of $5,000 per month, and reimbursement for expenses incurred in connection with performance of its services;

     c) Willstar Consultants, Inc. ("Willstar"). The consulting agreement provides for Willstar to perform communication and shareholder relation services, for a period of one year. In consideration of the services performed by Willstar, we agreed to pay a monthly consulting fee of $5,000 per month, and warrants to purchase 25,000 shares of our common stock at $3.00 per share. The agreement further provides that Willstar be reimbursed for expenses incurred in connection with performance of its services;

     d) Z & K Consulting LLC ("Z&K"). The consulting agreement provides for Z&K to act as a liaison between us and the financial community, and to provide an office in the United States on our behalf, for a period of one year. In consideration of the services performed by Z&K, we agreed to pay a monthly consulting fee of $7,000 per month, and warrants to purchase 50,000 shares of our common stock at $3.00 per share. The agreement further provides that Z&K be reimbursed for expenses incurred in connection with performance of its services; and

     e) Saggi Capital Corp. ("Saggi"), a company affiliated with Sharon Will, our former president and director. The consulting agreement provides for Saggi to perform investor relation and strategic planning services on our behalf, for a period of three years. In consideration of the services performed by Saggi, we agreed to pay a monthly consulting fee of $5,000 per month, and reimbursement for expenses incurred in connection with performance of its services.


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
                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS, AND KEY EMPLOYEES

     The following are the names and certain information regarding our current Directors and Executive Officers:

Name              Age   Position
----              ---   --------
Isa Odidi          47   Chairman and Chief Executive Officer
Amina Odidi        45   President, Chief Operating Officer, Chief Financial
                        Officer, and Director
John N. Allport    59   Vice President, Legal Affairs and Licensing, and Director
Patrick N. Yat     47   Vice President, Pharmaceutical Analysis and Chemistry
Arnold Beckett     85   Director

     Pursuant to our bylaws, each director holds office until the next annual meeting of shareholders of the Company or until their successors are elected or appointed. Officers are appointed annually by the Board of Directors (subject to the terms of any employment agreement) to hold office until a successor has been appointed. Drs. Isa and Amina Odidi are husband and wife.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

     DR. ISA ODIDI has been the Chairman of the Board, Chief Executive Officer, Co-Chief Scientific Officer, and Chair of Scientific Advisory of IPC Corp. and IPC Inc. since their inception (2002 for IPC Corp. and 1998 for IPC Inc.). From 1995 to 1998, Dr. Odidi held several positions at Biovail Corporation International (now Biovail Corporation), a Canadian drug delivery company, including Vice President of Research, Drug Development and New Technologies. During this time, he developed several drugs, including the generics of Adalat CC (Bayer) and Procardia XL (Pfizer). Dr. Odidi's work has been cited in textbooks and he has published over a hundred scientific and medical papers, articles and textbooks. Prior to 1995, Dr. Odidi held senior positions in academia and in the pharmaceutical and health care industries. He currently holds a Chair as Professor of Pharmaceutical Technology at the Toronto Institute of Pharmaceutical Technology in Canada, and is an Adjunct Professor at the Institute for Molecular Medicine, California. Dr. Odidi received his B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and his M.S., Pharmaceutical Technology, and Ph.D Pharmaceutics degrees from the University of London, England. He is also a graduate of the Western Executive Management Program at the Ivey School of Business, University of Western Ontario.

     DR. AMINA ODIDI, wife of Dr. Isa Odidi, has been President, Chief Operating Officer, Co-Chief Scientific Officer, and a director of IPC since 2002. From 1998 to 2002, Dr. Odidi was CEO and President of IPC Inc. Since 1984, she has been developing and applying proprietary technologies to the development of controlled-release drug products for third-party pharmaceutical companies. Dr. Odidi has invented or co-invented various proprietary controlled delivery devices for the delivery of pharmaceutical, nutriceutical, biological, agricultural and chemical agents. Dr. Odidi received her B.S. degree in Pharmacy, from Ahmadu Bello University, Nigeria, and her M.S., Biopharmaceutics and Ph.D Pharmaceutics degrees from the University of London, England.

     JOHN N. ALLPORT has been Vice President since 2005. He was Director of Technology Licensing from 2001 to 2004. From 1997 to 2000, he served as counsel to Drs. Odidi during their work with Biovail Corporation. Mr. Allport has in excess of twenty years' experience in the field of intellectual property law. From 1981 to 2000, he was an attorney with the international IP firm Messrs. Sim, Hughes, Ashton & McKay of Toronto, and worked for and against many Fortune 100 companies. He has also been engaged to assist in the creation and exploitation of the extensive IP licensing interests of such international licensing giants as Walt Disney Corporation, the Canadian Olympic Association and the World Wildlife Fund.

     DR. PATRICK N. YAT has been Vice President since 2005. He was Director of Pharmaceutical Analysis and Chemistry for IPC and its Parent from 2001 to 2004. Dr. Yat's responsibilities include the development and validation of analytical methods for drug compounds and drug delivery systems under development, and the supervision and execution of all pre-formulation activities. From 2000 to 2001, he was a senior scientist at Patheon Inc., a Canadian pharmaceutical company. From 1997 to 2000, Dr. Yat was employed at Biovail Corporation, where he was involved in analytical methods development and validation. From 1994 to 1997, Dr. Yat was a Research Associate at the University of Ottawa.

     ARNOLD BECKETT has been a director since October 2004. Dr. Beckett is a preeminent scientist and academic in the pharmaceutical industry. He is regarded as one of the founding fathers of the controlled drug delivery industry. He has acted as a consultant during the past eight years for Smith, Kline and French (U.S. and U.K.), Smith and Nephew (U.K.), Searle (U.S.), Alza (U.S.), Robins (U.S.) and others. In 1977, he co-founded Biovail S.A., a pharmaceutical company. He sold his interest in Biovail in 1991, and served as a consultant to Biovail until 1996. He was a professor at Kings College (Chelsea College), University of London from 1951 to 1985, serving as Head of Department of Pharmaceutical Chemistry at University of London from 1951 to 1959, and Head of School of Pharmacy and Director of Medicinal Chemistry from 1959 to 1985. Dr. Beckett has published over 450 research papers, and has served as research supervisor for more than 90 prospective Ph.D. candidates at the University of London. He received his Ph.D., D.Sc., B.Sc., and F.R.Pharm.S. from the University of London, and has received honorary degrees from universities in Belgium, Sweden and Scotland. He was also involved in the founding of the American Association of Pharmaceutical Scientists (AAPS), among other numerous field memberships.

SCIENTIFIC ADVISORY BOARD

     Our Scientific Advisors advise the company on developments relating to controlled-release drug delivery technology. They have extensive experience in all related areas of pharmaceutical chemistry and controlled-release formulation development. The individuals listed below, together with Drs. Isa and Amina Odidi, are members of the Scientific Advisory team.

     DR. GARTH L. NICHOLSON is an internationally known scientist with a distinguished career in medical research, and was nominated for the Nobel Prize for his classical Fluid Mosaic Membrane Model. He is currently Chief Scientific Officer and Research Professor at the Institute for Molecular Medicine, California. He is also a Professor at the Department of Internal Medicine, University of Texas Medical School. He has published over 470 medical and scientific papers, edited 13 scientific books, served on the editorial board of 12 medical and scientific journals, and received several awards for his research.

     DR. JOHN M. NEWTON is an internationally renowned pharmaceutical scientist with a distinguished career in pharmaceutical research. Dr. Newton was formerly Professor and Head of Pharmaceutics, Department of Pharmaceutics, School of Pharmacy, University of London. He was also former Professor, Department of Pharmacy, Kings College, University of London.

     DR. KANJI TAKADA is a highly regarded pharmaceutical scientist and inventor with specialization in pharmacokinetics and biopharmaceutics. Dr. Takada is currently Professor and Head, Department of Pharmaceutics and Pharmacokinetics, Kyoto Pharmaceutical University, Kyoto, Japan.

EMPLOYMENT AGREEMENTS

     Effective September 9, 2004, Drs. Odidi entered into three-year employment agreements providing for annual compensation of $200,000 each per year with 20% annual increases.

     Drs. Isa and Amina Odidi have been issued stock options to purchase an aggregate of 5,000,000 shares of our common stock at $2.00 per share. The options vest as follows: (a) 500,000 upon acceptance of a drug filing by the FDA, up to five drugs, and (b) 500,000 upon approval of a drug filing by the FDA, up to five drugs.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and chief operating officer. No other executive officer received annual compensation exceeding $100,000 during the fiscal years ending December 31, 2004, 2003 and 2002.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                        Long-Term Compensation
                                                                          -------------------------------------------------
                                                                                   Awards                    Payouts
                                          Annual Compensation             -----------------------    ----------------------
                         ----------------------------------------------   Restricted   Securities
                                                           Other Annual      Stock     Underlying      LTIP     All Other
Name and Principal                 Salary                  Compensation    Award(s)     Options/     Payouts   Compensation
Position                 Year   (Canadian $)   Bonus ($)        ($)           ($)       SARs (#)       ($)          ($)
------------------       ----   ------------   ---------   ------------   ----------   ----------    -------   ------------
Isa Odidi,               2004     $154,560        -0-           -0-           -0-      5,000,000(2)    -0-          -0-
   Chief Executive       2003     $120,000        -0-           -0-           -0-          -0-         -0-          -0-
   Officer(3)            2002     $120,000        -0-           -0-           -0-          -0-         -0-          -0-

Amina Odidi, President   2004     $154,560        -0-           -0-           -0-      5,000,000(2)    -0-          -0-
   and Chief Operating   2003     $120,000        -0-           -0-           -0-          -0-         -0-          -0-
   Officer (3)           2002     $120,000        -0-           -0-           -0-          -0-         -0-          -0-

(1) The compensation described in this table does not include medical and dental insurance benefits received by the named executive officers, if applicable, which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers, the value of which does not exceed the lesser of $50,000 and 10% of any such officer's total salary and bonus disclosed in the table.

(2) Drs. Isa and Amina Odidi were issued an aggregate of 5,000,000 stock options in September 2004. These stock options vest upon certain conditions. (See "Employment Agreements," p. 41).


(3) As at September 30, 2005, we owed the Odidi's approximately $1,600,826 pursuant to an outstanding promissory note. This loan bears interest at the rate of 6% per annum, and is repayable from 25% of our revenues and 100% of Canadian investment tax credits received in respect of research conducted prior to September 10, 2004.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     As of September 30, 2005, we had an outstanding promissory note payable to Dr. Isa Odidi and Dr. Amina Odidi, principal stockholders, directors and executive officers, in the amount of $1,600,826, down from $1,679,532 as at December 31, 2004.


     The Promissory note was unsecured, and non-interest bearing, prior to September 2004. As of September 10, 2004, the promissory note bears a 6% annual interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research & Experimental Development tax credits received in cash from Canadian tax authorities in respect of research carried out prior to September 9, 2004.

     We believe that material affiliated transactions and loans, and business relationships entered into by us or our affiliates with certain of our officers, directors and principal stockholders or their affiliates were on terms no less favorable than we could have obtained from independent third parties. Any future transactions between us and our officers, directors or affiliates will be subject to approval by a majority of disinterested directors or stockholders in accordance with Delaware law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                 PERCENTAGE BEFORE   PERCENTAGE AFTER
NAME (1)                           SHARES (2)       OFFERING (3)       OFFERING (3)
--------                          ------------   -----------------   ----------------
Isa Odidi                         10,850,000(4)        66.78%                 0
Amina Odidi                                 (4)           --
John N. Allport                      500,000(5)         3.08%                 0
Patrick N. Yat                        50,000               *                  0
Arnold Beckett                             0               0                  0

All officers and directors as a
   group                          11,400,000           70.16%             70.16%

----------
*    Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o IntelliPharmaCeutics Ltd., 30 Worcester Road, Etobicoke, Ontario, Canada M9W 5X2.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.


(3) Based on 16,322,446 shares of common stock issued and outstanding. Assumes the conversion of IPC Corp.'s Exchangeable Stock into our common stock, and the exercise of outstanding warrants, and the subsequent sale of all common stock.


(4) Represents 10,850,000 shares of Special Voting Stock in us held by IntelliPharmaCeutics Inc., which is controlled by Drs. Isa and Amina Odidi, and the Isa Odidi Family Trust, of which Drs. Isa and Amina Odidi are Trustees. Excludes options held by Drs. Isa and Amina Odidi to purchase 5,000,000 shares of common stock, which will vest upon the achievement of certain FDA milestones.

(5) Includes 300,000 shares of common stock owned by John Allport's wife, Patricia Marie Nugent.

                            DESCRIPTION OF SECURITIES


     Our authorized capital stock consists of 60,000,000 shares of capital stock, par value $.001, of which 40,000,000 shares are common stock and 20,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the Board of Directors. 10,850,000 shares of our preferred stock have been designated as Special Voting Stock, and the remaining 9,150,000 shares of preferred stock have not been designated. As of the date hereof, 5,193,946 shares of common stock and 10,850,000 shares of Special Voting Stock were issued and outstanding.


COMMON STOCK

     The holders of the common stock, along with holders of Special Voting Stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive dividends ratably, as may be declared by the Board of Directors out of funds legally available, as well as any distributions to the stockholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

PREFERRED STOCK

     Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders. There are no shares of preferred stock currently outstanding, except as set forth below.

SPECIAL VOTING STOCK

     As of the date of this prospectus, we have designated and issued 10,850,000 shares of Special Voting Stock, par value $.001 per share, held by IPC Inc. The holder of Special Voting Stock, along with the holders of common stock as a single class, are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. In the event of our liquidation, dissolution, or winding-up, holders of Special Voting Stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the Special Voting Stock. Upon issuance of shares of common stock to the holder of our IPC Corp.'s Exchangeable Stock, Special Voting Stock shares shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of common stock issued. Shares of Special Voting Stock are convertible at the sole option of the holder into shares of our common stock.

IPC CORP. EXCHANGEABLE STOCK

     We have reserved 10,850,000 shares of our common stock for issuance upon exchange of IPC Corp.'s Exchangeable Stock, $.001 par value. Upon exchange of the Exchangeable Stock, shares of our Special Voting Stock shall automatically be redeemed and cancelled, without any repayment of capital on the Special Voting Stock, on the basis of one share of Special Voting Stock for each share of Exchangeable Stock exchanged. Each share of Exchangeable Stock, among other things, (a) entitles the holder to voting rights in IPC Corp., (b) entitles the holder to receive Canadian dollar equivalent dividends equal to dividends paid on our common stock, (c) is exchangeable at the option of the holder, at his or her election from time to time upon 30 days' written notice, for one share of our common stock, plus an additional amount for declared and unpaid dividends; and (d) entitles the holder, on our liquidation, or the liquidation of IPC Corp., to receive in exchange for each share of Exchangeable Stock, one share of our common stock, plus an amount for declared and unpaid dividends. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.

     No shares shall be authorized or issued in IPC Corp., except solely the shares of common stock that will all be owned by us, and the Exchangeable Stock described above. Except solely for economic equivalence with our common stock, the Exchangeable Stock has no right to share further in IPC Corp.'s assets, and no further shares will be authorized or issued in IPC Corp. that will have any preference or priority over the common stock to share in IPC Corp.'s assets. Apart from the right to be treated by IPC Corp. as being economically equivalent to our common stock, the Exchangeable Stock does not have the right to receive any additional amount from IPC Corp. by way of dividends, or upon liquidation, dissolution, winding up or otherwise.

OUTSTANDING WARRANTS AND OPTIONS

     As of the date of this prospectus, there were outstanding warrants to purchase 278,500 shares of common stock exercisable at $3.00 per share.

     On September 10, 2004, we granted stock options to purchase 5,000,000 shares of our common stock to Drs. Isa and Amina Odidi. These options vest pursuant to attaining certain milestones. The options are exercisable at a price of $2.00 per share.

TRANSFER AGENT AND REGISTRAR

     Jersey Transfer & Registrar Company, Verona, New Jersey, serves as transfer agent and registrar for our common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES OUTSTANDING AND FREELY TRADABLE AFTER OFFERING


     Upon completion of this offering, we will have up to 21,322,446 shares of common stock outstanding or subject to issuance pursuant to the terms of the outstanding warrants, options or Exchangeable Shares. The shares in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.

RULE 144

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of the Company, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock and the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about the Company are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

EFFECT OF SUBSTANTIAL SALES ON MARKET PRICE OF COMMON STOCK

     We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The laws of the State of Delaware provide for the indemnification of our officers, directors and other eligible persons. We may enter into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or stockholder of IntelliPharmaCeutics Ltd., including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for IntelliPharmaCeutics Ltd. by Michael H. Freedman, PLLC.

                                     EXPERTS


     IntelliPharmaCeutics Ltd.'s financial statements as of and for the years ended December 31, 2003 and December 31, 2002 included in this prospectus, have been audited by Kahn Boyd Levychin, LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. IntelliPharmaCeutics Corp.'s financial statements as of and for the years ended December 31, 2003 and December 31, 2004, included in this prospectus, have been audited by Mintz & Partners LLP, independent public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements as of and for the year ended December 31, 2003 were prepared under Canadian generally accepted accounting principles ("GAAP") and audited in accordance with Canadian generally accepted auditing standards. The financial statements as of and for the year ended December 31, 2004 were prepared under US GAAP and audited in accordance with Public Company Accounting Oversight Board (United States) standards. Mintz & Partners LLP's authority as experts is in respect of these respective standards for the indicated periods.


     Pursuant to the Merger dated September 10, 2004, Mintz & Partners, LLP became our independent public accountants. IntelliPharmaCeutics Ltd.'s consolidated financial statements as of and for the year ended December 31, 2004 which are also included in this prospectus, have been audited by Mintz & Partners, LLP, independent public accountants.

                             ADDITIONAL INFORMATION

     Following the effective date of the registration statement, of which this prospectus forms a part, IntelliPharmaCeutics Ltd. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file reports, proxy or information statements and other information with the Securities and Exchange Commission. Any such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     IntelliPharmaCeutics Ltd. has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

================================================================================

                                                       INTELLIPHARMACEUTICS LTD.
                                                  (FORMERLY READY CAPITAL CORP.)
                                               CONSOLIDATED FINANCIAL STATEMENTS
                                           FOR THE YEAR ENDING DECEMBER 31, 2004

================================================================================

                            INTELLIPHARMACEUTICS LTD.

                         (FORMERLY READY CAPITAL CORP.)



                                DECEMBER 31, 2004




                                    CONTENTS







                                                                           PAGE







Consolidated Financial Statements:


      Independent Registered Chartered Accountants' Report                  F-3


      Consolidated Balance Sheet                                            F-4


      Consolidated Statement of Shareholders' Equity                        F-5


      Consolidated Statement of Operations and Deficit                      F-6


      Consolidated Statement of Cash Flows                                  F-7


      Notes to Consolidated Financial Statements                     F-8 - F-17

--------------------------------------------------------------------------------



            - INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS' REPORT -



To The Directors Of
IntelliPharmaCeutics Ltd.




We have audited the accompanying consolidated balance sheet of IntelliPharmaCeutics Ltd. as at December 31, 2004 and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of IntelliPharmaCeutics Ltd. as at December 31, 2004 and the results of its operations and the cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.







Toronto, Ontario                                 /S/ MINTZ & PARTNERS LLP
                                                 ------------------------
April 15, 2005                                   CHARTERED ACCOUNTANTS




--------------------------------------------------------------------------------
                                       F-3

                            INTELLIPHARMACEUTICS LTD
                         (FORMERLY READY CAPITAL CORP.)

                           CONSOLIDATED BALANCE SHEET


AS AT DECEMBER 31,                                                                    2004
---------------------------------------------------------------------------------------------


                                   A S S E T S

CURRENT

     Cash and cash equivalents                                                    $ 4,250,889
     Investment tax credits                                                           291,769
     Prepaid expenses and sundry assets                                                49,651
                                                                                  -----------
                                                                                    4,592,309

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $204,577 (Note 4)          404,124
                                                                                  -----------
                                                                                  $ 4,996,433
                                                                                  ===========


                              L I A B I L I T I E S

CURRENT

     Accounts payable and accrued liabilities (Note 5)                            $   222,779
     Due to related parties (Note 5)                                                1,704,275
                                                                                  -----------
                                                                                    1,927,054
                                                                                  -----------
COMMITMENTS AND CONTINGENCIES (Note 10)

                     S H A R E H O L D E R S'  E Q U I T Y

CAPITAL STOCK (Note 7)
     Special Voting Shares - 20,000,000 authorized number of $0.001 par value
      shares: Issued and Outstanding: 10,850,000                                       10,850
     Common Stock - 40,000,000 authorized number of $0.001 par value:
      Issued and Outstanding: 4,729,946                                                 4,730

ADDITIONAL PAID IN CAPITAL                                                          5,845,441

SUBSCRIPTION RECEIVABLE                                                               (13,000)
                                                                                  -----------

                                                                                    5,848,021

ACCUMULATED COMPREHENSIVE INCOME                                                     (139,328)

DEFICIT                                                                            (2,639,314)
                                                                                  -----------
                                                                                    3,069,379
                                                                                  -----------
                                                                                  $ 4,996,433
                                                                                  ===========



--------------------------------------------------------------------------------
                                                                             F-4

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

--------------------------------------------------------------------------------



                                                                               Amount
                                                                Quantity         of          Quantity
                                                               of Special      Special          of                       Additional
                                                                 Voting        Voting         Common        Common        Paid-In
                                                                 Shares        Shares         Shares        Shares        Capital
                                                              ------------    --------      -----------     -------     -----------
Balance, January 1,2003                                                                     90,000,000          107
     Foreign exchange translation gain (loss)
     Net loss for the period
                                                              -----------      -------      -----------      ------      ----------
Balance, December 31, 2003                                              0            0       90,000,000         107               0
     Issued in connection with reverse acquisition                                            1,745,000       1,745          22,715
     Issuance of common shares                                                                   35,000          35           6,965
     Issuance of common shares for services                                                      20,000          20           3,980
     Share Consolidation (1 : 1.42005)                                                         (532,405)       (532)            532
     Acquisition of shares of IntelliPharmaCeutics Corp.
        (Note 3)                                               10,850,000       10,850      (90,000,000)       (107)        (10,743)
     Issuance of Common Shares                                                                2,112,500       2,113       4,222,887
     Other share issued                                                                         250,000         250         499,750
     Share issuance costs                                                                                                  (274,546)
     Adjustment shares issued                                                                   412,351         412            (412)
     Proceeds from Private Placement                                                            681,000         681       1,361,319
     Shares subscribed                                                                            6,500           6          12,994
     Foreign exchange translation gain (loss)
     Net loss for the period
                                                              -----------      -------      -----------      ------      ----------
Balance, December 31, 2004                                     10,850,000       10,850        4,729,946       4,730       5,845,441
                                                              ===========      =======      ===========      ======      ==========



                                                                  Share          Accumulated      Retained          Total
                                                              Subscriptions     Comprehensive     Earnings/      Shareholders'
                                                                Received        Income (loss)      Deficit          Equity
                                                              -------------     -------------    ----------      -------------
Balance, January 1,2003                                                                449          (95,802)         (95,246)
     Foreign exchange translation gain (loss)                                      (91,605)                          (91,605)
     Net loss for the period                                                                       (881,159)        (881,159)
                                                               ----------       ----------       ----------       ----------
Balance, December 31, 2003                                              0          (91,156)        (976,962)      (1,068,011)
     Issued in connection with reverse acquisition                                                                    24,460
     Issuance of common shares                                                                                         7,000
     Issuance of common shares for services                                                                            4,000
     Share Consolidation (1 : 1.42005)                                                                                     0
     Acquisition of shares of IntelliPharmaCeutics Corp.
        (Note 3)                                                                                                           0
     Issuance of Common Shares                                                                                     4,225,000
     Other share issued                                                                                              500,000
     Share issuance costs                                                                                           (274,546)
     Adjustment shares issued                                                                                              0
     Proceeds from Private Placement                                                                               1,362,000
     Shares subscribed                                            (13,000)                                                 0
     Foreign exchange translation gain (loss)                                      (48,172)                          (48,172)
     Net loss for the period                                                                     (1,662,352)      (1,662,352)
                                                               ----------       ----------       ----------       ----------
Balance, December 31, 2004                                        (13,000)        (139,328)      (2,639,314)       3,069,379
                                                               ==========       ==========       ==========       ==========


--------------------------------------------------------------------------------
                                                                             F-5

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

FOR THE FISCAL YEAR ENDING DECEMBER 31,               2004               2003
--------------------------------------------------------------------------------
REVENUES                                         $    102,332      $       --
                                                 ------------      ------------

EXPENSES
    Research and development                          485,638           268,148
    Wages and benefits                                222,103           173,280
    Administrative costs                              173,509           181,826
    Occupancy costs                                   106,539            87,578
    Marketing                                         367,274            50,584
                                                 ------------      ------------
                                                    1,355,063           761,416
                                                 ------------      ------------
LOSS FROM OPERATIONS                               (1,252,731)         (761,416)

AMORTIZATION                                          144,734           119,743
INTEREST EXPENSE                                       32,370              --
INTEREST INCOME                                       (14,810)             --
FOREIGN EXCHANGE LOSS                                 247,327              --
                                                 ------------      ------------
NET LOSS                                           (1,662,352)         (881,159)

DEFICIT - Beginning of Year                          (976,962)          (95,802)
                                                 ------------      ------------
DEFICIT - End of Year                            $ (2,639,314)     $   (976,962)
                                                 ============      ============
EARNINGS (LOSS) PER COMMON SHARE
     Loss per Common Share                       $      (0.14)     $      (0.08)
                                                 ============      ============
     Weighted average Common
         Shares outstanding                        11,903,780        10,850,000
                                                 ============      ============

--------------------------------------------------------------------------------
                                                                             F-6

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS


FOR THE FISCAL YEAR ENDING DECEMBER 31,                  2004            2003
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                              $(1,662,352)     $(881,159)
    Items not affecting cash
      Amortization                                       144,734        119,743
      Non-cash expenditures (Note 6)                     504,000           --
                                                     -----------      ---------
                                                      (1,013,618)      (761,416)
    Net change in non-cash operating items
      Investment tax credits                             (60,377)       282,939
      Prepaid and sundry assets                          (22,385)       138,730
      Accounts payable and accrued liabilities            76,954       (248,488)
                                                     -----------      ---------
CASH FLOWS USED IN
    OPERATING ACTIVITIES                              (1,019,426)      (588,235)
                                                     -----------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Deferred costs                                          --           35,962
    Funds from related parties                           159,726        552,409
    Reverse takeover and issuance costs                 (274,545)          --
    Issuance of special voting shares                     10,743           --
    Issuance of capital stock                          5,620,717           --
    Issuance of share subscriptions receivable           (13,000)          --
                                                     -----------      ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES            5,503,641        588,371
                                                     -----------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property and equipment                  (190,175)      (114,731)
                                                     -----------      ---------
CASH FLOWS USED IN INVESTING ACTIVITIES                 (190,175)      (114,731)
                                                     -----------      ---------
EFFECT OF EXCHANGE RATE                                  (50,337)       (91,605)
                                                     -----------      ---------
NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                               4,243,703       (206,200)

CASH AND CASH EQUIVALENTS
     - Beginning of Period                                 7,186        213,386
                                                     -----------      ---------
CASH AND CASH EQUIVALENTS
     - End of Period                                 $ 4,250,889      $   7,186
                                                     ===========      =========

SUPPLEMENTAL INFORMATION
    Interest paid                                    $      --        $    --
    Income taxes paid                                $      --        $    --


--------------------------------------------------------------------------------

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

1.       ORGANIZATION AND BASIS OF PRESENTATION

         Description of the Business
         IntelliPharmaCeutics Ltd. (the "Company") was incorporated in the laws of the State of New York on February 23, 1988 under the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

         Basis of Consolidation
         Effective September 10, 2004, the Company completed a transaction with IPC Corp. This transaction was accounted for as a reverse takeover as the control of the Company was acquired by the former shareholders of IPC Corp. After this transaction, the Company's name was changed to IntelliPharmaCeutics Ltd. These consolidated financial statements include the accounts of IPC Corp. as well as those of the Company, as of September 10, 2004. Prior period results and comparatives are those of IPC Corp. Although legally, the Company (formerly Ready Capital Corp.) is regarded as the continuing company, IPC Corp., whose shareholders now hold more than 50% of the voting shares of the Company, is treated as the accounting acquirer under generally accepted accounting principles. Consequently, the Company (formerly Ready Capital Corp.) is deemed a continuation of IPC Corp. and control of the assets and business of the Company (formerly Ready Capital Corp.) is deemed to have been acquired in consideration for the issued shares.

         All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Cash and Cash Equivalents
         Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

         Investment Tax Credits
         The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

--------------------------------------------------------------------------------
                                                                             F-8

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Property and Equipment
         Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized. Depreciation and amortization rates are as follows:

             Computer equipment         30% of the declining balance
             Computer software          50% of the declining balance
             Furniture and fixtures     20% of the declining balance
             Laboratory equipment       30% of the declining balance
             Leasehold improvements     Straight line over the term of the lease

         Revenue Recognition
         Sales recognized to date represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon completion of services on the percentage completion basis.

         Research and Development
         Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Approved investment tax credits are netted against the related expenses or capital property.

         Income taxes
         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

         Use of Estimates
         The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

         Costs of Raising Capital
         Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

--------------------------------------------------------------------------------
                                                                             F-9

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Translation of Foreign Currencies
         In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

         Fair Value of Financial Instruments
         The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, accounts receivable, other receivables, prepaid expenses, accounts payable, accrued liabilities and long-term liabilities are considered to approximate their fair values.

         Stock-Based Compensation Plan
         The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The recently promulgated accounting standard, FIN44 "Accounting for Certain Transactions involving Stock Compensation", does not affect the financial statements of the Company.

         Earnings (Loss) per Share
         Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

         Comprehensive Income
         The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income (loss).

--------------------------------------------------------------------------------
                                                                            F-10

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Segment Information
         The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

         RECENT ACCOUNTING PRONOUNCEMENTS
         In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.

         In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement improves and clarifies financial reporting for derivative instruments and hedging activities under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". Management does not expect that the adoption of SFAS 149 will have a material effect on the Company's operations or financial position.

         In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on the Company's consolidated financial statements.

         In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

--------------------------------------------------------------------------------
                                                                            F-11

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the impairment or Disposal of Long - Lived Assets," in Determining Whether to Report Discontinued Operations. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

         In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1,2006, and its adoption will not have a material impact on our financial position or Results of operations.


3.       ACQUISITION - REVERSE ACQUISITION

         On September 10, 2004, pursuant to the Company's private placement memorandum dated May 5, 2004 and the Share Exchange Agreement dated February 23, 2004 (the "Share Agreement") the Company raised gross proceeds of $4,225,000 by the issuance of 2,112,500 shares of its common stock, effecting the merger of the Company's wholly owned subsidiary with IPC Corp. and effected a 1 for 1.42005 reverse stock split of its common stock. Then on December 30, 2004, the Company issued an additional 687,500 shares of common stock for gross proceeds of $1,375,000. As a result of these transactions ("Transactions") the Company has 50% voting interest in IPC Corp. In addition, pursuant to the Share Agreement, the Company issued 10,850,000 Special Voting shares to the former shareholders of IPC Corp., resulting in the previous owners of IPC Corp. owning approximately 69.6% of the Company's voting capital stock.

         As a result of the Transactions, IPC Corp.'s shareholder, IntelliPharmaCeutics Inc. ("IPC Inc."), acquired 69.6% of the shares in the Company. Other parties own the remaining approximately 30.4%. The effect of the Transactions is that the shareholders of the Company, through their ownership of common shares in the Company, have an indirect equity interest in IPC Corp. that is equal to the percentage that their common shares represent of all shares issued in the Company, both common and voting. IPC Inc. has a direct equity interest in IPC Corp. that is equal to the percentage that IPC Inc.'s voting shares represent of all shares issued in the Company, both common and voting. The shares owned by the Company and IPC Inc. in IPC Corp., give each of the Company and IPC Inc. respectively, 50% of the voting rights in IPC Corp.

         Pursuant to the Share Exchange Agreement and the rights applicable to its shares, IPC Inc. has the right to exchange its equity shares in IPC Corp. for common shares of the Company on a share-for-share basis, that ultimately provides IPC Inc. with the right to own the same percentage of common shares of the Company that it would hold if its present voting shares in the Company were common shares, this being approximately 69.6% as at December 31, 2004 (and a corresponding number of its voting shares in the Company are cancelled automatically on the occurrence of any such exchange).

         Pending exercise of the exchange rights by IPC Inc., the Share Exchange Agreement provides that the shares that IPC Inc. owns in IPC Corp. have contractual rights that make them the economic equivalent of common shares of the Company. These entitle IPC Inc. to receive from IPC Corp., on an equal share for share basis with the Company's common shares, all dividends and distributions of property made by the Company.

--------------------------------------------------------------------------------
                                                                            F-12

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

3.       ACQUISITION - REVERSE ACQUISITION - continued

         In accordance with SFAS 141, "Accounting for Business Combination", the reverse acquisition transaction has been accounted for using the purchase method. The purchase value is based on the fair value of the accounting acquiree's assets and liabilities. At the time of the transaction, the net liabilities of IntelliPharmaCeutics Ltd. was as follows:


                  Cash                                               $   47,981
                  Accounts payable and accrued liabilities              (21,745)
                  Transactional Costs                                  (174,854)
                                                                     -----------
                                                                     $ (148,618)
                                                                     ==========


4.       PROPERTY AND EQUIPMENT

                                                                           Net
                                                         Accumulated    Carrying
                                               Cost     Depreciation      Value
                                             -------    ------------    --------
                                                 $           $              $
              Computer equipment              67,330        30,043        37,287
              Computer software                2,984         2,984             0
              Furniture and fixtures          40,701        12,382        28,319
              Laboratory equipment           353,193       156,760       196,433
              Leasehold improvements         144,493         2,408       142,085
                                             -------       -------       -------
              December 31, 2004              608,701       204,577       404,124
                                             -------       -------       -------


         Depreciation during the year ending December 31, 2004 was $144,734 (2003 - $119,743)

5.       RELATED PARTY TRANSACTIONS

         Amounts due to the related parties are payable to entities controlled by shareholders, officers or directors of the Company, as are transactions with these related parties.


                                                                         2004
                                                                      ----------
         Promissory note payable to shareholders, unsecured,
          non-interest bearing prior to September 2004.
          Starting in September 2004, the promissory note
          bears a 6% annual interest rate on the outstanding
          loan balance and the loan is secured by and repayable
          in any month at the rate of greater of 25% of gross
          revenues or 100% of Scientific Research & Experimental
          Development tax credits received in cash from Canadian
          tax authorities in respect of research carried out
          prior to September 10, 2004 (2004 - CA$ 2,018,797)          $1,679,532

         IntelliPharmaCeutics, Inc., an entity controlled by
          shareholders, officers and directors, unsecured,
          non-interest bearing with no fixed repayment
          terms (2004 - CA$29,742)                                        24,744
                                                                      ----------
                                                                      $1,704,275
                                                                      ==========

--------------------------------------------------------------------------------
                                                                            F-13

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

5.       RELATED PARTY TRANSACTIONS - continued

         Interest calculated on the promissory note payable to shareholders for the year ended December 31, 2004 in the amount of $32,370 is included in accounts payable and accrued liabilities. In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.

         In addition, the Company issued 270,000 common shares to related parties (Note 6)

6.       NON CASH TRANSACTIONS

         During the fiscal year ending December 31, 2004, the Company had the following non cash transactions:
            >> Issued 20,000 shares to its Corporate Secretary for past services valued at $4,000;
            >> Issued 50,000 shares to an employee for past services valued at
               $100,000;
            >> Issued 100,000 shares to an Officer of the Company for past services valued at $200,000;
            >> Issued 100,000 shares to an entity for services valued at
               $200,000.

         These transactions are in the normal course of operations and have been valued at the exchange amount which is the amount of consideration established and agreed to by the parties. (See Note 5)

7.       CAPITAL STOCK

         The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001.

         All reference to the common shares of the Company is after taking into consideration the 1.42005 old common shares for one (1) new common share consolidation, on a retroactive basis, including the weighted average shares outstanding that took effect as of September 10, 2004.

         During the period, the Company had the following capital transactions:
            1. issued 10,850,000 common shares for acquisition of shares in IPC
               Corp.;
            2. issued 2,800,000 common shares for gross proceeds of $5,600,000, in addition 278,500 warrants were issued in conjunction with this financing, where each warrant provides the holder the option to acquire one (1) common share for a price of $3.00 for period of up to 3 years; and
            3. issued 270,000 common shares for past services valued at
               $504,000. (Note 6)

         The expiry date of the warrants, which can be exercised that are mentioned above have the following expiry dates:

                        Number of Warrants                Expiry Date
                              50,000                   September 10, 2006
                             228,500                   September 10, 2007


         No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to base the fair market value of the warrants.

--------------------------------------------------------------------------------
                                                                            F-14

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

8.       OPTIONS AND WARRANTS

         The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:

                                                          Wt. Avg.                  Wt. Avg.
                                                          Exercise     Options      Exercise
                                              Number        Price    Exercisable      Price
                                            ----------    --------   -----------    ---------
         Balance, January 1, 2003                  Nil         N/A           Nil          N/A
                                            ----------    --------   -----------    ---------
         Balance, December 31, 2003                Nil         N/A           Nil          N/A
         Issued in 2004                      5,000,000       $2.00           Nil         2.00
                                            ----------    --------   -----------    ---------
         Balance, December 31, 2004          5,000,000       $2.00           Nil         2.00
                                            ==========    ========   ===========    =========


         Options outstanding and exercisable at December 31, 2004 are as follows:

                                    Outstanding                               Exercisable
                                             Wt. Avg.        Wt. Avg.                   Wt. Avg.
                                 Expiry     Remaining       Remaining                   Exercise
         Price       Number       Date         Life       Exercise Price     Number       Price
         -----     ---------     ------     ---------     --------------     ------     --------
         $2.00     5,000,000      N/A          Nil            $2.00            Nil         2.00

         SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                            2004
                                                          --------
                  Expected life of the option             10 years
                  Risk free interest rate                   3.0%
                  Expected volatility                       50.0%
                  Expected dividend yield                   0.0%


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

--------------------------------------------------------------------------------
                                                                            F-15

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

8.       OPTIONS AND WARRANTS - continued

         Based on the above information, the Company would disclose a compensation expense on a pro-forma basis of approximately $4,428,000 when the options are vested. As no milestones were reached during the year and no options vested, a pro-forma disclosure is not being made.


9.       PROVISION FOR INCOME TAX

         The Company files US Federal income tax returns for its US operations. Separate income tax returns are filed, as locally required.

         There was no provision for income taxes for the years ended December 31, 2004 and 2003.

         The total provision for income taxes differs from that amount which would be computed by applying the United States federal income tax rate to income (loss) before provision for income taxes. The reasons for these differences are as follows:


         Year Ended December 31,                                2004                         2003
                                                         Amount         %             Amount         %
                                                       ---------      -----         ---------      -----
         Statutory income tax rate (recovery)          $(600,109)     (36.1)        $(318,098)      36.1
         Non deductible items                             64,589        3.9           175,945       20.0
                                                       ---------      -----         ---------      -----
         Net taxes and effective rate                   (535,520)     (32.2)         (142,103)     (16.1)
         Valuation allowance                             535,520       32.2           142,103       16.1
                                                       ---------      -----         ---------      -----
                                                       $     Nil        0.0         $     Nil        0.0
                                                       =========      =====         =========      =====


         The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities and net operating loss carry-forwards. Temporary differences and carry-forwards, which give rise to deferred tax assets and liabilities, are as follows:


         Year Ended December 31,                       2004                         2003
                                              Component    Tax Effect      Component    Tax Effect
                                             -----------   ----------      ---------    ----------
         Tax loss benefit                    $ 1,662,352   $ 535,520       $ 881,159    $ 142,103
         Less valuation allowance             (1,662,352)   (535,520)       (881,159)    (142,103)
                                             -----------   ---------       ---------    ---------
         Net deferred tax assets             $       Nil   $     Nil       $     Nil    $     Nil
                                             ===========   =========       =========    =========

         At December 31, 2004, the Company had cumulative net operating loss carry-forwards of approximately $50,000 and $1,612,000 in the United States and Canada respectively. These amounts will expire in various years through 2011. The related deferred tax assets have been completely offset by a valuation allowance. The Company has no significant deferred tax liabilities.

--------------------------------------------------------------------------------
                                                                            F-16

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------

10.      COMMITMENTS AND CONTINGENCIES

         a)   Commitments

         The Company has entered in to various contracts and operating leases. The Company's minimum future payments as at December 31, 2004 are approximately as follows:


                  2005                               $  498,652
                  2006                                  318,751
                  2007                                  273,349
                  2008                                   87,948
                  2009                                   80,475
                  Thereafter                             ---
                                                     ----------
                                                     $1,259,175
                                                     ==========



         b)   Contingencies

         From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at December 31, 2004, no pending litigation or threatened claim is outstanding.


11.      FINANCIAL INSTRUMENTS

         a)   Fair Value

         Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

         The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

         b)   Interest rate, currency and credit risk

         The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.


12.      SEGMENTED INFORMATION

         The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.


--------------------------------------------------------------------------------

================================================================================

                                                       INTELLIPHARMACEUTICS LTD.
                                                  (FORMERLY READY CAPITAL CORP.)
                             INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                            FOR THE PERIOD ENDING MARCH 31, 2005

================================================================================

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                                 MARCH 31, 2005

                                    CONTENTS

                                                                            PAGE
                                                                        -----------
Interim Consolidated Condensed Financial Statements:

   Consolidated Condensed Balance Sheet                                        F-20

   Interim Consolidated Condensed Statement of Shareholders' Equity            F-21

   Interim Consolidated Condensed Statement of Operations and Deficit          F-22

   Interim Consolidated Condensed Statement of Cash Flows                      F-23

   Notes to the Interim Consolidated Condensed Financial Statements     F-24 - F-31

                            INTELLIPHARMACEUTICS LTD
                         (FORMERLY READY CAPITAL CORP.)

                      CONSOLIDATED CONDENSED BALANCE SHEET

AS AT                                                                 MARCH 31, 2005   DECEMBER 31, 2004
-----                                                                 --------------   -----------------
                                                                        (UNAUDITED)        (AUDITED)
                               ASSETS

CURRENT
   Cash and cash equivalents                                           $ 3,415,343        $ 4,250,889
   Investment tax credits                                                  366,464            291,769
   Prepaid expenses and sundry assets                                      134,243             49,651
                                                                       -----------        -----------
                                                                         3,916,050          4,592,309
PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $341,064 (2004 - $204,577)                              616,788            404,124
                                                                       -----------        -----------
                                                                       $ 4,532,838        $ 4,996,433
                                                                       ===========        ===========

                            LIABILITIES

CURRENT
   Accounts payable and accrued liabilities (Note 3)                   $   231,165        $   222,779
   Due to related parties (Note 3)                                       1,693,567          1,704,275
                                                                       -----------        -----------
                                                                         1,924,732          1,927,054
                                                                       -----------        -----------

CONTINGENCIES (Note 7)

                        SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 5)
   Special Voting Shares - 20,000,000 authorized number of $0.001
      par value shares: Issued and Outstanding: 10,850,000                  10,850             10,850
   Common Stock - 40,000,000 authorized number of $0.001 par value:
      Issued and Outstanding: 4,729,946                                      4,730              4,730

ADDITIONAL PAID IN CAPITAL                                               5,845,441          5,845,441

SUBSCRIPTION RECEIVABLE                                                         --            (13,000)
                                                                       -----------        -----------
                                                                         5,861,021          5,848,021
ACCUMULATED COMPREHENSIVE INCOME                                          (185,443)          (139,328)
DEFICIT                                                                 (3,067,472)        (2,639,314)
                                                                       -----------        -----------
                                                                         2,608,106          3,069,379
                                                                       -----------        -----------
                                                                       $ 4,532,838        $ 4,996,433
                                                                       ===========        ===========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

                                                            Amount
                                               Quantity       of       Quantity
                                              of Special    Special       of                Additional
                                                Voting      Voting      Common     Common     Paid-In
                                                Shares      Shares      Shares     Shares     Capital
                                              ----------   --------   ----------   ------   ----------
Balance, January 1, 2004                               0         0    90,000,000      107            0
   Foreign exchange translation gain (loss)
   Net loss for the period
                                              ----------    ------    ----------    -----    ---------
Balance, March 31, 2004                                0         0    90,000,000      107            0
                                              ==========    ======    ==========    =====    =========

Balance, January 1, 2005                      10,850,000    10,850     4,729,946    4,730    5,845,441
   Receipt of cash for shares previously
      subscribed for
   Foreign exchange translation gain (loss)
   Net loss for the period
                                              ----------    ------    ----------    -----    ---------
Balance, March 31,2005                        10,850,000    10,850     4,729,946    4,730    5,845,441
                                              ==========    ======    ==========    =====    =========


                                                  Share        Accumulated     Retained        Total
                                              Subscriptions   Comprehensive    Earnings    Shareholders'
                                                 Received     Income (loss)    / Deficit      Equity
                                              -------------   -------------   ----------   -------------
Balance, January 1, 2004                               0         (91,156)       (976,962)   (1,068,011)
   Foreign exchange translation gain (loss)                       11,475                        11,475
   Net loss for the period                                                      (158,636)     (158,636)
                                                 -------        --------      ----------    ----------
Balance, March 31, 2004                                0         (79,681)     (1,135,598)   (1,215,172)
                                                 =======        ========      ==========    ==========

Balance, January 1, 2005                         (13,000)       (139,328)     (2,639,314)    3,069,379
   Receipt of cash for shares previously
      subscribed for                              13,000                                        13,000
   Foreign exchange translation gain (loss)                      (46,115)                      (46,115)
   Net loss for the period                                                      (428,158)     (428,158)
                                                 -------        --------      ----------    ----------
Balance, March 31,2005                                 0        (185,443)     (3,067,472)    2,608,106
                                                 =======        ========      ==========    ==========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)

FOR THE PERIOD ENDING MARCH 31,                           2005          2004
-------------------------------                       -----------   -----------
REVENUES                                              $        --   $        --
                                                      -----------   -----------
EXPENSES
   Research and development                               128,013        69,502
   Wages and benefits                                      37,617        25,480
   Administrative costs                                    85,397         4,712
   Occupancy costs                                         57,277        23,703
   Marketing                                              122,315         7,459
                                                      -----------   -----------
                                                          430,619       130,856
                                                      -----------   -----------

LOSS FROM OPERATIONS                                     (430,619)     (130,856)

AMORTIZATION                                               25,985        27,040
INTEREST INCOME                                           (17,040)           --
INTEREST EXPENSE                                           24,365            --
FOREIGN EXCHANGE (GAIN) LOSS                              (35,771)          740
                                                      -----------   -----------

NET LOSS                                                 (428,158)     (158,636)

DEFICIT - Beginning of Period                          (2,639,314)     (976,962)
                                                      -----------   -----------
DEFICIT - End of Period                               $(3,067,472)  $(1,135,598)
                                                      ===========   ===========

EARNINGS (LOSS) PER COMMON SHARE
   Loss per Common Share                              $     (0.03)  $     (0.01)
                                                      ===========   ===========
   Weighted average Common Shares outstanding          15,579,946    10,850,000
                                                      ===========   ===========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

             INTERIM CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

FOR THE PERIOD ENDING MARCH 31,                             2005         2004
-------------------------------                          ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Loss for the period                                   $ (428,158)  $(158,636)
   Items not affecting cash
      Amortization                                           25,985      27,040
                                                         ----------   ---------
                                                           (402,173)   (131,596)
   Net change in non-cash operating items
      Investment tax credits                                (74,696)    (54,852)
      Prepaid and sundry assets                             (84,592)      4,775
      Accounts payable and accrued liabilities                8,387     (41,472)
                                                         ----------   ---------
CASH FLOWS USED IN
   OPERATING ACTIVITIES                                    (553,074)   (223,145)
                                                         ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Funds from related parties                               (10,708)    191,587
                                                         ----------   ---------
CASH FLOWS (USED IN) PROVIDED BY
   FINANCING ACTIVITIES                                     (10,708)    191,587
                                                         ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                      (245,147)     (3,922)
                                                         ----------   ---------

CASH FLOWS USED IN INVESTING ACTIVITIES                    (245,147)     (3,922)
                                                         ----------   ---------

EFFECT OF EXCHANGE RATE ON CASH                             (26,617)     15,396
                                                         ----------   ---------
NET DECREASE IN CASH
   AND CASH EQUIVALENTS                                    (835,546)    (20,084)
CASH AND CASH EQUIVALENTS
   - Beginning of Period                                  4,250,889       7,186
                                                         ----------   ---------
CASH AND CASH EQUIVALENTS
   - End of Period                                       $3,415,343   $ (12,898)
                                                         ==========   =========
SUPPLEMENTAL INFORMATION
   Interest paid                                         $       --   $      --
   Income taxes paid                                     $       --   $      --

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     Description of the Business

     IntelliPharmaCeutics Ltd. (the "Company") was incorporated in the laws of the State of New York on February 23, 1988 under the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. ("IPC Ltd."), and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

     Basis of Consolidation

     Effective September 10, 2004, the Company completed a transaction with IPC Corp. This transaction was accounted for as a reverse takeover as the control of the Company was acquired by the former shareholders of IPC Corp. After this transaction, the Company's name was changed to IntelliPharmaCeutics Ltd. These consolidated condensed financial statements include the accounts of IPC Corp. as well as that of IPC Ltd, as of September 10, 2004. Prior period results and comparatives are those of IntelliPharmaCeutics Corp. Although legally, the Company (formerly Ready Capital Corp.) is regarded as the continuing company, IPC Corp., whose shareholders now hold more than 50% of the voting shares of the Company, is treated as the accounting acquirer under generally accepted accounting principles. Consequently, the Company (formerly Ready Capital Corp.) is deemed a continuation of IPC Corp. and control of the assets and business of the Company (formerly Ready Capital Corp.) is deemed to have been acquired in consideration for the issued shares.

     All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying consolidated condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The management of the Company has prepared these interim consolidated condensed financial statements in accordance with generally accepted accounting principles. These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2004. The methods and policies set forth in the year-ended audited consolidated financial statements are followed in these interim consolidated condensed financial statements.

     In the opinion of management, all adjustments considered necessary for fair presentation have been included in these interim consolidated condensed financial statements, however, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.

     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits (ITCs) claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized.

     Revenue Recognition

     Sales recognized represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon completion of services on the percentage completion basis.

     Research and Development

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Approved investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Costs of Raising Capital

     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

     Translation of Foreign Currencies

     In accordance with SFAS No. 52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, accounts receivable, other receivables and prepaid expenses and accounts payable and accrued liabilities and long-term liabilities are considered to approximate their fair values.

     Stock-Based Compensation Plan

     The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The recently promulgated accounting standard, FIN44 "Accounting for Certain Transactions involving Stock Compensation", does not affect the financial statements of the Company.

     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     Recent Accounting Pronouncements

     In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123
     (R).

     In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the impairment or Disposal of Long - Lived Assets," in Determining Whether to Report Discontinued Operations." The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

     In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or Results of operations.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

3.   RELATED PARTY TRANSACTIONS

     Amounts due to the related parties, are payable to entities controlled by shareholders, officers or directors of the Company as are transactions with these related parties.

                                                                           March 31, 2005   December 31, 2004
                                                                           --------------   -----------------
                                                                             (UNAUDITED)        (AUDITED)
     Promissory note payable to shareholders, unsecured, non-
        interest bearing prior to September 2004. Starting in
        September 2004, the promissory note bears a 6% annual
        interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research &
        Experimental Development tax credits received in cash from
        Canadian tax authorities in respect of research carried out prior to September 10, 2004. (March 31, 2005 and
        December 31, 2004 - CA$2,018,797)                                    $1,668,979          1,679,532

     IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms. (March 31, 2005 and December 31,
        2004 - CA$29,742)                                                        24,588             24,744
                                                                             ----------         ----------
                                                                             $1,693,567         $1,704,276
                                                                             ==========         ==========

     Cumulative interest calculated on the promissory note payable to shareholders up to March 31, 2005 equalled to $56,859 is included in accounts payable and accrued liabilities. In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1% per month, compounded monthly.

     The Company issued no common shares to related parties during periods ended March 31, 2004 and 2005. However, the Company issued 270,000 common shares to related parties during period ended September 30, 2004. (Note 4)

4.   NON CASH TRANSACTIONS

     The Company had no non cash transactions during periods ended March 31, 2004 and 2005. However, during the period ended September 30, 2004, the Company had the following non cash transactions:

          - Issued 20,000 shares to its Corporate Secretary for past services valued at $4,000;

          - Issued 50,000 shares to an employee for past services valued at $100,000;

          - Issued 100,000 shares to an Officer of the Company for past services valued $200,000;

          - Issued 100,000 shares to an entity for services valued at $200,000.

     These transactions were in the normal course of operations and have been valued at the exchange amount which is the amount of consideration established and agreed to by the parties. (See Note 3)

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

5.   CAPITAL STOCK

     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001.

     All reference to the common shares of the Company is after taking into consideration the 1.42005 old common shares for one (1) new common share consolidation, on a retroactive basis, including the weighted average shares outstanding that took effect as of September 10, 2004.

     During the pervious fiscal year, the Company had the following capital transactions:

          1. issued 10,850,000 common shares for acquisition of shares in IPC Corp.;

          2. issued 2,800,000 common shares for gross proceeds of $5,600,000, in addition 278,500 warrants were issued in conjunction with this financing, where each warrant provides the holder the option to acquire one (1) common share for a price of $3.00 for period of up to 3 years; and

          3. issued 270,000 common shares for past services valued at $504,000. (Note 4)

     The expiry date of the warrants, which can be exercised that are mentioned above have the following expiry dates:

          Number of Warrants       Expiry Date
          ------------------   ------------------
                 50,000        September 10, 2006
                228,500        September 10, 2007

     No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to bases the fair market value of the warrants.

6.   OPTIONS AND WARRANTS

     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:

                                            Wt. Avg.                 Wt. Avg.
                                            Exercise     Options     Exercise
                                  Number      Price    Exercisable     Price
                                ---------   --------   -----------   --------
     Balance, January 1, 2004         Nil       N/A        Nil           N/A
                                ---------     -----        ---         -----
     Balance, March 31, 2004          Nil       N/A        Nil           N/A
                                =========     =====        ===         =====
     Balance, January 1, 2005   5,000,000     $2.00        Nil         $2.00
                                ---------     -----        ---         -----
     Balance, March 31, 2005    5,000,000     $2.00        Nil         $2.00
                                =========     =====        ===         =====

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

            NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

6.   OPTIONS AND WARRANTS - continued

     Options outstanding and exercisable at March 31, 2005 are as follows:

                           Outstanding                            Exercisable
     -------------------------------------------------------   -----------------
                                   Wt. Avg.      Wt. Avg.               Wt. Avg.
                         Expiry   Remaining      Remaining              Exercise
     Price     Number     Date       Life     Exercise Price   Number     Price
     -----   ---------   ------   ---------   --------------   ------   --------
     $2.00   5,000,000     N/A       Nil           $2.00         Nil      $2.00

     SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                     2004
                                   --------
     Expected life of the option   10 years
     Risk free interest rate          3.0%
     Expected volatility             50.0%
     Expected dividend yield          0.0%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Based on the above information, the Company would disclose a compensation expense on a pro-forma basis of approximately $4,428,000 when the options are vested. As no milestones were reached during the period and no options vested, a pro-forma disclosure is not being made.

7.   CONTINGENCIES

     From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at March 31, 2005, no pending litigation or threatened claim is outstanding.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

8.   FINANCIAL INSTRUMENTS

     a)   Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

     b)   Interest rate, currency and credit risk

     The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.

9.   SEGMENTED INFORMATION

     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

================================================================================

                                                       INTELLIPHARMACEUTICS LTD.
                                                  (FORMERLY READY CAPITAL CORP.)
                             INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                             FOR THE PERIOD ENDING JUNE 30, 2005

================================================================================

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                                  JUNE 30, 2005

                                    CONTENTS

                                                                            PAGE
                                                                        -----------
Interim Consolidated Condensed Financial Statements:


   Consolidated Condensed Balance Sheet                                        F-34

   Interim Consolidated Condensed Statement of Shareholders' Equity            F-35

   Interim Consolidated Condensed Statement of Operations and Deficit          F-36

   Interim Consolidated Condensed Statement of Cash Flows                      F-37

   Notes to the Interim Consolidated Condensed Financial Statements     F-38 - F-45

                            INTELLIPHARMACEUTICS LTD
                         (FORMERLY READY CAPITAL CORP.)

                      CONSOLIDATED CONDENSED BALANCE SHEET

AS AT                                                       JUNE 30, 2005   DECEMBER 31, 2004
-----                                                       -------------   -----------------
                                                             (UNAUDITED)        (AUDITED)
                          ASSETS

CURRENT
   Cash and cash equivalents                                 $ 2,689,223       $ 4,250,889
   Investment tax credits                                        365,064           291,769
   Prepaid expenses and sundry assets                             53,513            49,651
                                                             -----------       -----------
                                                               3,107,800         4,592,309
PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $392,085 (2004 - $316,721)                    875,893           404,124
                                                             -----------       -----------
                                                             $ 3,983,693       $ 4,996,433
                                                             ===========       ===========

                       LIABILITIES

CURRENT
   Accounts payable and accrued liabilities (Note 3)         $   360,320       $   222,779
   Due to related parties (Note 3)                             1,543,188         1,704,275
                                                             -----------       -----------
                                                               1,903,508         1,927,054
                                                             -----------       -----------
CONTINGENCIES (Note 7)

                   SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 5)
   Special Voting Shares - 20,000,000 authorized number
      of $0.001 par value shares: Issued and Outstanding:
      10,850,000                                                  10,850            10,850
   Common Stock - 40,000,000 authorized number of $0.001
      par value: Issued and Outstanding: 4,729,946                 4,730             4,730
ADDITIONAL PAID IN CAPITAL                                     5,845,441         5,845,441

SUBSCRIPTION RECEIVABLE                                               --           (13,000)
                                                             -----------       -----------
                                                               5,861,021         5,848,021
ACCUMULATED COMPREHENSIVE INCOME                                (227,156)         (139,328)

DEFICIT                                                       (3,553,680)       (2,639,314)
                                                             -----------       -----------
                                                               2,080,185         3,069,379
                                                             -----------       -----------
                                                             $ 3,983,693       $ 4,996,433
                                                             ===========       ===========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        INTERIM CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

                                                Amount
                                   Quantity       of       Quantity
                                  of Special   Special        of                Additional
                                    Voting      Voting      Common     Common     Paid-In
                                    Shares      Shares      Shares     Shares     Capital
                                  ----------   --------   ----------   ------   ----------
Balance, January 1, 2004                   0         0    90,000,000      107            0
   Foreign exchange translation
      gain (loss)
   Net loss for the period
                                  ----------    ------    ----------    -----    ---------
Balance, June 30, 2004                     0         0    90,000,000      107            0
                                  ==========    ======    ==========    =====    =========
Balance, January 1, 2005          10,850,000    10,850     4,729,946    4,730    5,845,441
   Receipt of cash for shares
      previously subscribed for
   Foreign exchange translation
      gain (loss)
   Net loss for the period
                                  ----------    ------    ----------    -----    ---------
Balance, June 30, 2005            10,850,000    10,850     4,729,946    4,730    5,845,441
                                  ==========    ======    ==========    =====    =========



                                      Share        Accumulated     Retained        Total
                                  Subscriptions   Comprehensive    Earnings    Shareholders'
                                     Received     Income (loss)    / Deficit       Equity
                                  -------------   -------------   ----------   -------------
Balance, January 1, 2004                   0         (91,156)       (976,962)   (1,068,011)
   Foreign exchange translation
      gain (loss)                                     27,283                        27,283
   Net loss for the period                                          (389,605)     (389,605)
                                     -------        --------      ----------    ----------
Balance, June 30, 2004                     0         (63,873)     (1,135,597)   (1,430,333)
                                     =======        ========      ==========    ==========
Balance, January 1, 2005             (13,000)       (139,328)     (2,639,314)    3,069,379
   Receipt of cash for shares
      previously subscribed for       13,000                                        13,000
   Foreign exchange translation
      gain (loss)                                    (87,828)                      (87,828)
   Net loss for the period                                          (914,366)     (914,366)
                                     -------        --------      ----------    ----------
Balance, June 30, 2005                     0        (227,156)     (3,553,680)    2,080,185
                                     =======        ========      ==========    ==========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)

                                       THREE MONTHS ENDED           SIX MONTHS ENDED
                                            JUNE 30,                    JUNE 30,
                                   -------------------------   -------------------------
                                       2005          2004          2005          2004
                                   -----------   -----------   -----------   -----------
REVENUES                           $        --   $        --   $        --   $        --
                                   -----------   -----------   -----------   -----------

EXPENSES
   Research and development            201,824        88,266       329,837       157,768
   Wages and benefits                   31,121        24,753        68,738        50,233
   Administrative costs                 81,245        28,011       166,642        32,723
   Occupancy costs                      38,411        23,554        95,688        47,257
   Marketing                           113,039         9,111       235,354        16,570
                                   -----------   -----------   -----------   -----------
                                       465,640       173,695       896,259       304,551
                                   -----------   -----------   -----------   -----------

LOSS FROM OPERATIONS                  (465,640)     (173,695)     (896,259)     (304,551)

AMORTIZATION                            57,473        57,423        83,458        84,463
INTEREST INCOME                        (16,791)           --       (33,831)           --
INTEREST EXPENSE                        24,047            --        48,412            --
FOREIGN EXCHANGE (GAIN) LOSS           (44,161)         (149)      (79,932)          591
                                   -----------   -----------   -----------   -----------
NET LOSS                              (486,208)     (230,969)     (914,366)     (389,605)

DEFICIT - Beginning of Period       (3,067,472)   (1,135,598)   (2,639,314)     (976,962)
                                   -----------   -----------   -----------   -----------
DEFICIT - End of Period            $(3,553,680)  $(1,366,567)  $(3,553,680)  $(1,366,567)
                                   ===========   ===========   ===========   ===========

EARNINGS (LOSS) PER COMMON SHARE
   Loss per Common Share           $     (0.03)  $     (0.02)  $     (0.06)  $     (0.04)
                                   ===========   ===========   ===========   ===========
   Weighted average Common
      Shares outstanding            15,579,946    10,850,000    15,579,946    10,850,000
                                   ===========   ===========   ===========   ===========

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

             INTERIM CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                         JUNE 30,                  JUNE 30,
                                                  ----------------------   -----------------------
                                                     2005         2004         2005         2004
                                                  ----------   ---------   -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Loss for the period                            $ (486,208)  $(230,969)  $  (914,366)  $(389,605)
   Items not affecting cash Amortization              57,473      57,423        83,458      84,463
                                                  ----------   ---------   -----------   ---------
                                                    (428,735)   (173,546)     (830,908)   (305,142)

   Net change in non-cash operating items
      Investment tax credits                           1,400     191,515       (73,295)    136,663
      Prepaid and sundry assets                       80,731    (219,400)       (3,861)   (214,625)
      Accounts payable and accrued liabilities       129,154      26,280       137,540     (15,193)
                                                  ----------   ---------   -----------   ---------

CASH FLOWS USED IN OPERATING ACTIVITIES             (217,450)   (175,151)     (770,524)   (398,297)
                                                  ----------   ---------   -----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Funds from related parties                       (150,379)    188,137      (161,087)    379,724
                                                  ----------   ---------   -----------   ---------

CASH FLOWS (USED IN) PROVIDED BY
   FINANCING ACTIVITIES                             (150,379)    188,137      (161,087)    379,724
                                                  ----------   ---------   -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment               (321,839)     (1,620)     (566,986)     (5,542)
                                                  ----------   ---------   -----------   ---------

CASH FLOWS USED IN
   INVESTING ACTIVITIES                             (321,839)     (1,620)     (566,986)     (5,542)
                                                  ----------   ---------   -----------   ---------

EFFECT OF EXCHANGE RATE ON CASH                      (36,452)     23,117       (63,069)     38,514
                                                  ----------   ---------   -----------   ---------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                             (726,120)     34,483    (1,561,666)     14,399

CASH AND CASH EQUIVALENTS - Beginning of Period    3,415,343     (12,898)    4,250,889       7,186
                                                  ----------   ---------   -----------   ---------

CASH AND CASH EQUIVALENTS - End of Period         $2,689,223   $  21,585   $ 2,689,223   $  21,585
                                                  ==========   =========   ===========   =========

SUPPLEMENTAL INFORMATION
   Interest paid                                  $       --   $      --   $        --   $      --
   Income taxes paid                              $       --   $      --   $        --   $      --

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     Description of the Business

     IntelliPharmaCeutics Ltd. (the "Company") was incorporated in the laws of the State of New York on February 23, 1988 under the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated in the State of Delaware, changed its name to IntelliPharmaCeutics Ltd. ("IPC Ltd."), and acquired an interest in IntelliPharmaCeutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp. is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.

     Basis of Consolidation

     Effective September 10, 2004, the Company completed a transaction with IPC Corp. This transaction was accounted for as a reverse takeover as the control of the Company was acquired by the former shareholders of IPC Corp. After this transaction, the Company's name was changed to IntelliPharmaCeutics Ltd. These interim consolidated condensed financial statements include the accounts of IPC Corp. as well as that of IPC Ltd, as of September 10, 2004. Prior period results and comparatives are those of IntelliPharmaCeutics Corp. Although legally, the Company (formerly Ready Capital Corp.) is regarded as the continuing company, IPC Corp., whose shareholders now hold more than 50% of the voting shares of the Company, is treated as the accounting acquirer under generally accepted accounting principles. Consequently, the Company (formerly Ready Capital Corp.) is deemed a continuation of IPC Corp. and control of the assets and business of the Company (formerly Ready Capital Corp.) is deemed to have been acquired in consideration for the issued shares.

     All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying interim consolidated condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The management of the Company has prepared these interim consolidated condensed financial statements in accordance with generally accepted accounting principles. These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2004. The methods and policies set forth in the year-ended audited consolidated condensed financial statements are followed in these interim consolidated financial statements.

     In the opinion of management, all adjustments considered necessary for fair presentation have been included in these interim consolidated condensed financial statements, however, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.

     Cash and Cash Equivalents

     Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Investment Tax Credits

     The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits ("ITCs") claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.

     Property and Equipment

     Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized.

     Revenue Recognition

     Sales recognized represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), primary purpose of which is to expand on accounting guidance contained in SAB 101, these revenues are recognized upon completion of services on the percentage completion basis.

     Research and Development

     Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Approved investment tax credits are netted against the related expenses or capital property.

     Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Use of Estimates

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.

     Costs of Raising Capital

     Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

     Translation of Foreign Currencies

     In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.

     Fair Value of Financial Instruments

     The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, accounts receivable, other receivables and prepaid expenses and accounts payable and accrued liabilities and long-term liabilities are considered to approximate their fair values.

     Stock-Based Compensation Plan

     The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The recently promulgated accounting standard, FIN44 "Accounting for Certain Transactions involving Stock Compensation", does not affect the financial statements of the Company.

     Earnings (Loss) per Share

     Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
     (loss).

     Segment Information

     The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123
     (R).

     In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the impairment or Disposal of Long - Lived Assets," in Determining Whether to Report Discontinued Operations." The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

     In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or Results of operations.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

3.   RELATED PARTY TRANSACTIONS

     Amounts due to the related parties, are payable to entities controlled by shareholders, officers or directors of the Company as are transactions with these related parties.

                                                                          June 30, 2005   December 31, 2004
                                                                          -------------   ------------------
                                                                           (UNAUDITED)        (AUDITED)
     Promissory note payable to shareholders, unsecured, non-
        interest bearing prior to September 2004. Starting in
        September 2004, the promissory note bears a 6% annual
        interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research &
        Experimental Development tax credits received in cash from
        Canadian tax authorities in respect of research carried out prior to September 10, 2004. (June 30, 2005, - CA$1,861,280,
        December 31, 2004 - CA$2,018,797).                                  $1,518,916         1,679,532

     IntelliPharmaCeutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms. (June 30, 2005 and December 31,
        2004 - CA$29,742)                                                       24,271            24,744
                                                                            ----------        ----------
                                                                            $1,543,188        $1,704,276
                                                                            ==========        ==========

     Cumulative interest calculated on the promissory note payable to shareholders up to June 30, 2005 equalled to $80,537 is included in accounts payable and accrued liabilities. In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1% per month, compounded monthly.

     The Company issued no common shares to related parties during periods ended June 30, 2004 and 2005. However, the Company issued 270,000 common shares to related parties during period ended September 30, 2004. (Note 4)

4.   NON CASH TRANSACTIONS

     The Company had no non cash transactions during periods ended June 30, 2004 and 2005. However, during the period ended September 30, 2004, the Company had the following non cash transactions:

          - Issued 20,000 shares to its Corporate Secretary for past services valued at $4,000;

          - Issued 50,000 shares to an employee for past services valued at $100,000;

          - Issued 100,000 shares to an Officer of the Company for past services valued $200,000;

          - Issued 100,000 shares to an entity for services valued at $200,000.

     These transactions were in the normal course of operations and have been valued at the exchange amount which is the amount of consideration established and agreed to by the parties. (See Note 3)

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

5.   CAPITAL STOCK

     The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001.

     All reference to the common shares of the Company is after taking into consideration the 1.42005 old common shares for one (1) new common share consolidation, on a retroactive basis, including the weighted average shares outstanding that took effect as of September 10, 2004.

     During the pervious fiscal year, the Company had the following capital transactions:

          1. issued 10,850,000 common shares for acquisition of shares in IPC Corp.;

          2. issued 2,800,000 common shares for gross proceeds of $5,600,000, in addition 278,500 warrants were issued in conjunction with this financing, where each warrant provides the holder the option to acquire one (1) common share for a price of $3.00 for period of up to 3 years; and

          3. issued 270,000 common shares for past services valued at $504,000. (Note 4)

     The expiry date of the warrants, which can be exercised that are mentioned above have the following expiry dates:

     Number of Warrants       Expiry Date
     ------------------   ------------------
            50,000        September 10, 2006
           228,500        September 10, 2007

     No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to bases the fair market value of the warrants.

6.   OPTIONS AND WARRANTS

     The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:

                                            Wt. Avg.                 Wt. Avg.
                                            Exercise     Options     Exercise
                                  Number      Price    Exercisable     Price
                                ---------   --------   -----------   --------
     Balance, January 1, 2004         Nil       N/A        Nil           N/A
                                ---------     -----        ---         -----
     Balance, June 30, 2004           Nil       N/A        Nil           N/A
                                =========     =====        ===         =====
     Balance, January 1, 2005   5,000,000     $2.00        Nil         $2.00
                                ---------     -----        ---         -----
     Balance, June 30, 2005     5,000,000     $2.00        Nil         $2.00
                                =========     =====        ===         =====

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

6.   OPTIONS AND WARRANTS - continued

     Options outstanding and exercisable at June 30, 2005 are as follows:

                             Outstanding                          Exercisable
                         ------------------                    -----------------
                                   Wt. Avg.      Wt. Avg.                Wt. Avg.
                         Expiry   Remaining      Remaining              Exercise
     Price     Number     Date       Life     Exercise Price   Number     Price
     -----   ---------   ------   ---------   --------------   ------   --------
     $2.00   5,000,000     N/A       Nil           $2.00         Nil      $2.00

     SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:

                                     2004
                                   --------
     Expected life of the option   10 years
     Risk free interest rate         3.0%
     Expected volatility             50.0%
     Expected dividend yield         0.0%

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Based on the above information, the Company would disclose a compensation expense on a pro-forma basis of approximately $4,428,000 when the options are vested. As no milestones were reached during the period and no options vested, a pro-forma disclosure is not being made.

7.   CONTINGENCIES

     From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at June 30, 2005, no pending litigation or threatened claim is outstanding.

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

8.   FINANCIAL INSTRUMENTS

     a)   Fair Value

     Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

     The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.

     b)   Interest rate, currency and credit risk

     The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.

9.   SEGMENTED INFORMATION

     The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

================================================================================



                                                       INTELLIPHARMACEUTICS LTD.

                                                  (FORMERLY READY CAPITAL CORP.)

                             INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                        FOR THE PERIOD ENDING SEPTEMBER 30, 2005

================================================================================

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)

                               SEPTEMBER 30, 2005

                                    CONTENTS



                                                                             PAGE
Interim Consolidated Condensed Financial Statements:

   Consolidated Condensed Balance Sheet                                     F - 48

   Interim Consolidated Condensed Statement of Shareholders' Equity         F - 49

   Interim Consolidated Condensed Statement of Operations and Deficit       F - 50

   Interim Consolidated Condensed Statement of Cash Flows                   F - 51

   Notes to the Interim Consolidated Condensed Financial Statements     F - 52 - F - 59

                            INTELLIPHARMACEUTICS LTD
                         (FORMERLY READY CAPITAL CORP.)



                      CONSOLIDATED CONDENSED BALANCE SHEET



AS AT                                                                     SEPTEMBER 30, 2005   DECEMBER 31, 2004
-----                                                                     ------------------   -----------------
                                                                              (UNAUDITED)          (AUDITED)
                                   A S S E T S

CURRENT

  Cash and cash equivalents                                                   $ 2,579,590         $ 4,250,889
  Investment tax credits                                                          477,715             291,769
  Prepaid expenses and sundry assets                                               50,992              49,651
                                                                              -----------         -----------

                                                                                3,108,297           4,592,309

PROPERTY AND EQUIPMENT, net of accumulated
  depreciation of $500,694 (2004 - $316,721)                                    1,026,607             404,124
                                                                              -----------         -----------

                                                                              $ 4,134,904         $ 4,996,433
                                                                              ===========         ===========

                              L I A B I L I T I E S

CURRENT

  Accounts payable and accrued liabilities (Note 3)                           $   296,601         $   222,779
  Due to related parties (Note 3)                                               1,625,051           1,704,275
                                                                              -----------         -----------

                                                                                1,921,652           1,927,054
                                                                              -----------         -----------

CONTINGENCIES (Note 7)

                      S H A R E H O L D E R S' E Q U I T Y

CAPITAL STOCK (Note 5)

  Special Voting Shares - 20,000,000 authorized number of $0.001 par value
   shares: Issued and Outstanding: 10,850,000                                      10,850              10,850
  Common Stock - 40,000,000 authorized number of $0.001 par value:
   Issued and Outstanding: 5,118,946 (2004 - 4,729,946)                             5,119               4,730

ADDITIONAL PAID IN CAPITAL                                                      6,623,052           5,845,441

SUBSCRIPTION RECEIVABLE                                                                --             (13,000)
                                                                              -----------         -----------

                                                                                6,639,021           5,848,021

ACCUMULATED COMPREHENSIVE INCOME (LOSS)                                          (128,723)           (139,328)

DEFICIT                                                                        (4,297,046)         (2,639,314)
                                                                              -----------         -----------

                                                                                2,213,252           3,069,379
                                                                              -----------         -----------

                                                                              $ 4,134,904         $ 4,996,433
                                                                              ===========         ===========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        INTERIM CONSOLIDATED CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)



                                                                              Amount
                                                                  Quantity      of        Quantity
                                                                 of Special   Special        of                   Additional
                                                                   Voting     Voting       Common      Common      Paid-In
                                                                   Shares     Shares       Shares      Shares      Capital
                                                                 ----------   -------    -----------   -------    ----------
Balance, January 1, 2004                                                  0         0     90,000,000      107             0
  Issued in connection with reverse acquisition                                            1,745,000    1,745        22,715
  Issuance of common shares                                                                   35,000       35         6,965
  Issuance of common shares for services                                                      20,000       20         3,980
  Share Consolidation (1 : 1.42005)                                                         (532,405)    (532)          532
  Acquisition of shares of IntelliPharmaCeutics Corp.            10,850,000    10,850    (90,000,000)    (107)      (10,743)
  Issuance of Common Shares                                                                2,112,500    2,113     4,222,887
  Other share issued                                                                         250,000      250       499,750
  Share issuance costs                                                                                            (274,546)
  Foreign exchange translation gain (loss)
  Net loss for the period
                                                                 ----------    ------    -----------    -----     ---------


Balance, September 30, 2004                                      10,850,000    10,850      3,630,095    3,630     4,471,541
                                                                 ==========    ======    ===========    =====     =========

                                                                 ----------    ------    -----------    -----     ---------

Balance, January 1, 2005                                         10,850,000    10,850      4,729,946    4,730     5,845,441
  Receipt of cash for shares previously subscribed for
  Issuance of common shares                                                                  778,000      389       777,611
  Foreign exchange translation gain (loss)
  Net loss for the period
                                                                 ----------    ------    -----------    -----     ---------

Balance, September 30 ,2005                                      10,850,000    10,850      6,628,171    5,119     6,623,052
                                                                 ==========    ======    ===========    =====     =========

                                                                 Share         Accumulated     Retained          Total
                                                              Subscriptions    Comprehensive   Earnings      Shareholders'
                                                                Received       Income (loss)   / Deficit        Equity
                                                              -------------    -------------  ----------     -------------
Balance, January 1, 2004                                               0         (91,156)       (976,962)     (1,068,011)
  Issued in connection with reverse acquisition                                                                   24,460
  Issuance of common shares                                                                                        7,000
  Issuance of common shares for services                                                                           4,000
  Share Consolidation (1 : 1.42005)                                                                                    0
  Acquisition of shares of IntelliPharmaCeutics Corp.                                                                  0
  Issuance of Common Shares                                                                                    4,225,000
  Other share issued                                                                                             500,000
  Share issuance costs                                                                                          (274,546)
  Foreign exchange translation gain (loss)                                      (107,844)                       (107,844)
  Net loss for the period                                                                     (1,141,377)     (1,141,377)
                                                                --------        --------      ----------      ----------

Balance, September 30, 2004                                            0        (199,000)     (2,118,339)      2,168,682
                                                                ========        ========      ==========      ==========

                                                                --------        --------      ----------      ----------

Balance, January 1, 2005                                         (13,000)       (139,328)     (2,639,314)      3,069,379
  Receipt of cash for shares previously subscribed for            13,000                                          13,000
  Issuance of common shares                                                                                      778,000
  Foreign exchange translation gain (loss)                                        10,605                          10,605
  Net loss for the period                                                                     (1,657,732)     (1,657,732)
                                                                --------        --------      ----------      ----------

Balance, September 30 ,2005                                            0        (128,723)     (4,297,046)      2,213,252
                                                                ========        ========      ==========      ==========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



       INTERIM CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
                                   (UNAUDITED)



                                         THREE MONTHS ENDED              NINE MONTHS ENDED
                                            SEPTEMBER 30,                   SEPTEMBER 30
                                        2005            2004            2005            2004
                                    ------------    ------------    ------------    ------------
REVENUES                            $          -    $    102,332    $          -    $    102,332
                                    ------------    ------------    ------------    ------------

EXPENSES

 Research and development                250,002         265,943         579,839         423,730
 Wages and benefits                       76,576         141,780         145,314         192,019
 Administrative costs                     28,923           8,228         195,565          40,958
 Occupancy costs                          39,961          29,356         135,649          76,618
 Marketing                               151,087         214,019         386,441         230,591
                                    ------------    ------------    ------------    ------------

                                         546,549         659,326       1,442,808         963,916
                                    ------------    ------------    ------------    ------------

LOSS BEFORE UNDERNOTED                  (546,549)       (556,994)     (1,442,808)       (861,584)

AMORTIZATION                              80,904          37,144         164,362         121,620
INTEREST INCOME                          (13,087)         (3,591)        (46,918)         (3,591)
INTEREST EXPENSE                          23,328           6,430          71,740           6,430
FOREIGN EXCHANGE (GAIN) LOSS             105,672         154,745          25,740         155,335
                                    ------------    ------------    ------------    ------------

NET LOSS                                (743,366)       (751,721)     (1,657,732)     (1,141,377)

DEFICIT - Beginning of Period         (3,553,680)     (1,366,618)     (2,639,314)       (976,962)
                                    ------------    ------------    ------------    ------------

DEFICIT - End of Period             $ (4,297,046)   $ (2,118,339)   $ (4,297,046)   $ (2,118,339)
                                    ============    ============    ============    ============

EARNINGS (LOSS) PER COMMON SHARE

 Loss per Common Share              $      (0.05)   $      (0.07)   $      (0.11)   $      (0.10)
                                    ============    ============    ============    ============

 Weighted average Common
        Shares outstanding            15,639,792      11,394,644      15,599,968      11,031,548
                                    ============    ============    ============    ============

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)


             INTERIM CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)



                                                        THREE MONTHS ENDED            NINE MONTHS ENDED
                                                           SEPTEMBER 30,                 SEPTEMBER 30
                                                       2005           2004           2005           2004
                                                   -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period                              $  (743,366)   $  (751,772)   $(1,657,732)   $(1,141,377)
  Items not affecting cash
    Amortization                                        80,904         37,144        164,362        121,620
    Non-cash expenditures                                   --        504,000             --        504,000
                                                   -----------    -----------    -----------    -----------

                                                      (662,462)      (210,577)    (1,493,370)      (515,757)
  Net change in non-cash operating items
    Investment tax credits                            (112,651)       (86,046)      (185,946)        50,617
    Prepaid and sundry assets                            2,520        189,185         (1,341)       (25,440)
    Accounts payable and accrued liabilities           (63,717)       227,845         73,823        212,654
                                                   -----------    -----------    -----------    -----------

CASH FLOWS USED IN
  OPERATING ACTIVITIES                                (836,310)       120,408     (1,606,834)      (277,926)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Funds from related parties                            92,571        (20,385)       (68,516)       359,339
  Reverse takeover and issuance costs                       --       (274,545)            --       (274,545)
  Issuance of special voting shares                         --         10,743             --         10,743
  Issuance of capital stock                            778,000      4,225,000        778,000      4,225,000
                                                   -----------    -----------    -----------    -----------

CASH FLOWS PROVIDED BY
  FINANCING ACTIVITIES                                 870,571      3,940,813        709,484      4,320,537
                                                   -----------    -----------    -----------    -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchase of property and equipment                  (174,906)       (14,462)      (741,892)       (19,991)
                                                   -----------    -----------    -----------    -----------

CASH FLOWS USED IN
  INVESTING ACTIVITIES                                (174,096)       (14,462)      (741,892)       (19,991)
                                                   -----------    -----------    -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                         31,012       (131,512)       (32,057)       (92,999)
                                                   -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                (109,633)     3,915,247     (1,671,299)     3,929,621

CASH AND CASH EQUIVALENTS
   - Beginning of Period                             2,689,223         21,560      4,250,889          7,186
                                                   -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS
   - End of Period                                 $ 2,579,590    $ 3,936,807    $ 2,579,590    $ 3,936,807
                                                   ===========    ===========    ===========    ===========

SUPPLEMENTAL INFORMATION
   Interest paid                                   $         -    $         -    $         -    $         -
   Income taxes paid                               $         -    $         -    $         -    $         -

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



1. ORGANIZATION AND BASIS OF PRESENTATION



   Description of the Business



   Intellipharmaceutics Ltd. (the "Company") was incorporated in the laws of the State of New York on February 23, 1988 under the name of Ready Capital Corp. The Company did not commence principal operations until 2004 when it reincorporated in the State of Delaware, changed its name to Intellipharmaceutics Ltd. ("IPC Ltd."), and acquired an interest in Intellipharmaceutics Corp., a Nova Scotia company ("IPC Corp."). IPC Corp is engaged in the research, development, licensing and marketing of both new and generic controlled release pharmaceutical products.



   Basis of Consolidation



   Effective September 10, 2004, the Company completed a transaction with IPC Corp. This transaction was accounted for as a reverse takeover as the control of the Company was acquired by the former shareholders of IPC Corp. After this transaction, the Company's name was changed to Intellipharmaceutics Ltd. These interim consolidated condensed financial statements include the accounts of IPC Corp. as well as that of IPC Ltd, as of September 10, 2004. Prior period results and comparatives are those of Intellipharmaceutics Corp. Although legally, the Company (formerly Ready Capital Corp.) is regarded as the continuing company, IPC Corp, whose shareholders now hold more than 50% of the voting shares of the Company, is treated as the accounting acquirer under generally accepted accounting principles. Consequently, the Company (formerly Ready Capital Corp.) is deemed a continuation of IPC Corp. and control of the assets and business of the Company (formerly Ready Capital Corp.) is deemed to have been acquired in consideration for the issued shares.



   All significant inter-company accounts and transactions have been eliminated on consolidation. The accompanying interim consolidated condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



   The management of the Company has prepared these interim consolidated condensed financial statements in accordance with generally accepted accounting principles. These interim consolidated condensed financial statements, which have not been audited, should be read in conjunction with the audited financial statements for the year ended December 31, 2004. The methods and policies set forth in the year-ended audited consolidated condensed financial statements are followed in these interim consolidated financial statements.



   In the opinion of management, all adjustments considered necessary for fair presentation have been included in these interim consolidated condensed financial statements, however, operating results for the period presented are not indicative of the results that may be expected for the current full fiscal year.



   Cash and Cash Equivalents



   Cash and cash equivalents include demand deposits with banks, money market accounts, and other short-term investments with original maturities of 90 days or less. Balances of cash and cash equivalents in financial institutions may at times exceed the government-insured limits. Bank borrowings are considered to be financing activities.



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued



   Investment Tax Credits



   The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development incentive program. The amounts claimed under the program represent management's best estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs. Investment tax credits ("ITCs") claimed relating to current expenditures are credited to the related expense. ITCs claimed relating to capital expenditures are credited to the capital assets.



   Property and Equipment



   Property and equipment are recorded at cost including interest capitalized on assets under construction. Repairs and maintenance expenditures are charged to income; major betterments and replacements are capitalized.



   Revenue Recognition



   Sales recognized to date represent services provided. In accordance with guidance provided in Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104), primary purpose of which is to expand on accounting guidance contained in Staff Account Bulleting No. 101, "Revenue Recognition" (SAB
   101), these revenues are recognized upon completion of services on the percentage of completion basis.



   Research and Development



   Research and development costs are expensed as incurred in accordance with SFAS No. 2. However, materials and equipment are capitalized and depreciated over their useful lives if they have alternative future uses. Investment tax credits are netted against the related expenses or capital property.



   Income taxes



   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss and credit carry forwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. A provision for income tax expense is recognized for income taxes payable for the current period, plus the net changes in deferred tax amounts.



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued



   Use of Estimates



   The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses for the periods reported. Actual results could differ from those estimates.



   Costs of Raising Capital



   Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.



   Translation of Foreign Currencies



   In accordance with SFAS No.52, "Foreign Currency Translation", the financial statements of certain affiliates of the Company are measured using local currency (Canadian dollar) as the functional currency. Assets and liabilities have been translated at current exchange rates and related revenue and expenses have been translated at average monthly exchange rates. Gains and losses resulting from the translation of affiliates' financial statements are included as a separate component of shareholders' equity.



   Fair Value of Financial Instruments



   The Company estimates the fair value of its financial instruments based on current interest rates, quoted market values or the current price of financial instruments with similar terms. Unless otherwise disclosed herein, the carrying value of financial instruments, especially those with current maturities such as cash and cash equivalents, short-term deposits, accounts receivable, other receivables and prepaid expenses and accounts payable and accrued liabilities and long-term liabilities are considered to approximate their fair values.



   Stock-Based Compensation Plan



   The Company accounts for employee stock options in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". Under APB No. 25, the Company applies the intrinsic value method of accounting. SFAS No. 123, "Accounting for Stock-Based Compensation", prescribes the recognition of compensation expense based on fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying APB No. 25 to continue applying the intrinsic value method under APB No. 25. For companies that continue in applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized.



   Earnings (Loss) per Share



   Net earnings (loss) per share is reported in accordance with SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings, for all entities with complex capital structures. Diluted EPS reflects the potential dilution that could occur from common shares issuable through the exercise or conversion of stock options, restricted stock awards, warrants and convertible securities. In certain circumstances, the conversion of these options, warrants and convertible securities are excluded from diluted EPS if the effect of such inclusion would be anti-dilutive. Fully diluted loss per share is not provided, as the effect will be anti-dilutive.



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued



   Comprehensive Income



   The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components. Comprehensive income is net income plus certain items that are recorded directly to shareholders' equity bypassing net income. Other than foreign exchange gains and losses, the Company has no other comprehensive income
   (loss).



   Segment Information



   The Company follows SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 requires that the Company disclose its operations in the business segment as viewed by management.



   RECENT ACCOUNTING PRONOUNCEMENTS



   In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).



   In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB Statement No 144, "Accounting for the impairment or Disposal of Long - Lived Assets," in Determining Whether to Report Discontinued Operations. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.



   In November 2004, the FASB issued Statement No. 151, "Inventory Costs", an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or Results of operations.



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



3. RELATED PARTY TRANSACTIONS



   Amounts due to the related parties, are payable to entities controlled by shareholders, officers or directors of the Company as are transactions with these related parties.



                                                                           September 30, 2005      December 31, 2004
                                                                           ------------------      -----------------
                                                                               (UNAUDITED)             (AUDITED)
Promissory note payable to shareholders, unsecured, non-
interest bearing prior to September 2004. Starting in
September 2004, the promissory note bears a 6% annual
interest rate on the outstanding loan balance and the loan is secured by and repayable in any month at the rate of greater of 25% of gross revenues or 100% of Scientific Research &
Experimental Development tax credits received in cash from
Canadian tax authorities in respect of research carried out
prior to September 10, 2004. (September 30, 2005, -
CA$1,861,280, December 31, 2004 - CA$2,018,797)                            $       1,600,826               1,679,532

Intellipharmaceutics Inc., an entity controlled by shareholders, officers and directors, unsecured, non-interest bearing with no fixed repayment terms.  (September 30, 2005 and December 31,
2004 - CA$29,742)                                                                     24,225                  24,744
                                                                           -----------------       -----------------

                                                                           $       1,625,051       $       1,704,276
                                                                           =================       =================



   Cumulative interest calculated on the promissory note payable to shareholders up to September 30, 2005 equalled to $109,093 (CA$126,838) is included in accounts payable and accrued liabilities. In the event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1% per month, compounded monthly.



   The Company issued 300,000 common shares to related parties during period ended September 30, 2005 and 270,000 common shares during period ended September 30, 2004 (Note 4 & 5).



4. NON CASH TRANSACTIONS



   The Company had no non cash transactions during periods ended September 30, 2005. However, during the period ended September 30, 2004, the Company had the following non cash transactions:



      - Issued 20,000 shares to its Corporate Secretary for past services valued at $4,000;



      - Issued 50,000 shares to an employee for past services valued at $100,000;



      - Issued 100,000 shares to an Officer of the Company for past services valued $200,000;



      -  Issued 100,000 shares to an entity for services valued at $200,000.



   These transactions were in the normal course of operations and have been valued at the exchange amount which is the amount of consideration established and agreed to by the parties. (See Note 3 & 5)



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


                               SEPTEMBER 30, 2005
                                   (UNAUDITED)


   5. CAPITAL STOCK



      The Company is authorized to issue up to 40,000,000 common shares with a par value of $0.001. Each common share entitles the holder to one vote. In addition, the Company is authorized to issue up to 20,000,000 preferred shares ("Special Voting Shares") with a par value of $0.001.



      All reference to the common shares of the Company is after taking into consideration the 1.42005 old common shares for one (1) new common share consolidation, on a retroactive basis, including the weighted average shares outstanding that took effect as of September 10, 2004.



      During the pervious fiscal year, the Company had the following capital transactions:



         1. issued 10,850,000 common shares for acquisition of shares in IPC Corp.;



         2. issued 2,800,000 common shares for gross proceeds of $5,600,000, in addition 278,500 warrants were issued in conjunction with this financing, where each warrant provides the holder the option to acquire one (1) common share for a price of $3.00 for period of up to 3 years; and



         3. issued 270,000 common shares for past services valued at $504,000. (Note 3 & 4)



      During the year, the Company issued 389,000 common shares for gross proceeds of $778,000. (Note 3 & 4)



      The expiry date of the warrants, which can be exercised that are mentioned above have the following expiry dates:



               Number of Warrants           Expiry Date
                     50,000             September 10, 2006
                    228,500             September 10, 2007



      No fair value was attributed to the warrants as at the time of issuance as there was no market value of the common shares for which to bases the fair market value of the warrants.



6. OPTIONS AND WARRANTS



   The Company currently issues stock options at the direction of the Board of Directors. To date, non-qualified stock options have been granted to select key employees under terms and conditions determined by the Board of Directors at the time the options are issued. Presented below is a summary of stock option plan activity:



                                                        Wt. Avg.                             Wt. Avg.
                                                        Exercise        Options              Exercise
                                    Number               Price        Exercisable             Price
                                -------------         -----------     -----------           ----------
Balance, January 1, 2004                  Nil         $       N/A             Nil           $      N/A
Granted                             5,000,000                2.00             Nil                 2.00
                                -------------         -----------     -----------           ----------

Balance, September 30, 2004         5,000,000         $      2.00             Nil           $     2.00
                                =============         ===========     ===========           ==========

Balance, January 1, 2005            5,000,000         $      2.00             Nil           $     2.00
Granted                                43,330                2.77          39,997                 2.75
                                -------------         -----------     -----------           ----------

Balance, September 30, 2005         5,043,000         $      2.01          39,997           $     2.77
                                =============         ===========     ===========           ==========



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



        NOTES TO THE INTERIM CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)



6. OPTIONS AND WARRANTS - continued



   Options outstanding and exercisable at September 30, 2005 are as follows:



                                 Outstanding                                       Exercisable
                                             Wt. Avg.          Wt. Avg.                     Wt. Avg.
                              Expiry         Remaining        Remaining                     Exercise
  Price         Number         Date            Life         Exercise Price    Number          Price
-------        ---------    ----------       ---------      --------------   -------        --------
$  2.00        5,000,000        N/A             Nil         $    2.00            Nil        $   2.00
   2.00           10,000    2015-08-31          9.9              2.00         10,000            2.00
   3.00           29,997    2008-08-31          2.9              3.00         29,997            3.00
   3.00            3,333    2008-09-30          3.0              3.00          3,333            3.00



   The Company has entered in to an agreement that requires the granting of options on a monthly basis. (Note 7).



   SFAS No.123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted-average assumptions:



                                     2005           2004
                                     ----           ----
Expected life of the option       3-10 years      10 years
Risk free interest rate                  3.0%          3.0%
Expected volatility                     50.0%         50.0%
Expected dividend yield                  0.0%          0.0%



   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.



   Based on the above information, the Company would disclose a compensation expense on a pro-forma basis of approximately $28,000 for the period ending September 30, 2005 and $4,428,000 for the period ending September 30, 2004 when these options are vested. As no milestones were reached during the period and no options vested, a pro-forma disclosure is not being made.



/See accompanying notes

                            INTELLIPHARMACEUTICS LTD.
                         (FORMERLY READY CAPITAL CORP.)



             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS



                               SEPTEMBER 30, 2005
                                  (UNAUDITED)



7. CONTINGENCIES AND COMMITMENTS



   From time to time, the Company may be exposed to claims and legal actions in the normal course of business, some of which may be initiated by the Company. As at September 30, 2005, no pending litigation or threatened claim is outstanding.



   The Company has entered in to an employment agreement, which expires on November 30, 2007 and can be terminated upon 30 days notice by either parties. Under this agreement, the Company has undertaken to grant on a monthly basis 3,333 stock options for a total of 119,988 stock options, where such options are vested at the end of the calendar quarter in which they were granted. As of September 30, 2005 33,330 stock options have been granted. The holder of these options has the right to purchase one common share per option for a period of 3 years from the grant day at a price of $3.00 per common share. (Note 6)



8. FINANCIAL INSTRUMENTS



   a)      Fair Value



   Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgement, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.



   The carrying value of cash and cash equivalents, accounts payable and accrued liabilities and amounts due to related parties approximates their fair value because of the short-term nature of these instruments.



   b)      Interest rate, currency and credit risk



   The Company is not subject to significant credit, currency and interest risks arising from these financial instruments.



9. SEGMENTED INFORMATION



   The Company's operations comprise of a single reporting segment engaged in the research, development, licensing and marketing of both new and generic controlled pharmaceutical products. As the operations comprise a single reporting segment, amounts disclosed in the financial statements for sales, earnings before income tax, amortization and total assets also represent segmented amounts. In addition, all of the Company's assets are in North America.

                           INTELLIPHARMACEUTICS CORP.



                              FINANCIAL STATEMENTS



                                DECEMBER 31, 2003

                           INTELLIPHARMACEUTICS CORP.
                                    CONTENTS

                                DECEMBER 31, 2003




                                                Page
Auditors' Report                                  F-62

Financial Statements

         Balance Sheet                            F-63

         Statement of Deficit                     F-64

         Statement of Operations                  F-65

         Statement of Cash Flows                  F-66

         Notes to Financial Statements            F-67 - F-71

                                AUDITORS' REPORT



To:   The Shareholder of
      IntelliPharmaCeutics Corp.



We have audited the balance sheet of IntelliPharmaCeutics Corp. as at December 31, 2003 and the statements of deficit, operations, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.



In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2003, and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



Toronto, Ontario                                MINTZ & PARTNERS LLP
                                                --------------------
March 12, 2004                                  CHARTERED ACCOUNTANTS

                           INTELLIPHARMACEUTICS CORP.
                                  BALANCE SHEET



AS AT DECEMBER 31                                             2003              2002
-------------------------------------------------------    ------------     ------------
                                     ASSETS
CURRENT

    Cash                                                   $      9,317     $    336,638
    Investment tax credits receivable                           300,000           27,080
    Inventory                                                         -          234,915
    Prepaid expenses and sundry receivable                       35,350          811,289
                                                           ------------     ------------
                                                                344,667        1,409,922

PROPERTY AND EQUIPMENT (note 4)                                 462,227          570,351

GOODWILL AND INTANGIBLE ASSETS (note 5)                               2                2

DEFERRED CHARGES                                                      -           56,733
                                                           ------------     ------------

                                                           $    806,896     $  2,037,008
                                                           ============     ============
                                   LIABILITIES

CURRENT

    Accounts payable and accrued liabilities               $    189,062     $    622,066
    Due to related parties (note 6)                           2,002,508        1,565,200
                                                           ------------     ------------

                                                              2,191,570        2,187,266
                                                           ------------     ------------
                              SHAREHOLDER'S DEFICIT

CAPITAL STOCK (note 7)                                              169              169

DEFICIT                                                      (1,384,843)        (150,427)
                                                           ------------     ------------

                                                             (1,384,674)        (150,258)
                                                           ------------     ------------

                                                           $    806,896     $  2,037,008
                                                           ============     ============

                           INTELLIPHARMACEUTICS CORP.
                              STATEMENT OF DEFICIT



FOR THE YEAR ENDED DECEMBER 31                        2003              2002
                                                                   (1 1/2 MONTH)
----------------------------------------------    ------------     ------------
(DEFICIT) RETAINED EARNINGS, beginning of year    $   (150,427)    $          -

    Related party transaction adjustment                     -           92,609

    Net loss                                        (1,234,416)        (243,036)
                                                  ------------     ------------

DEFICIT, end of year                              $ (1,384,843)    $   (150,427)
                                                  ============     ============

                           INTELLIPHARMACEUTICS CORP.
                             STATEMENT OF OPERATIONS



FOR THE YEAR ENDED DECEMBER 31                2003             2002
                                                           (1 1/2 MONTH)
--------------------------------------    ------------     ------------
EXPENSES

    Research and development (note 12)    $    375,649     $    133,801
    Wages and benefits                         143,364           16,526
    Legal                                      135,167                -
    Rent                                       109,851           13,822
    Travel                                      63,299            8,646
    Consulting fees                             42,643            8,122
    Automotive                                  56,741            3,264
    Professional fees                           46,342            5,600
    Insurance (note 12)                         36,716            6,501
    Office and general                          20,604            6,011
    Telephone                                   10,754            1,437
    Repairs and maintenance                      8,835            1,341
    Subscriptions and journals                   4,481            7,474
    Security                                     4,002            2,208
    Advertising and promotion                    3,768            2,668
    Meals and entertainment                      2,336              742
    Donations                                    1,460                -
    Memberships                                  1,153                -
    Interest and bank charges                     (497)             266
    Amortization                               167,748           24,607
                                          ------------     ------------

NET LOSS                                  $ (1,234,416)    $   (243,036)
                                          ============     ============

                           INTELLIPHARMACEUTICS CORP.
                             STATEMENT OF CASH FLOWS



FOR THE YEAR ENDED DECEMBER 31                                2003              2002
                                                                           (1 1/2 MONTH)
------------------------------------------------------    ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                              $ (1,234,416)    $   (243,036)
    Item not affecting cash:
        Amortization                                           167,748           24,607
                                                          ------------     ------------

                                                            (1,066,668)        (218,429)

    Changes in non-cash working capital items (note 8)         742,239        1,113,981
                                                          ------------     ------------

                                                              (324,429)         895,552
                                                          ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Deferred financing costs                                    56,733          (56,733)
    Purchases of property and equipment                        (59,625)        (502,350)
                                                          ------------     ------------

                                                                (2,892)        (559,083)
                                                          ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITY
    Issuance of capital stock                                        -              169
                                                          ------------     ------------

(DECREASE) INCREASE IN CASH                                   (327,321)         336,638

CASH, beginning of year                                        336,638                -
                                                          ------------     ------------

CASH, end of year                                         $      9,317     $    336,638
                                                          ============     ============

                           INTELLIPHARMACEUTICS CORP.
                          NOTES TO FINANCIAL STATEMENTS



DECEMBER 31, 2003



1.    NATURE OF ORGANIZATION



      IntelliPharmaCeutics Corp. was incorporated under the Canada Corporation Act on November 15, 2002.



2.    GOING CONCERN



      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles applicable to a going concern. Accordingly, they do not give effect to adjustments that would be necessary should the company be unable to continue as a going concern. In other than the normal course of business, the company may be required to realize its assets and liquidate its liabilities and commitments at amounts different from those in the accompanying financial statements.



      Because the company is in the development stage of research and development on the technology of drug delivery systems, no revenue is generated. The company has a need for equity capital and financing for working capital requirements. No agreements with lenders or investors have been reached and there is no assurance that such will take place.



3.    SIGNIFICANT ACCOUNTING POLICIES



      These financial statements are prepared in accordance with Canadian generally accepted accounting principles. The significant policies are detailed as follows:



      (a) PROPERTY AND EQUIPMENT



          Property and equipment are recorded at cost. The company provides for amortization using the following methods at rates designed to amortize the cost of the property and equipment over their estimated useful lives. The annual amortization rates and methods are as follows:



Laboratory equipment                        30%Declining balance
Furniture and fixtures                      20%Declining balance
Computer equipment                          30%Declining balance
Computer software                           50%Declining balance



          Amortization of leasehold improvements is recorded over the remaining term of the lease.



      (b) FUTURE INCOME TAXES



          Future income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount and their tax bases. Future income tax assets are recognized for the benefit of any deductions or losses available to be carried forward to future periods for tax purposes that are likely to be realized. These amounts are measured using enacted or substantively enacted tax rates and are re-measured annually for changes in these rates. Any future income tax assets are reassessed each year to determine if a valuation allowance is required. Any effect of the re-measurement or reassessment is recognized in the period of the change.

                           INTELLIPHARMACEUTICS CORP.
                          NOTES TO FINANCIAL STATEMENTS



DECEMBER 31, 2003



3.    SIGNIFICANT ACCOUNTING POLICIES, CONTINUED



      (c) GOODWILL



          Goodwill and intangible assets with an indefinite life are not amortized, are reviewed for impairment annually.



      (d) FOREIGN CURRENCY TRANSLATION



          Monetary assets and liabilities of the Corporation which are denominated in foreign currencies are translated at year-end exchange rates. Other assets and liabilities are translated at rates in effect at the date the assets were acquired and liabilities incurred. Revenue and expenses are translated at the rates of exchange in effect at their transaction dates. The resulting gains or losses are included in operations.



      (e) USE OF ESTIMATES



          The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.



      (f) FINANCIAL INSTRUMENTS



          The company's financial instruments consist of cash, investment tax credits receivable, sundry receivable, accounts payable and accrued liabilities and loan payable to related party. Unless otherwise noted it is management's opinion that the company is not exposed to significant interest, currency or credit risks.



      (g) INVESTMENT TAX CREDITS RECEIVABLE



          The investment tax credits receivable are recoverable from the Government of Canada under the Scientific Research & Experimental Development Incentive Program. The amounts claimed under the program represent management's best Estimate based on research and development costs incurred during the year. Realization is subject to government approval. Any adjustment to the amounts claimed will be recognized in the year in which the adjustment occurs.

                           INTELLIPHARMACEUTICS CORP.
                          NOTES TO FINANCIAL STATEMENTS



DECEMBER 31, 2003



4.    PROPERTY AND EQUIPMENT



                                                                  2003                 2002
                           ---------------------------------------------------     -------------
                                           ACCUMULATED                             NET CARRYING
                              COST        AMORTIZATION     NET CARRYING AMOUNT       AMOUNT
                           ----------     ------------     -------------------     -------------
Laboratory equipment       $  416,567     $   129,397      $           287,170     $     381,375
Furniture and fixtures         28,887           6,373                   22,514            28,143
Leasehold improvements        134,797          37,888                   96,909           123,868
Computer equipment             70,744          16,904                   53,840            33,378
Computer software               3,587           1,793                    1,794             3,587
                           ----------     ------------     -------------------     -------------

                           $  654,582     $   192,355      $           462,227     $     570,351
                           ==========     ============     ===================     =============



5.    GOODWILL AND INTANGIBLE ASSETS



                                                                  2003                 2002
                                                                  ----                 ----
Goodwill and intangible assets                                    $  2                 $  2
                                                                  ====                 ====



6.    DUE TO RELATED PARTIES



                                                                  2003                 2002
                                                              ------------         ------------
Promissory notes

Dr. Isa and Amina Odidi, unsecured,
  non-interest bearing and repayable
  immediately on demand                                       $  1,971,151         $  1,565,200

Advances

IntelliPharmaCeutics Inc., unsecured,
  non-interest bearing and with no fixed
  repayment terms                                                   31,357                    -
                                                              ------------         ------------

                                                              $  2,002,508         $  1,565,200
                                                              ============         ============



      In event of default on the promissory notes, any amount unpaid from the date of demand shall bear interest at the rate of 1%, compounded monthly.



      IntelliPharmaCeutics Inc. is the sole shareholder of the company. Dr. Isa and Amina Odidi are shareholders of IntelliPharmaCeutics Inc.

                           INTELLIPHARMACEUTICS CORP.
                          NOTES TO FINANCIAL STATEMENTS



DECEMBER 31, 2003



7.    CAPITAL STOCK



                                             2003       2002
                                            ------     ------
Authorized
   Unlimited number of first preferred
   shares, issuable in series
   Unlimited number of common shares

Issued
    90,000,000 common shares                $  169     $  169
                                            ======     ======




8.    CHANGES IN NON-CASH WORKING CAPITAL ITEMS



                                                  2003           2002
                                             -----------    -------------
Investment tax credits receivable            $  (272,920)   $     (27,080)
Inventory                                        234,915         (234,915)
Prepaid expenses and sundry receivable           775,939         (811,289)
Accounts payable and accrued liabilities        (433,003)         622,065
Due to related parties                           437,308        1,565,200
                                             -----------    -------------

                                             $   742,239     $  1,113,981
                                             ===========    =============



9.    NON-CAPITAL LOSS



      The company has a non-capital loss carry-forward in the amount of $831,184 which may be applied against future years' taxable income, the benefits of which have not been recognized in the accounts as the earning of future taxable income is unsure. The losses expire as follows:



Year ending December 31, 2009     $  113,524
Year ending December 31, 2010        717,660
                                  ----------

                                  $  831,184
                                  ==========



10.   FINANCIAL INSTRUMENTS



      Financial instruments consist of recorded amounts of sundry receivable which will result in future cash receipts, as well as accounts payable and accruals and loan payable to related party which will result in future cash outlays.



      The company is exposed to the following risks in respect of certain of the financial instruments held:



      (a) Fair value



          The carrying values of the financial instruments noted above approximate their fair values.

                           INTELLIPHARMACEUTICS CORP.
                          NOTES TO FINANCIAL STATEMENTS



DECEMBER 31, 2003



10.   FINANCIAL INSTRUMENTS, CONTINUED



      (b) Currency risk



          Currency risk is the risk to the company's earnings that arises from fluctuations of foreign exchange rates and the degree of volatility of these rates. The company does not use derivative instruments to reduce its exposure to foreign currency risk.



11.   LEASE COMMITMENT



      The company's total commitment, under a property lease agreement, exclusive of realty tax and occupancy costs, is as follows:



2004       $  32,447
           =========



12.   RESEARCH AND DEVELOPMENT COSTS AND GOVERNMENT ASSISTANCE



      Research and development costs of $705,139 less investment tax credits earned of $329,490 were charged to research and development expense. Included in insurance expense is $31,000 of insurance for clinical trails related to the Company's research and development activities.

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                          INDEX TO FINANCIAL STATEMENTS



                                                                   Page
Report of Independent Certified Public Accountants                 F-73

Financial Statements

         Balance Sheets                                            F-74

         Statements of Operations                                  F-75

         Statement of Stockholders' Equity (Deficiency)            F-76

         Statements of Cash Flows                                  F-77

         Notes to Financial Statements                             F-78 to F-80

                             Kahn Boyd Levychin, LLP
                          Certified Public Accountants
                  70-20 Austin Street ~ Forest Hills, NY 11375
                                  718.575.5750



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Ready Capital Corp.



We have audited the accompanying balance sheets of Ready Capital Corp. (a development stage enterprise) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended and for the period from inception (February 23, 1988) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ready Capital Corp. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and for the period from inception (February 23, 1988) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company suffered losses from operations, has minimal cash and otherwise limited financial resources, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classifications of liabilities that might result should the Company be unable to continue as a going concern.



KAHN BOYD LEVYCHIN, LLP



New York, New York
April 26, 2004, except as to Note H, which is dated as of June 22, 2004

                              READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                                 BALANCE SHEETS
                                  December 31,



                                                                                     2003            2002
                                                                                -------------    -------------
ASSETS

CURRENT ASSETS
         Cash                                                                   $      20,085    $      10,155
         Deferred offering costs                                                        5,000                -
         Other current assets                                                             266              696
                                                                                -------------    -------------

                  Total current assets                                          $      25,351    $      10,851
                                                                                =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
         Accrued expenses                                                       $       3,100    $         300
                                                                                -------------    -------------

                  Total current liabilities                                             3,100              300

  Loans Payable - stockholders - non-interest bearing                                  17,791           17,791
                                                                                -------------    -------------

                  TOTAL LIABILITIES                                                    20,891           18,091
                                                                                -------------    -------------

RELATED PARTY TRANSACTIONS - NOTE E
COMMITMENTS AND OTHER COMMENTS - NOTE G
SUBSEQUENT EVENTS - NOTE H

STOCKHOLDERS' EQUITY (DEFICIENCY)

         Common stock - authorized, 25,000,000 shares of $.001 par value;
                1,745,000 and 1,565,000 shares issued and outstanding at
                December 31, 2003 and 2002, respectively                                1,745            1,565
         Additional paid-in capital                                                   237,534          201,714
         Less: subscriptions receivable for 100,000 shares                            (20,000)               -
         Accumulated deficit                                                         (214,819)        (210,519)
                                                                                -------------    -------------
                                                                                        4,460           (7,240)
                                                                                -------------    -------------

                                                                                $      25,351    $      10,851
                                                                                =============    =============



The accompanying notes are an integral part of these financial statements

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS



                                                                                                       Inception
                                                                                                      February 23,
                                                                              Year Ended                 1988 to
                                                                      December 31,   December 31,     December 31,
                                                                          2003           2002            2003
                                                                      ------------   ------------    -------------
Income                                                                $          -   $          -    $           -

Operating expenses
         General and administrative                                          4,300            299          138,632
                                                                       -----------   ------------    -------------

                  Operating loss                                            (4,300)          (299)        (138,632)

Nonoperating (expenses)
         Loss on sale of marketable securities                                   -              -          (47,487)
         Provision for write off of loans to former stockholders                 -              -          (28,700)
                                                                      ------------   ------------    -------------

                  NET LOSS                                            $     (4,300)  $       (299)   $    (214,819)
                                                                      ============   ============    =============

Net loss per share - basic and diluted                                $        NIL   $        NIL    $       (0.20)
                                                                      ============   ============    =============

Weighted average number of shares outstanding                            1,565,888      1,565,000        1,075,393
                                                                      ============   ============    =============



The accompanying notes are an integral part of these financial statements

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
         PERIOD FROM INCEPTION (FEBRUARY 23, 1988) TO DECEMBER 31, 2003



                                                                                                               Deficit
                                                                                                             Accumulated
                                                                                                  Stock         in the
                                                         Common Stock         Additional      Subscriptions   Development
                                                     Shares     Par Value   Paid-In Capital     Receivable       Stage      Total
                                                     ---------  ---------   ---------------   -------------  ------------   ------
INCEPTION - FEBRUARY 23, 1988                                -  $       -   $             -   $           -  $          -  $      -
Issuance of common stock to officers, directors and
    founders for cash                                  600,000        600             1,600                                   2,200
Proceeds from sale of common stock to the public,
    less stock offering costs of  $34,271              200,000        200           115,729                                 115,929
Net Income (Loss)                                                                                                 (12,561)  (12,561)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1989                            800,000        800           117,329                       (12,561)  105,568
Net Income (Loss)                                                                                                 (53,202)  (53,202)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1990                            800,000        800           117,329                       (65,763)   52,366
Net Income (Loss)                                                                                                  (7,710)   (7,710)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1991                            800,000        800           117,329                       (73,473)   44,656
Net Income (Loss)                                                                                                 (20,862)  (20,862)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1992                            800,000        800           117,329                       (94,335)   23,794
Net Income (Loss)                                                                                                  (3,138)   (3,138)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1993                            800,000        800           117,329                       (97,473)   20,656
Net Income (Loss)                                                                                                  (2,860)   (2,860)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1994                            800,000        800           117,329                      (100,333)   17,796
Net Income (Loss)                                                                                                  (4,691)   (4,691)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1995                            800,000        800           117,329                      (105,024)   13,105
Net Income (Loss)                                                                                                 (31,800)  (31,800)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1996                            800,000        800           117,329                      (136,824)  (18,695)
Net Income (Loss)                                                                                                  (3,943)   (3,943)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1997                            800,000        800           117,329                      (140,767)  (22,638)
Net Income (Loss)                                                                                                 (12,257)  (12,257)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1998                            800,000        800           117,329                      (153,024)  (34,895)
Net Income (Loss)                                                                                                  (2,150)   (2,150)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 1999                            800,000        800           117,329                      (155,174)  (37,045)
Net Income (Loss)                                                                                                       -         -
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 2000                            800,000        800           117,329                      (155,174)  (37,045)
Issuance of common stock for services                  100,000        100            19,900                                  20,000
Net Income (Loss)                                                                                                  (4,500)   (4,500)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 2001                            900,000        900           137,229                      (159,674)  (21,545)
Issuance of common stock for services                  500,000        500            49,500                                  50,000
Issuance of common stock                               165,000        165            14,985                                  15,150
Net Income (Loss)                                                                                                 (50,546)  (50,546)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT JANUARY 31, 2002                          1,565,000      1,565           201,714                      (210,220)   (6,941)
Net Income (Loss) - 11 months                                                                                        (299)    (299)
                                                     ---------  ---------   ---------------                  ------------   -------
BALANCE AT DECEMBER 31, 2002                         1,565,000      1,565           201,714                      (210,519)   (7,240)
Issuance of common stock                                80,000         80            15,920                                  16,000
Common stock subscribed but not paid for               100,000        100            19,900         (20,000)                      -
Net Income (Loss)                                                                                                  (4,300)   (4,300)
                                                     ---------  ---------   ---------------   -------------  ------------   -------
BALANCE AT DECEMBER 31, 2003                         1,745,000  $   1,745   $       237,534   $     (20,000) $   (214,819)  $ 4,460
                                                     =========  =========   ===============   =============  ============   =======



The accompanying notes are an integral part of these financial statements

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS




                                                                                                              Inception
                                                                                      Year Ended             February 23,
                                                                                 December     December          1988 to
                                                                                    31,          31,           December
                                                                                   2003         2002           31, 2003
                                                                                ----------    --------      --------------
Cash flows from operating activities:
Net Loss                                                                        $   (4,300)   $   (299)     $     (214,819)
                                                                                ----------    --------      --------------
Adjustments to reconcile net loss to net cash used in operating activities
         Expenses paid by issuance of common stock                                       -           -              70,000
         Provision for write off of loans to former stockholders                         -           -              28,700

         Changes in assets and liabilities
                  Other current assets                                                 430           -                (266)
                  Accrued expenses                                                   2,800         299               3,100
                                                                                ----------    --------      --------------
                           Total adjustments                                         3,230         299             101,534
                                                                                ----------    --------      --------------
                   Net cash used for operating activities                           (1,070)          0            (113,285)
                                                                                ----------    --------      --------------

Cash flows from investing activities:
         Loans to former stockholders                                                    -           -             (28,700)
                                                                                ----------    --------      --------------
                  Net cash used  for investing activities                                -           -             (28,700)
                                                                                ----------    --------      --------------

Cash flows from financing activities:
         Payment of deferred offering costs                                         (5,000)          -              (5,000)
         Proceeds of loans from stockholders                                             -           -              17,791
         Proceeds from sale of common stock, net of costs of $-0-
                   in 2003 and $34,271 since inception                              16,000           -             149,279
                                                                                ----------    --------      --------------
                           Net cash provided by financing activities                11,000           -             162,070
                                                                                ----------    --------      --------------

                           NET INCREASE IN CASH                                      9,930           0              20,085

Cash at beginning year                                                              10,155      10,155                   0
                                                                                ----------    --------      --------------
Cash at end year                                                                $   20,085    $ 10,155      $       20,085
                                                                                ==========    ========      ==============

Supplemental disclosures of cash flow information:
         Cash paid for: Interest                                                $        -    $      -      $            -
                        Income taxes                                            $        -    $      -      $        3,397



The accompanying notes are an integral part of these financial statements

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                          Note to Financial Statements
                                December 31, 2003



NOTE A - NATURE OF OPERATIONS



FORMATION AND OPERATIONS OF THE COMPANY -- The Company was incorporated under the laws of the State of New New York, on February 23, 1988. The Company has not commenced planned principal operations and is in the development stage. The company has not paid any dividends and any dividends that may be paid in the future will depend on the financial requirements of the Company and other relevant factors. The Company intends to acquire interests in various business opportunities with an emphasis on consumer-related services or products.



BASIS OF FINANCIAL STATEMENTS -- The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. The Company is a development stage enterprise with insignificant assets and no operating history. No assurance can be given that the Company will be able to obtain adequate financing on acceptable terms or at all to fully develop, put into operation and market products and / or services which will generate profitability. Accordingly, there is substantial doubt as to the Company's ability to continue as a going concern.



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



USE OF ESTIMATES -- In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.



LOSS PER SHARE -- Statement of Financial Accounting Standards No.128 (SFAS No.
128), Earnings per Share, specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. Net loss per common share - basic and diluted is determined by dividing the net loss by the weighted average number of shares of common stock outstanding. Net loss per common share - diluted would not include potential common shares derived from stock options and warrants because they would be antidilutive. There were no antidilutive securities excluded from the dilutable loss per share calculation for the years ended December 31, 2003 and 2002, since warrants issued in connection with the public offering have expired.



NOTE C - PUBLIC OFFERING AND PRIVATE SALES OF COMMON STOCK



PUBLIC OFFERING -- In 1988, the Company sold 200,000 units to the public under a self-underwriting program. A unit consisted of one share of common stock, $.001 par value, five "A" warrants to purchase five shares of common stock at $.75 per share exercisable any time within three years of this offering, five "B" warrants to purchase five shares of common stock at $1.00 per share exercisable any time within three years of this offering, five "C" warrants to purchase five shares of common stock at $1.50 per share exercisable any time within three years of this offering and five "D" warrants to purchase five shares of common stock at $2.00 per share exercisable any time within three years of this offering. The warrants were detachable and transferable from the units immediately after the Prospectus Date, and possessed no dividend, liquidation or voting rights. As of December 31, 2003 all warrants have expired.

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                          Note to Financial Statements
                                December 31, 2003



PRIVATE SALES OF COMMON STOCK -- In 1988, the Company issued 600,000 shares of its common stock to its founding shareholders for cash consideration, aggregating $2,200 at a per share price of $.00367. In 2001 the Company issued 165,000 shares of its common stock to its founding shareholders for cash consideration aggregating $15,150 at per share prices ranging from $.01 to $.15.



In December 2003 the Company issued 180,000 shares of its $.001 par value common stock to seven (7) unrelated third parties for cash consideration aggregating $36,000 at a per share price of $0.20, of which $20,000 was received in 2004. These shares are restricted under Rule 144 of the Securities Act.



Of the 180,000 shares issued in December 2003, 50,000 were issued to a consultant who will render (after the contemplated merger if the extended May 5, 2004 offering described below in Note H is successful) accounting and operational services through a company affiliated with him. That offering further provides that the fee for those services shall be $5,000 per month and for the affiliated company to receive an additional 100,000 shares of Company common stock, and warrants to purchase 50,000 shares of common stock at $3.00 per share. In addition, shareholders owning 90,000 shares of the Company's issued common stock prior to the December 2003 issuance purchased 40,000 of those shares.



NOTE D - COMMON STOCK ISSUED FOR SERVICES



In 2000, the Company issued 100,000 shares of its $.001 par value common for stock to principal stockholders for services at per share prices ranging from $.15 to $.63 per share, with an aggregate fair value of $20,000. In 2001, the Company issued 500,000 shares of its $.001 par value common stock to principal stockholders for services at a $.10 per share price, with an aggregate fair value $50,000.



NOTE E - RELATED PARTY TRANSACTIONS



The Company presently uses office facilities of one of its officer/stockholders at no cost.



During the fiscal year ended January 31, 1990 the Company made loans amounting to $28,000 to certain former stockholders. These loans were not repaid, nor was any interest paid. An additional loan of $700 was made during the fiscal year ended January 31, 1992. These loans were considered uncollectible by management and were written off during the year ended January 31, 1996.



NOTE F - INCOME TAXES



Since inception, the Company has reported net operating losses. The Company has unused net operating loss carryovers aggregating approximately $189,000 and expiring from 2004 through 2023.



NOTE G - MERGER AND RECISION



On March 3, 1997, a merger was consummated between Ready Capital Corp. and Colorstone International, Inc. in accordance with the terms of a Plan of Merger. On March 3, 1997, Ready Capital Corp. acquired all of the 6,674,000 common shares issued and outstanding in Colorstone International, Inc. through the Plan of Merger. On August 17, 1998, the parties to the merger agreed to rescind the transaction and restore the status quo ante prior to closing. Therefore, these financial statements are prepared on the basis that the merger never occurred.

                               READY CAPITAL CORP.
                        (A Development Stage Enterprise)
                          Note to Financial Statements
                                December 31, 2003



NOTE H - SUBSEQUENT EVENTS



PRIVATE SALES OF COMMON STOCK:



In March and April 2004, the Company issued 35,000 shares of its $.001 par value common stock to two unrelated third parties for cash consideration at a per share price $0.20 aggregating $7,000. These shares are restricted under Rule 144 of the Securities Act.



COMMON STOCK ISSUED FOR SERVICES:



In March 2004, the Company issued 20,000 shares of its $.001 par value common stock to the Secretary of the Company for services rendered . These shares are restricted under Rule 144 of the Securities Act.



PRIVATE PLACEMENT AND PLANNED REVERSE MERGER:



On May 5, 2004, the Company commenced a private placement of common stock under Regulation D of Securities Act. The offering consists of a minimum of 2,000,000 shares of the Company's $.001 par value common stock to a maximum of 4,000,000 shares of the Company's common stock at a per share price of $2, with aggregate net proceeds from $3,630,000 to $7,310,000. Broker dealers assisting in selling the shares shall be compensated with commissions of up to 8% of the proceeds, plus one non-redeemable common stock purchase warrant exercisable for a period of three years at $3 per share. As of June 22, 2004, the escrow agent for the offering has received $1,785,000 representing the sale of 892,500 shares. The shares were to be offered during the 45 day period that commenced May 5, 2004 and which has expired. However, the offering has been extended according to its terms until the minimum offering is achieved.



On February 23, 2004, in connection with the offering, the Company entered into a Share Exchange Agreement with IntelliPharmaCeutics Corp. ("IPC"), a privately held Canadian entity, whereby they agreed to be merged upon completion of the minimum offering. If the maximum offering is completed, IPC's shareholders will own approximately 65% of the Company's common stock, all of the original Company stockholders will own approximately 11%, and the investors in the offering will own approximately 24%. IPC's primary business is the research, development, licensing, and marketing of both new and generic controlled-release pharmaceutical products.



The merger agreement provides for the issuance of options to purchase 5,000,000 shares of common stock at $2 per share. The options are to be issued to the Chairman and President of IPC and provide for vesting in stages as follows:
500,000 exercisable at $2 upon acceptance by the FDA of a drug filing and 500,000 exercisable at $2 upon approval of such drug by the FDA. This vesting will continue for up to five (5) drugs until all 5,000,000 options vest. The agreement does not provide any time limit for these events. Additionally, the Company shall authorize and ratify a qualified incentive stock option plan, reserving 1,500,000 shares for issuance under the plan.



Pursuant to the offering, the Company has agreed to file a registration statement with the Securities and Exchange Commission within 90 days of completion of the offering and to include the shares issued in the offering as well as the shares underlying the Warrants.

Back Page

Until 90 days from the Effective Date hereof, namely ________________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters, and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. In addition, we may enter into Indemnification Agreements with our directors and executive officers in which we have agreed to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL, including in circumstances in which indemnification and advancement of expenses are discretionary under the DGCL. The indemnification provided by the DGCL is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. We intend to obtain a liability insurance policy for its directors and officers as permitted by the DGCL, which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

      NATURE OF EXPENSE          AMOUNT
      -----------------         -------
SEC Registration fee            $  5000 *
Transfer Agent Fees             $     0 *
Accounting fees and  expenses   $ 5,000 *
Legal fees and expenses         $35,000 *
Printing fees and expenses      $20,000 *
Total                           $65,000 *

*    Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In October 2003, we issued 180,000 shares of common stock to seven individuals and entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March and April 2004, we issued 35,000 shares of common stock to two entities pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In March 2004, we issued 20,000 shares of common stock to a former officer for services rendered pursuant to Section 4(2) of the Securities Act of 1933, as amended.

     In September 2004, we issued 250,000 share of common stock to employees/officers/entities for past services (see Note 6 to the Financial statements).

     In September, 2004, we issued 10,850,000 Special Voting Shares at $0.001 per share to IPC Inc. in relation to the merger of IPC Corp. with our wholly owned Nova Scotia subsidiary.

     In September and December 2004, and September 2005, we issued 3,189,000 shares of common stock at $2.00 per share to accredited investors pursuant to and Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.


     On October 26, 2005, we issued 75,000 shares of common stock at $2.00 per share to Alan D. Wolfson pursuant to Regulation S of the Securities Act.


ITEM 27 INDEX OF EXHIBITS


EXHIBIT
  NO.                   DESCRIPTION OF EXHIBIT
-------                 ----------------------
          Corporate

3(i)+     Articles of Incorporation
3(ii)+    By-Laws

          Shareholders Rights

4(i)+     Registration Rights Agreement
4(ii)+    Share Exchange Agreement
4(iii)+   Exchange and Support Agreement
4(iv)+    Voting and Support Agreement
4(v)+     Convertible Voting Share Provisions
4(vi)+    Exchangeable Share Provisions

5+        Opinion re: Legality

          Material Contracts

10(i)+    Stock Option Plan
10(ii)+   Employment; Dr. Isa Odidi, Chairman/CEO
10(iii)+  Employment; Dr. Amina Odidi, President/CFO/Director
10(iv)*+  Development Agreement, Larasan Pharmaceutical Corp.
10(v)*+   Development Agreement, Elite Laboratories Inc.
10(vi)+   Lease of Premises

          Consents of Experts and Counsel

23(i)     Auditors' Consent
23(ii)+   Attorney's Consent (included as part of Exhibit 5)
24+       Power of Attorney (included in signature page)


* CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL MATERIAL HAS BEEN REDACTED AND HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


+    Previously filed.


ITEM 28. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (a) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (b) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned in the city of Toronto, province of Ontario, Canada, on February 27, 2006.


                                        INTELLIPHARMACEUTICS LTD.


                                        /s/ Dr. Isa Odidi
                                        ----------------------------------------
                                        By: Dr. Isa Odidi, Chief Executive
                                            Officer


                                        *
                                        ----------------------------------------
                                        By: Dr. Amina Odidi, Chief Financial
                                            Officer and Director


                                        *
                                        ----------------------------------------
                                        By: John N. Allport, Director


                                        /s/ Dr. Isa Odidi
                                        ----------------------------------------
                                        By: Dr. Isa Odidi as Attorney-in-fact




* Attorney-in-fact pursuant to Power of Attorney previously provided as part of the Registration Statement.